UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2025

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-25837	36-2681268
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4900
Chicago, Illinois		60606-6303
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 496-1200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HSII	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 5, 2025 (the “Signing Date”), Heidrick & Struggles International, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Heron BidCo, LLC, a Delaware limited liability company (“Parent”), and Heron Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to, and subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are affiliates of funds advised by Advent International, L.P. (“Advent”), a private equity firm headquartered in Boston, Massachusetts, and Corvex PE Advisors LP, a private equity firm headquartered in New York, New York (“Corvex” and, together with Advent, the “Consortium”). Capitalized terms used but not defined herein have the meanings ascribed thereto in the Merger Agreement.

The Board of Directors of the Company (the “Board”) has unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated thereby are advisable, fair to and in the best interests of the Company and its stockholders, (ii) authorized and approved the execution and delivery of the Merger Agreement and performance by the Company of its covenants and obligations contained therein and the consummation by the Company of the transactions contemplated thereby, (iii) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated thereby, (iv) directed that the adoption of the Merger Agreement be submitted to a vote of the stockholders at a meeting of the Company’s stockholders and (v) subject to the terms of the Merger Agreement, recommended that the Company’s stockholders vote in favor of the adoption of the Merger Agreement in accordance with the General Corporation Law of the State of Delaware.

If the Merger is consummated, the shares of common stock of the Company, par value $0.01 per share (the “Shares”), will be delisted from the Nasdaq Stock Market and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Effect on Capital Stock

At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding as of immediately prior to the Effective Time (other than any Dissenting Shares or Shares (i) held in the treasury of the Company, (ii) owned, directly or indirectly, by Parent or Merger Sub or (iii) owned, directly or indirectly, by any wholly owned Subsidiary of the Company) will be converted automatically into the right to receive $59.00 in cash, without interest (the “Merger Consideration”).

Treatment of Company Equity Awards

The Merger Agreement provides that, immediately prior to the Effective Time (but contingent upon the Effective Time), each restricted stock unit, whether cash-settled or stock-settled, whether vested or unvested (each, a “Company RSU”), and each performance share unit (each, a “Company PSU”), in each case, granted under a Company Stock Plan, that is outstanding immediately prior to the Effective Time, will be canceled in exchange for the right to receive an amount in cash (without interest, and subject to deduction for any required tax withholding) equal to the sum of (x) the product of (i) the Merger Consideration and (ii) the number of Shares subject to such Company RSU or Company PSU (at the applicable PSU Performance Level), as applicable, and (y) the amount of dividends credited to the award holder in respect of such Company RSU or Company PSU (at the applicable PSU Performance Level), as applicable, and not yet paid, through the Closing pursuant to the award agreement governing such Company RSU or Company PSU, as applicable. “PSU Performance Level” means (i) 100% of all Company PSUs that vest on the achievement of specified stock prices and (ii) 200% of target with respect to all other Company PSUs.

Conditions to the Merger

Consummation of the Merger is subject to certain customary conditions set forth in the Merger Agreement, including, but not limited to, (i) the adoption of the Merger Agreement by holders of a majority of the outstanding Shares entitled to vote on such matter at the Company Stockholders Meeting (such adoption, the “Company Stockholder Approval”), (ii) the absence of any Governmental Entity issuing any order or other legal restraint that makes consummation of the Merger illegal or otherwise prohibited, and (iii) (x) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (y) the clearance or approval under certain specified foreign antitrust laws. The obligation of each party to the Merger Agreement to consummate the Merger is also conditioned upon certain unilateral closing conditions, including the other party’s representations and warranties being true and correct (subject to certain customary materiality exceptions) and the other party having performed in all material respects its obligations under the Merger Agreement, and the obligation of Parent to consummate the Merger is additionally conditioned upon the absence of a material adverse effect on the Company that is continuing as of the Effective Time. The availability of Parent’s financing is not a condition to the consummation of the Merger.

Termination and Fees

The Merger Agreement contains certain customary termination rights for the Company, on the one hand, and Parent, on the other hand, including that, subject to certain limitations, the Company or Parent may terminate the Merger Agreement if (i) the Merger is not consummated by 11:59 p.m. Eastern Time, on July 5, 2026 (the “Termination Date”), (ii) any order prohibiting the Merger has become final and non-appealable or (iii) the Company Stockholder Approval is not obtained at the Company Stockholders Meeting. Subject to certain specified limitations and requirements set forth in the Merger Agreement, Parent may terminate the Merger Agreement if the Board issues an Adverse Recommendation Change and the Company may terminate the Merger Agreement if, prior to the receipt of the Company Stockholder Approval, the Board authorizes the Company to enter into a definitive agreement providing for a Superior Proposal and the Company enters into such definitive agreement. The Company and Parent may also terminate the Merger Agreement by mutual written consent. Upon termination of the Merger Agreement under certain specified circumstances, the Company will be required to pay to Parent a termination fee of $38,900,000.

The Merger Agreement also provides that either party may seek to compel the other party to specifically perform its obligations under the Merger Agreement (including, subject to the terms and conditions of the Merger Agreement and the Equity Commitment Letter, to force Parent to enforce the terms of the Equity Commitment Letter).

Financing Commitments

Concurrently with the execution of the Merger Agreement, certain affiliates of Advent (collectively, the “Equity Investors”) entered into an equity commitment letter in favor of Parent (the “Equity Commitment Letter”), pursuant to which the Equity Investors have severally committed, subject to the terms and conditions in the Equity Commitment Letter, to make equity contributions to Parent of an aggregate amount equal to $1,350,000,000 to provide Parent and Merger Sub with sufficient cash to consummate the Merger and make all cash payments required under the Merger Agreement on the Closing Date. The Company is a third-party beneficiary under certain provisions of the Equity Commitment Letter, pursuant to the terms thereof.

Limited Guarantee

Concurrently with the execution of the Merger Agreement, the Equity Investors entered into a limited guarantee with the Company (the “Limited Guarantee”), pursuant to which the Equity Investors agreed to severally guarantee certain obligations of Parent and Merger Sub under the Merger Agreement, including payment of any damages owed by Parent in connection with the valid termination of the Merger Agreement, subject to an aggregate cap and other terms and conditions set forth in the Merger Agreement and the Limited Guarantee.

Other Terms of the Merger Agreement

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to use commercially reasonable efforts to carry on its business in the ordinary course of business in all material respects during the period between the execution of the Merger Agreement and the consummation of the Merger (the “Interim Period”), (ii) not to engage in certain specified actions during the Interim Period unless, among other exceptions, (x) disclosed in the disclosure letter delivered by the Company to Parent in connection with the execution of the Merger Agreement, (y) consented to in advance by Parent or (z) required by applicable Law, (iii) providing for customary “no-shop” restrictions under which the Company and its representatives are generally prohibited from soliciting Acquisition Proposals from third parties or providing information to or participating in any discussions, communications or negotiations with third parties regarding Acquisition Proposals, subject to customary fiduciary exceptions, and (iv) using commercially reasonable efforts to take all actions necessary or advisable to consummate the Merger.

Description of Merger Agreement Not Complete

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates therein, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the parties thereto in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made by each party for the purposes of allocating contractual risk between the parties. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Information concerning the subject matter of the representations, warranties and covenants may have changed after the Signing Date, which subsequent information may or may not be fully reflected in public disclosures by the Company. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties thereto that is or will be contained in, or incorporated by reference into, the Company’s definitive proxy statement with respect to the Company Stockholder Meeting, the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and other documents that the Company will file with the Securities and Exchange Commission (the “SEC”). Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries, affiliates or businesses. The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Signing Date, prior to the execution of the Merger Agreement, the Board approved and adopted an Amended and Restated Management Severance Pay Plan (the “MSPP”) and an Amended and Restated Change in Control Severance Plan (the “CIC Plan”), pursuant to which named executive officers of the Company may be entitled to benefits in connection with a qualifying termination of employment. Full descriptions of the Management Severance Pay Plan and the Change in Control Severance Plan are provided in, and incorporated herein by reference to, the Company’s proxy statement filed on April 11, 2025.

The MSPP was amended and restated to ensure that, in connection with any severance-eligible termination occurring during the one-year period following a change in control transaction (such as the Merger), each person eligible to participate thereunder as of immediately prior to the consummation of such transaction will remain eligible to participate thereunder at levels no less favorable to such person than those in effect immediately prior to the consummation of such transaction. The CIC Plan was amended and restated to clarify the Company’s original intent under the CIC Plan by providing that a participating executive will not lose severance-eligibility under the CIC Plan merely by ceasing to be an “officer” subject to Section 16 of the Exchange Act due to the consummation of a change in control transaction.

The foregoing description of the MSPP and the CIC Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the MSPP and the CIC Plan, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Signing Date, prior to the execution of the Merger Agreement, the Board adopted an amendment to the Company’s Amended and Restated By-laws (the “Bylaws Amendment”). The Bylaws Amendment adds a new Article XI, which provides that, unless the Company otherwise consents to an alternative forum in writing, (i) the Court of Chancery of the State of Delaware is designated as the sole and exclusive forum for certain specified legal actions involving the Company and (ii) the federal district courts of the United States of America, to the fullest extent permitted by law, are designated as the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing description of the Bylaws Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On October 6, 2025, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as otherwise expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Statements contained in this Current Report on Form 8-K other than statements of historical fact are forward-looking statements, including statements regarding the Merger and the other transactions contemplated by the Merger Agreement. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “likely” or “continue,” the negative of these terms and other comparable terminology. These statements are only predictions based on the Company’s expectations and projections about future events as of the date of this Current Report on Form 8-K and are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause actual results to differ materially from those expressed or implied by such statements. Important factors, risks and uncertainties that could cause actual results to differ materially from forward-looking statements include but are not limited to: (i) the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Shares, (ii) the failure to satisfy the conditions to the consummation of the Merger, including the adoption of the Merger Agreement by the stockholders of the Company and the receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the risk that the Merger Agreement may be terminated in circumstances that require the Company to pay a termination fee; (v) the effect of the announcement or pendency of the Merger on the Company’s business relationships, operating results and business generally, including the Company’s ability to attract, integrate, develop, manage, retain and motivate qualified consultants and senior leaders as a result of such effects, (vi) risks that the proposed Merger disrupts current plans and operations, (vii) risks related to diverting management’s attention from the Company’s ongoing business operations, (viii) the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the transactions contemplated thereby, (ix) the Company’s ability to fill or obtain new executive search assignments, which could impact demand for services and affect results of operations or financial conditions, (x) unexpected costs, charges or expenses resulting from the proposed Merger, (xi) the ability to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the proposed Merger; (xi) the impact of adverse macroeconomic or labor market conditions, including the impacts of inflation and effects of geopolitical instability, on demand for services, (xii) risks caused by delays in upturns or downturns being reflected in the Company’s financial position and results of operations, (xiii) risks that the benefits of the Merger are not realized when and as expected, (xiv) uncertainty as to timing of completion of the proposed Merger, and (xv) other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, the Company’s subsequent Quarterly Reports on Form 10-Q, and in other reports and filings with the SEC. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. The Company cautions you that the important factors referenced above may not contain all of the factors that are important to you. In addition, the Company cannot assure you that the Company will realize the results or developments expected or anticipated or, even if substantially realized, that they will result in the consequences or affect the Company or the Company’s operations in the way the Company expects. The forward-looking statements included in this communication are made only as of the date hereof. Except as required by applicable law or regulation, the Company does not undertake to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information About the Acquisition and Where to Find It

This Current Report on Form 8-K is being made in respect of the Merger Agreement and the proposed Merger involving the Company, Parent and Merger Sub. The Company expects to seek, and intends to file with the SEC, a proxy statement and other relevant documents in connection with a special meeting of the Company’s stockholders for purposes of obtaining, stockholder approval of the proposed Merger. The Company may also file other relevant documents with the SEC regarding the Merger Agreement and the proposed Merger. This Current Report on Form 8-K is not a substitute for the proxy statement or any other document that the Company may file with the SEC. The definitive proxy statement (when available) will be sent or given to the stockholders of the Company and will contain important information about the Merger Agreement and the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC BY THE COMPANY, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER AGREEMENT AND THE PROPOSED MERGER. Investors will be able to obtain a free copy of the proxy statement and other documents containing important information about the Company and the proposed Merger, once such documents are filed by the Company with the SEC at the SEC’s website at www.sec.gov or from the Company at its website at https://investors.heidrick.com/.

Participants in the Solicitation

The Company, and certain of its directors and executive officers, may be deemed to be participants in the solicitation of proxies in connection with the proposed Merger. Information about the Company’s directors and executive officers is set forth in (i) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including under the headings “Item 10. Directors, Executive Officers and Corporate Governance”, “Item 11. Executive Compensation”, “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Item 13. Certain Relationships and Related Transactions, and Director Independence”, which was filed with the SEC on March 3, 2025, (ii) the Company’s Definitive Proxy Statement for its 2025 annual meeting of stockholders, which was filed with the SEC on April 11, 2025, under the headings “Directors”, “Non-Employee Director Compensation”, “Executive Officers”, “Compensation Discussion and Analysis”, “Executive Compensation”, “Stock Ownership Information”, and “Certain Relationships and Related Party Transactions”, (iii) to the extent holdings of Company securities by its directors or executive officers have changed since the amounts set forth in the Company’s proxy statement for its 2025 annual meeting of stockholders, Forms 3, 4 and 5, filed with the SEC, and (iv) subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the Company’s definitive proxy statement and other relevant materials to be filed with the SEC regarding the proposed Merger when such materials become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions. Copies of the documents filed with the SEC by the Company will be available free of charge through the website maintained by the SEC at sec.gov and the Company’s website at https://investors.heidrick.com/.

No Offer

No person has commenced soliciting proxies in connection with the Merger Agreement and the proposed Merger referenced in this Current Report on Form 8-K, and this Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell securities.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of October 5, 2025, by and among Heidrick & Struggles International, Inc., Heron BidCo, LLC and Heron Merger Sub, Inc.

3.1	Amendment to the Amended and Restated By-laws of Heidrick & Struggles International, Inc.

10.1	Amended and Restated Management Severance Pay Plan of Heidrick & Struggles International, Inc.

10.2	Amended and Restated Change in Control Severance Plan of Heidrick & Struggles International, Inc.

99.1	Press Release issued by Heidrick & Struggles International, Inc., dated October 6, 2025.

EX 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules or exhibits omitted pursuant to item 601(a)(5) of Regulation S-K, as may be applicable. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2025

Heidrick & Struggles International, Inc.

By:	/s/ Tracey Heaton
Name:	Tracey Heaton
Title:	Chief Legal Officer & Corporate Secretary

Exhibit 2.1

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

HERON BIDCO, LLC,

HERON MERGER SUB, INC.

and

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

Dated as of October 5, 2025

TABLE OF CONTENTS

(continued)

TABLE OF CONTENTS

(continued)

INDEX OF DEFINED TERMS

(Continued)

Definition	Location
Acquisition Proposal	Exhibit A
Action	Section 3.9
Adverse Recommendation Change	Section 5.4(c)
Affiliate	Exhibit A
Agreement	Preamble
Alternative Acquisition Agreement	Section 5.4(a)
Antitrust Law	Exhibit A
Applicable Period	Section 5.1(a)
Book-Entry Shares	Section 2.3(b)
Business Day	Exhibit A
Capitalization Date	Section 3.2(a)
Certificate of Merger	Section 1.3
Certificates	Section 2.3(b)
Closing	Section 1.2
Closing Date	Section 1.2
Code	Section 2.3(j)
Company	Preamble
Company Benefit Plan	Exhibit A
Company Board	Recitals
Company Board Recommendation	Section 3.3(b)
Company Bylaws	Section 1.5(b)
Company Charter	Section 3.1(c)
Company Disclosure Letter	Article III
Company Employee	Section 5.9(a)
Company Group	Exhibit A
Company PSU	Section 2.2(b)
Company Registered IP	Section 3.18(a)
Company RSU	Section 2.2(a)
Company SEC Documents	Section 3.5(a)
Company Securities	Section 3.2(a)
Company Stock Plan	Exhibit A
Company Stockholder Approval	Section 3.3(a)
Company Stockholders Meeting	Section 3.3(b)
Company Subsidiary Securities	Section 3.2(b)
Confidentiality Agreements	Section 5.6(b)
Contract	Exhibit A
control	Exhibit A
Credit Agreement	Exhibit A
Credit Agreement Agent	Exhibit A
Debt Financing	Section 5.17(a)
Debt Financing Source Related Parties	Exhibit A
Debt Financing Sources	Exhibit A
Delaware Secretary of State	Section 1.3
DGCL	Section 1.1

INDEX OF DEFINED TERMS

(Continued)

Definition	Location
Dissenting Shares	Section 2.5
DTC	Section 2.3(e)
DTC Payment	Section 2.3(e)
Effective Time	Section 1.3
Electronic Delivery	Section 8.14
Environmental Laws	Exhibit A
Environmental Permits	Exhibit A
Equity Actions	Section 2.2(c)
Equity Commitment Letter	Recitals
Equity Financing	Recitals
Equity Investors	Recitals
ERISA	Exhibit A
ERISA Affiliates	Exhibit A
Exchange Act	Section 3.4(b)
Executive Officer	Exhibit A
Financing Conditions	Section 4.7(c)
Foreign Antitrust Laws	Section 3.4(b)
Foreign Plan	Section 3.11(a)
GAAP	Section 3.5(b)
Governmental Entity	Section 3.4(b)
Guarantor	Recitals
HSR Act	Section 3.4(b)
Improper Payment Laws	Exhibit A
Indebtedness	Exhibit A
Indemnified Parties	Section 5.11(a)
Intellectual Property	Section 3.18(c)
International Trade Laws	Exhibit A
Intervening Event	Exhibit A
IRS	Section 3.11(a)
knowledge	Exhibit A
Labor Agreement	Section 3.12(a)
Law	Section 3.4(a)
Leased Real Property	Exhibit A
Leases	Exhibit A
Liens	Exhibit A
Limited Guarantee	Recitals
Losses	Section 5.17(a)
Material Adverse Effect	Exhibit A
Material Contracts	Section 3.15(a)
Merger	Section 1.1
Merger Consideration	Section 2.1(a)
Merger Sub	Preamble
Nasdaq	Exhibit A
Non-Recourse Party	Section 8.18
OFAC	Exhibit A

v

INDEX OF DEFINED TERMS

(Continued)

Definition	Location
Order	Section 3.9
Parent	Preamble
Parent Disclosure Letter	Article IV
Parent Material Adverse Effect	Exhibit A
Parent Plan	Section 5.9(c)
Paying Agent	Section 2.3(a)
Payment Fund	Section 2.3(a)
Payoff Indebtedness	Exhibit A
Payoff Indebtedness Terminations	Section 5.16
Payoff Letter	Section 5.16
Permits	Section 3.10
Permitted Encumbrances	Exhibit A
Person	Exhibit A
Personal Information	Exhibit A
Preferred Stock	Section 3.2(a)
Privacy Laws	Exhibit A
Privacy Requirements	Section 3.19(a)
Processing	Exhibit A
Proxy Statement	Section 3.7
PSU Performance Level	Exhibit A
Representative	Exhibit A
Required Amount	Section 4.7(a)
Retained Claim	Exhibit A
Sanctioned Country	Exhibit A
Sanctions	Exhibit A
Sanctions Target	Exhibit A
SEC	Section 3.5(a)
SEC Clearance Date	Section 5.5(c)
Securities Act	Section 3.5(a)
Shares	Section 2.1(a)
Significant Subsidiary	Exhibit A
Solvent	Exhibit A
Subsidiary	Exhibit A
Superior Proposal	Exhibit A
Surviving Corporation	Section 1.1
Takeover Laws	Section 3.22
Tax Returns	Exhibit A
Taxes	Exhibit A
Termination Date	Section 7.1(b)(i)
Termination Fee	Section 7.3(b)
Transaction Litigation	Exhibit A
Treasury Regulations	Section 2.3(j)
U.S.	Exhibit A
United States	Exhibit A
Willful Breach	Exhibit A
Withholding Agent	Section 2.4

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of October 5, 2025, by and among Heron BidCo, LLC, a Delaware limited liability company (“Parent”), Heron Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned Subsidiary of Parent (“Merger Sub”), and Heidrick & Struggles International, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the parties hereto intend to effect the merger of Merger Sub with and into the Company, with the Company surviving that merger;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (a) determined that this Agreement, the Merger and the other transactions contemplated hereby are advisable, fair to and in the best interests of the Company and its stockholders, (b) authorized and approved the execution and delivery of this Agreement and performance by the Company of its covenants and obligations contained herein and the consummation by the Company of the transactions contemplated hereby, (c) approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby, (d) directed that the adoption of this Agreement be submitted to a vote of the stockholders at a meeting of the Company’s stockholders and (e) subject to Section 5.4, recommended that the Company’s stockholders vote in favor of the adoption of this Agreement in accordance with the DGCL;

WHEREAS, the sole member of Parent has authorized and approved the execution and delivery of this Agreement and performance of its covenants and obligations herein and declared this Agreement and the transactions contemplated hereby, including the Merger, to be advisable, fair to and in the best interests of Parent and its sole member, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Board of Directors of Merger Sub has (a) determined that this Agreement, the Merger and the other transactions contemplated hereby are advisable, fair to and in the best interests of Merger Sub and Parent, as its sole stockholder, (b) authorized and approved the execution and delivery of this Agreement and performance by Merger Sub of its covenants and obligations contained herein and the consummation by Merger Sub of the transactions contemplated hereby, (c) approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby and (d) recommended that Parent, as Merger Sub’s sole stockholder, adopt this Agreement in accordance with the DGCL, in each case, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as an inducement to each party’s willingness to enter into this Agreement, certain Affiliates of Advent International, L.P. (the “Equity Investors”) have entered into and delivered an equity financing commitment letter in favor of Parent (the “Equity Commitment Letter”), pursuant to which the Equity Investors have committed, subject to the terms and conditions therein, to invest in Parent the amounts set forth therein (the “Equity Financing”); and

WHEREAS, concurrently with the execution and delivery of this Agreement, and as an inducement to the Company’s willingness to enter into this Agreement, the Equity Investors have entered into and delivered a limited guarantee (the “Limited Guarantee”) with respect to certain obligations of Parent and Merger Sub under this Agreement (the Equity Investors delivering such Limited Guarantee, in such capacity, the “Guarantors”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, each of Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, Merger Sub shall be merged with and into the Company (the “Merger”). Upon consummation of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and a wholly-owned subsidiary of Parent.

Section 1.2 Closing. The closing of the Merger (the “Closing”) shall take place remotely, via electronic exchange of required Closing documentation, at 9:00 a.m., Eastern time, on the second Business Day following the satisfaction or, to the extent not prohibited by applicable Law, waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions), unless another date, time or place is agreed to in writing by Parent and the Company. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date”.

Section 1.3 Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger with respect to the Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), prepared and executed in accordance with the relevant provisions of the DGCL. The Merger shall become effective at such time as the Certificate of Merger is filed with the Delaware Secretary of State or at such other date or time as Parent and the Company shall agree in writing and shall specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).

Section 1.4 Effects of the Merger. From and after the Effective Time, the Merger shall have the effects set forth in this Agreement, the Certificate of Merger, and in the relevant provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.5 Certificate of Incorporation; Bylaws.

(a) At the Effective Time, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time, by virtue of the Merger, shall be amended and restated so that it reads in its entirety as the certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time (with any changes as the Company and Parent shall mutually agree, including to give effect to the obligations set forth in Section 5.11), except that all references therein to Merger Sub shall be automatically amended and shall become references to the Surviving Corporation, and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by the DGCL and consistent with the obligations set forth in Section 5.11.

(b) At the Effective Time, and without any further action on the part of the Company and Merger Sub, the bylaws of the Company (the “Company Bylaws”) as in effect immediately prior to the Effective Time shall be amended and restated to read in their entirety as the bylaws of Merger Sub in effect immediately prior to the Effective Time (with any changes as the Company and Parent shall mutually agree), except that all references therein to Merger Sub shall be automatically amended and shall become references to the Surviving Corporation, and, as so amended, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms, the certificate of incorporation of the Surviving Corporation and as provided by the DGCL.

Section 1.6 Directors. The parties hereto shall take all actions necessary so that, as of the Effective Time, the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation, each to serve until his or her respective successor is duly elected and qualified or until the earlier of his or her death, resignation or removal.

Section 1.7 Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each such officer to serve until his or her respective successor is duly elected and qualified or until the earlier of his or her death, resignation or removal.

ARTICLE II

EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;

EXCHANGE OF CERTIFICATES

Section 2.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto or the holders of any of the securities of the parties hereto, the following shall occur:

(a) Each share of common stock, par value $0.01 per share, of the Company (such shares, collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (other than (i) Shares to be canceled in accordance with Section 2.1(b) and (ii) any Dissenting Shares), shall thereupon be converted automatically into and shall thereafter represent the right to receive $59.00 in cash, without interest (the “Merger Consideration”). As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and shall thereafter only represent the right to receive the Merger Consideration to be issued or paid in accordance with Section 2.3, without interest.

(b) Each Share held in the treasury of the Company or owned, directly or indirectly, by Parent, Merger Sub or any wholly-owned Subsidiary of the Company immediately prior to the Effective Time (in each case, other than any such Shares held on behalf of third parties) shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c) Each share of common stock of Merger Sub, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(d) If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company, or securities convertible into or exchangeable into or exercisable for shares of such capital stock, shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, or any merger or other similar transaction, the Merger Consideration shall be equitably adjusted, without duplication, to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such event.

Section 2.2 Treatment of Equity-Based Awards.

(a) Immediately prior to the Effective Time (but contingent upon the Effective Time), each restricted stock unit, whether cash-settled or stock-settled, granted pursuant to a Company Stock Plan that vests based solely on continued service, whether vested or unvested, that is outstanding immediately prior to the Effective Time (each, a “Company RSU”) shall be canceled in accordance with Section 409A of the Code and Treasury Regulation 1.409A-3(j)(4)(ix)(B), and in exchange therefor, Parent shall cause the Surviving Corporation or its applicable Subsidiary to pay to the former holder thereof as soon as practicable following the Effective Time an amount in cash (without interest, and subject to deduction for any required Tax withholding) equal to the sum of (x) the product of (i) the Merger Consideration and (ii) the number of Shares subject to such Company RSU and (y) the amount of dividends credited to the holder of such Company RSU, and not yet paid, through the Closing pursuant to the award agreement governing such Company RSU.

(b) Immediately prior to the Effective Time (but contingent upon the Effective Time), each performance share unit granted pursuant to a Company Stock Plan that is outstanding immediately prior to the Effective Time (each, a “Company PSU”) shall be canceled in accordance with Section 409A of the Code and Treasury Regulation 1.409A-3(j)(4)(ix)(B), and in exchange therefor, Parent shall cause the Surviving Corporation or its applicable Subsidiary to pay to the former holder thereof as soon as practicable following the Effective Time an amount in cash (without interest, and subject to deduction for any required Tax withholding) equal to the sum of (x) the product of (i) the Merger Consideration and (ii) the number of Shares to which the holder of such Company PSU would be entitled upon settlement thereof and (y) the amount of dividends credited to the holder of such Company PSU, and not yet paid, through the Closing pursuant to the award agreement governing such Company PSU, in each case at the applicable PSU Performance Level.

(c) Prior to the Effective Time, the Company, through the Company Board or an appropriate committee thereof, shall adopt such resolutions and cause such other actions to be taken as it may deem necessary in its reasonable discretion to (i) terminate (A) each Company Stock Plan and each Company RSU and Company PSU outstanding thereunder in accordance with its terms and Section 409A of the Code and Treasury Regulation 1.409A-3(j)(4)(ix)(B) and (B) any other benefit plan that constitutes a “non-qualified deferred compensation” arrangement that is required to be aggregated with the Company Stock Plans and all awards or rights outstanding thereunder under Section 409A of the Code and Treasury Regulation 1.409A-3(j)(4)(ix)(B), in each case, effective as of the Effective Time, (ii) effectuate the actions contemplated by this Section 2.2, and (iii) ensure that as of and after the Effective Time no holder of any Company RSU or Company PSU shall have any right thereunder to acquire any securities of the Company, the Surviving Corporation, or Parent, or to receive any payment or benefit with respect thereto, except as provided in this Section 2.2 (clauses (i) – (iii) collectively, the “Equity Actions”). At least five (5) days prior to the adoption thereof, the Company shall provide Parent with a copy of any and all resolutions or other corporate action (the form and substance of which shall be subject to prior reasonable review and comment by Parent, which comments the Company shall consider in good faith) evidencing the Equity Actions.

Section 2.3 Exchange and Payment.

(a) Prior to the Effective Time, Merger Sub or Parent shall enter into an agreement (in a form reasonably acceptable to the Company) with a bank or trust company reasonably acceptable to the Company to act as agent for the stockholders of the Company in connection with the Merger (the “Paying Agent”) to receive the Merger Consideration to which stockholders of the Company shall become entitled pursuant to this Article II. Prior to the Effective Time, Parent shall deposit (or cause to be deposited) with the Paying Agent cash in an amount sufficient to pay the aggregate Merger Consideration in accordance with Section 2.1(a) (such cash being hereinafter referred to as the “Payment Fund”). The Payment Fund shall not be used for any purpose other than to fund payments due pursuant to Section 2.1(a), except as provided in this Agreement. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, incurred by it in connection with the exchange of Shares for the Merger Consideration and other amounts contemplated by this Article II.

(b) As promptly as practicable following the Effective Time and in any event not later than the second Business Day following the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of an outstanding certificate or outstanding certificates (“Certificates”) that immediately prior to the Effective Time represented outstanding Shares that were converted into the right to receive the Merger Consideration with respect thereto pursuant to Section 2.1(a), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such Person shall pass, only upon proper delivery of the Certificates (or upon compliance with the replacement requirements established by the Paying Agent in lieu thereof in accordance with Section 2.3(i)), to the Paying Agent) and (ii) instructions for use in effecting the surrender of such Certificates (or complying with the replacement requirements established by the Paying Agent in lieu thereof in accordance with Section 2.3(i)) in exchange for the Merger Consideration payable with respect thereto pursuant to Section 2.1(a). Upon surrender of a Certificate to the Paying Agent (or upon compliance with the replacement requirements established by the Paying Agent in lieu thereof in accordance with Section 2.3(i)), together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto (and such other documents as may reasonably be requested by the Paying Agent), the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be canceled. As promptly as practicable following the Effective Time and in any event not later than the second Business Day following the Effective Time, Parent shall cause the Paying Agent to issue and deliver to each holder of uncertificated Shares represented by book entry (“Book-Entry Shares”) a check or wire transfer for the amount of cash that such holder is entitled to receive pursuant to Section 2.1(a) in respect of such Book-Entry Shares, without such holder being required to deliver a Certificate or an executed letter of transmittal to the Paying Agent, and such Book-Entry Shares shall then be canceled. No interest will be paid or accrued for the benefit of holders of Certificates or Book-Entry Shares on the Merger Consideration payable in respect of Certificates or Book-Entry Shares.

(c) If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share is registered, it shall be a condition of payment that such Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer or such Book-Entry Share shall be properly transferred and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate or Book-Entry Share surrendered or shall have established to the satisfaction of Parent that such Tax either has been paid or is not applicable.

(d) Until surrendered or canceled as contemplated by this Section 2.3, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration payable in respect of Shares theretofore represented by such Certificate or Book-Entry Shares, as applicable, pursuant to Section 2.1(a), without any interest thereon.

(e) Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Paying Agent and the Depository Trust Company (“DTC”) to provide that (i) if the Closing occurs at or prior to 11:30 a.m. (Eastern time) on the Closing Date, the Paying Agent shall transmit to DTC or its nominees on the Closing Date an amount in cash in immediately available funds sufficient to pay the Merger Consideration with respect to all Shares held of record by DTC or such nominee immediately prior to the Effective Time (such amount, the “DTC Payment”), and (ii) if the Closing occurs after 11:30 a.m. (Eastern time) on the Closing Date, the Paying Agent shall transmit to DTC or its nominee on the first Business Day after the Closing Date an amount in cash in immediately available funds equal to the DTC Payment.

(f) All cash paid upon the surrender for exchange or cancelation of Certificates or Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates or Book-Entry Shares. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or transfer is sought for Book-Entry Shares, such Certificates or Book-Entry Shares shall be canceled and exchanged as provided in this Article II, subject to applicable Law in the case of Dissenting Shares.

(g) The Surviving Corporation shall cause the Paying Agent to invest any cash included in the Payment Fund as directed by Parent, on a daily basis; provided, that any investment of such cash shall in all events be in short-term obligations of the United States of America with maturities of no more than thirty (30) days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively. If for any reason (including investment losses or Shares ceasing to qualify as Dissenting Shares) the cash in the Payment Fund is insufficient to fully satisfy all of the payment obligations to be made in cash by the Paying Agent hereunder (but subject to Section 2.4), Parent shall promptly deposit, or cause to be deposited, cash into the Payment Fund in an amount which is equal to the deficiency in the amount of cash required to fully satisfy such cash payment obligations. Any interest and other income resulting from such investments shall be payable to the Surviving Corporation.

(h) At any time following the date that is twelve (12) months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which have been made available to the Paying Agent and which have not been disbursed to holders of Certificates or Book-Entry Shares, and thereafter such holders shall be entitled to look to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificate or Book-Entry Shares. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Shares for the Merger Consideration.

(i) If any Certificate shall have been lost, stolen or destroyed, upon the holder’s compliance with the replacement requirements established by the Paying Agent, including, if necessary, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Surviving Corporation shall cause the Paying Agent to deliver, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration payable in respect thereof pursuant to this Agreement.

(j) On or prior to the Closing Date, the Company shall deliver to Parent (i) a properly completed and executed certificate satisfying the requirements of Sections 1.897-2(h) and 1.1445-2(c) of the United States Treasury regulations promulgated under the Code (the “Treasury Regulations”), certifying that as of the Closing Date, no interest in the Company is a “United States real property interest” within the meaning of Section 897(c) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and (ii) a notice addressed to the United States Internal Revenue Service that satisfies the requirements of Treasury Regulations Section 1.897-2(h)(2); provided, that the sole remedy in connection with a failure by the Company to deliver the certificate and notice in accordance with this Section 2.3(j) shall be for Parent (or other applicable withholding agent) to deduct and withhold amounts required to be deducted and withheld as a result of such failure in accordance with Section 2.4.

Section 2.4 Withholding Rights. Parent, the Surviving Corporation or the Paying Agent (each, a “Withholding Agent”) shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Shares or otherwise pursuant to this Agreement such amounts as Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of U.S. federal, state, local or foreign Tax Law; provided, that, at least ten (10) days prior to the due date of any payment giving rise to such deduction or withholding, except (a) with respect to backup withholding, (b) with respect to amounts treated as compensation for Tax purposes or (c) as a result of the failure of any holder of Shares to provide to the applicable Withholding Agent an IRS Form W-9 or W-8, the applicable Withholding Agent shall (i) provide written notice to, prior to the Closing, the Company, and following the Closing, the person subject to such withholding, of such anticipated deduction or withholding and (ii) cooperate in good faith to minimize the amount of any applicable deduction or withholding. To the extent that such amounts are so deducted or withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 2.5 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares issued and outstanding immediately prior to the Effective Time that are held by any holder or beneficially owned by a “beneficial owner” (as defined in Section 262(a) of the DGCL) who has not voted in favor of the adoption of this Agreement and who properly demands appraisal of such Shares pursuant to, and who otherwise complies in all respects with, Section 262 of the DGCL (“Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL. Such holders or beneficial owners of Dissenting Shares will be entitled to receive payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL unless and until such Person fails to perfect or otherwise fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws, waives or loses such Person’s right to appraisal under the DGCL with respect to such Dissenting Shares, or a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262 of the DGCL. If any such Person fails to perfect or otherwise fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws, waives or loses any such right to appraisal with respect to any Dissenting Shares or a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262 of the DGCL, each such Dissenting Share of such Person shall be deemed to have been converted into, and have become exchangeable for, at the Effective Time, and shall thereafter represent only the right to receive, the Merger Consideration in accordance with Section 2.1(a), without interest, and shall not thereafter be deemed to be Dissenting Shares. The Company shall give prompt written notice to Parent of any demands (and copies of such demands) received by the Company for appraisal of any Shares, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or compromise or settle, any such demands or agree to do any of the foregoing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed or reflected in the Company SEC Documents filed prior to the date of this Agreement (but excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly predictive or forward-looking in nature, in each case, other than any specific factual information contained therein), or (b) as set forth in the disclosure letter delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any information in a particular section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection of this Article III to which the relevance of such information is reasonably apparent), the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.1 Organization, Standing and Power.

(a) The Company (i) is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except, with respect to clauses (ii) and (iii), for any such failures to have such power and authority or to be so qualified, licensed or in good standing as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Each of the Subsidiaries of the Company (i) is an entity duly organized or registered (as applicable), and validly existing and in good standing (with respect to jurisdictions that recognize such concept), under the Laws of the jurisdiction of its organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for any such failures to be so organized or registered (as applicable), and validly existing and in good standing, to have such power and authority or to be so qualified, licensed or in good standing as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) The Company has previously furnished or otherwise made available to Parent a true and complete copy of the Company’s certificate of incorporation (the “Company Charter”) and the Company Bylaws, in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect. The Company is not in violation of any provision of the Company Charter or Company Bylaws in any material respect.

(d) The Company has previously furnished or otherwise made available to Parent true and complete copies of the organizational documents of each of the Significant Subsidiaries, in each case, as currently in effect. No Subsidiary is in violation of its organizational documents in any material respect.

Section 3.2 Capital Stock.

(a) The authorized capital stock of the Company consists of (a) 100,000,000 Shares and (b) 10,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). As of the close of business on October 2, 2025 (the “Capitalization Date”), (i) 20,794,941 Shares were issued and outstanding and an additional 5,080 Shares held in treasury, all of which were validly issued, fully paid and nonassessable and were free of preemptive rights, (ii) no shares of Preferred Stock were issued and outstanding and (iii) an aggregate of up to 1,169,241 Shares were subject to or otherwise deliverable in connection with outstanding Company RSUs and Company PSUs (at the applicable PSU Performance Level). Except as set forth above, and except for changes since the Capitalization Date resulting from the settlement of Company RSUs and Company PSUs, in each case outstanding on the Capitalization Date, as of the date of this Agreement, (A) there are not outstanding or authorized any (1) shares of capital stock or other voting securities of the Company, (2) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (3) options, warrants or other rights or arrangements to acquire from the Company, and no obligation or commitment of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, (4) restricted shares, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights, in each case issued by the Company, that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or ownership interests in, the Company (the items in clauses (1)-(4) being referred to collectively as the “Company Securities”), (5) voting trusts, proxies or other similar agreements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or (6) contractual obligations or commitments of the Company of any character restricting the transfer of, or requiring the registration for sale of, any shares of capital stock of the Company, (B) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities, (C) there are no other options, calls, warrants or other similar rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party and (D) no Subsidiary of the Company owns any Company Securities.

(b) Each of the outstanding shares of capital stock of, or other equity or voting securities in, each of the Company’s Subsidiaries is duly authorized, validly issued, and, in the case of the Company’s Subsidiaries that are corporations, fully paid, nonassessable and free of preemptive rights, and all such shares or other equity or voting securities of the Company’s Subsidiaries are owned, beneficially and of record, by the Company or another wholly-owned Subsidiary of the Company and are owned free and clear of all Liens and transfer restrictions of any nature whatsoever, other than Permitted Encumbrances and such Liens and transfer restrictions of general applicability as may be provided under the Securities Act or other applicable securities Laws, except where any such failure to own any such shares free and clear would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole. As of the date of this Agreement, there are no (1) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities in any Subsidiary of the Company, (2) options, warrants or other rights or arrangements to acquire from the Company or any of its Subsidiaries, and no obligation or commitment of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Subsidiary of the Company, or (3) restricted shares, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights, in each case issued by the Company or any Subsidiary of the Company, that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or ownership interests in, any Subsidiary of the Company (the items in clauses (1)-(3) being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding obligations or commitments of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities. There are no outstanding contractual obligations or commitments of the Company or any Subsidiary of the Company requiring the registration for sale of any Company Subsidiary Securities, granting any right to subscribe for or acquire from any Subsidiary of the Company any Company Subsidiary Securities or requiring the Company or any of its Subsidiaries (or any outstanding obligations of the Company or any of its Subsidiaries) to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities. The Company does not own, directly or indirectly, any shares of capital or other voting securities of, or ownership interests in, any other Person, other than its Subsidiaries. Section 3.2(b) of the Company Disclosure Letter sets forth a true and complete list of each Subsidiary of the Company and its jurisdiction of incorporation or organization and the ownership of the equity interests of each such Subsidiary.

(c) Section 3.2(c) of the Company Disclosure Letter sets forth a correct and complete list of all Company RSUs and Company PSUs outstanding as of the Capitalization Date, including the following information with respect to each award: (i) the identification number of the holder thereof, (ii) the total number of Shares underlying such Company RSU or Company PSU (at the applicable PSU Performance Level), (iii) the grant date, (iv) the applicable vesting schedule and (v) the Company Stock Plan pursuant to which such award was granted. Each Company RSU and Company PSU (A) was duly authorized no later than the date on which the grant of such Company RSU and Company PSU was by its terms to be effective by all necessary corporate action, (B) is and has been at all times exempt from, or in compliance with, Section 409A of the Code (to the extent applicable), and (C) was made in accordance with the terms of the applicable Company Stock Plan and all applicable Laws (including valid exemptions from registration under applicable securities Laws). The Company has furnished to Parent complete and accurate copies of the Company Stock Plan and all forms of agreements evidencing each outstanding Company RSU and Company PSU granted thereunder.

Section 3.3 Authority.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby, subject to (i) the adoption of this Agreement by the holders of a majority in voting power of the outstanding Shares entitled to vote thereon (the “Company Stockholder Approval”) and (ii) the accuracy of the representations and warranties in Section 4.9. Assuming the accuracy of the representations and warranties set forth in Section 4.9, the Company Stockholder Approval at the Company Stockholders Meeting is the only vote of the holders of any class or series of shares of the stock of the Company necessary to approve this Agreement and the Merger. Assuming the accuracy of the representations and warranties set forth in Section 4.9, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger, to obtaining the Company Stockholder Approval and the filing of the Certificate of Merger with the Delaware Secretary of State (and other recordings or filings required by the DGCL to be filed with the Delaware Secretary of State). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

(b) The Company Board, at a meeting duly called and held, has unanimously (i) determined that this Agreement, the Merger and the other transactions contemplated hereby are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (ii) authorized and approved the execution and delivery of this Agreement and performance by the Company of its covenants and obligations contained herein and the consummation by the Company of the transactions contemplated hereby, (iii) approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby, (iv) directed that the adoption of this Agreement be submitted to a vote of the stockholders at a meeting of the Company’s stockholders (the “Company Stockholders Meeting”) and (v) subject to Section 5.4, recommended that the Company’s stockholders vote in favor of the adoption of this Agreement (clauses (i), (iii) and (v), the “Company Board Recommendation”), which actions have not, as of the date hereof, been subsequently rescinded, modified, or withdrawn.

Section 3.4 No Conflict; Consents and Approvals.

(a) Assuming the accuracy of the representations and warranties set forth in Section 4.9, the execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, do not and will not (with or without notice or lapse of time, or both) (i) conflict with or violate the Company Charter or Company Bylaws or the equivalent organizational documents of any of the Company’s Subsidiaries, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any law, rule, regulation, order, judgment or decree of any Governmental Entity (collectively, “Law”) applicable to the Company or any of its Subsidiaries or by which any of their respective properties are bound or (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or give rise to any right of termination, cancelation, amendment or acceleration of, any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties are bound, except, in the case of clauses (ii) and (iii), for any such conflict, breach, violation, default, loss, right or other occurrence that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental or regulatory (including stock exchange or other self-regulatory) authority, agency, court, commission, or other governmental body (each, a “Governmental Entity”), except for (i) such filings as may be required under applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and under state securities, takeover and “blue sky” laws, (ii) the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and any filings required under the applicable requirements of antitrust or other competition laws of jurisdictions other than the United States or investment laws relating to foreign ownership (“Foreign Antitrust Laws”), (iii) such filings as necessary to comply with the applicable requirements of Nasdaq, (iv) the filing with the Delaware Secretary of State of the Certificate of Merger as required by the DGCL (and other recordings or filings required by the DGCL to be filed with the Delaware Secretary of State), and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.5 SEC Reports; Financial Statements.

(a) The Company has filed or otherwise transmitted all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the Securities and Exchange Commission (the “SEC”) at or prior to the time so required since January 1, 2023 (all such forms, reports, statements, certificates and other documents filed since January 1, 2023 and prior to the date hereof, collectively, the “Company SEC Documents”). As of their respective dates, or, if amended, as of the date of the last such amendment, each of the Company SEC Documents (including any financial statements of the Company contained therein) complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, and the applicable rules and regulations promulgated thereunder, as the case may be, each as in effect on the date so filed. As of their respective filing dates (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such amendment or superseding filing), none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The audited consolidated financial statements of the Company (including any related notes thereto) included in the Company’s SEC Documents have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof and the results of their operations and cash flows for the periods indicated. The unaudited consolidated financial statements of the Company (including any related notes thereto) included in the Company’s SEC Documents have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or may be permitted by the SEC) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the results of their operations and cash flows for the periods indicated (subject to normal period-end adjustments).

(c) The Company has established and maintains disclosure controls and procedures required by Rules 13a-15 and 15d-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in its filings with the SEC under the Exchange Act is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC under the Exchange Act to allow timely decisions regarding required disclosure. The Company has established and maintains internal control over financial reporting (as defined in Rules 13a-15 and 15d-15 under the Exchange Act). Such internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (ii) receipts and expenditures of the Company are being made in accordance with authorization of officers and directors of the Company and (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s or its Subsidiaries’ assets that could have a material effect on the Company’s financial statements. The Company has disclosed, based on the most recent evaluation of its Chief Executive Officer and its Chief Financial Officer prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board, in each case since January 1, 2023, (x) any significant deficiencies and material weaknesses in the design or operation of its internal controls over financial reporting that adversely affect the Company’s ability to record, process, summarize and report financial information and (y) to the knowledge of the Company, any fraud, whether or not material, which involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has provided to Parent true and correct copies of any of the foregoing disclosures to the auditors or audit committee of the Company that have been made in writing from January 1, 2023 through the date of this Agreement, and shall promptly provide to Parent true and correct copies of any such disclosure that is made after the date of this Agreement. Since January 1, 2023, (A) there has been no material change in the Company’s or its Subsidiaries’ accounting methods or principles that would be required to be disclosed in the Company’s financial statements in accordance with GAAP, except as described in the notes thereto, and (B) neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received any written complaint, allegation, assertion, or claim that the Company or any of its Subsidiaries has engaged in improper or illegal accounting or auditing practices or maintains improper or inadequate internal accounting controls. The Company’s management, with the participation of the Company’s principal executive and financial officers, has completed an assessment of the effectiveness of the Company’s internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2024, and such assessment concluded that such internal controls were effective using the framework specified in the Company’s Annual Report on Form 10-K and the Company has identified no material weaknesses, or significant deficiencies that in the aggregate would amount to a material weakness, in the management of the Company’s assessment of internal controls through to the date hereof.

Section 3.6 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet (or the notes thereto) of the Company and its Subsidiaries, other than (a) liabilities and obligations reflected or reserved against in the Company’s consolidated balance sheet as of June 30, 2025 (or the notes thereto) included in the Company SEC Documents, (b) liabilities and obligations incurred in the ordinary course of business since June 30, 2025, (c) liabilities and obligations which have been discharged or paid in full prior to the date of this Agreement, (d) liabilities and obligations incurred in connection with the transactions contemplated by this Agreement, (e) executory obligations arising from any Contract entered into in by the Company or any of its Subsidiaries in the ordinary course of business (none of which results from or was caused by a breach by the Company or any of its Subsidiaries of any such Contract) and (f) liabilities and obligations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.7 Certain Information. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement to be sent to the stockholders of the Company in connection with the Company Stockholders Meeting (such proxy statement, as amended or supplemented, the “Proxy Statement”) will, at the date it is first mailed to the stockholders of the Company and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements made in the Proxy Statement based on information supplied by Parent or Merger Sub or any of their respective Representatives for inclusion or incorporation by reference in the Proxy Statement.

Section 3.8 Absence of Certain Changes or Events.

(a) Since December 31, 2024 through the date of this Agreement, except as otherwise contemplated or permitted by this Agreement, the businesses of the Company and its Subsidiaries have been conducted in the ordinary course of business in all material respects.

(b) Since December 31, 2024 through the date of this Agreement, there has not been any event, change, occurrence, development or state of circumstances that, individually or in the aggregate, has had a Material Adverse Effect that is continuing.

(c) Since December 31, 2024 through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date hereof and prior to the Closing Date, would have required the consent of Parent under Section 5.1(b)(ii), Section 5.1(b)(iv), Section 5.1(b)(vi), Section 5.1(b)(ix), Section 5.1(b)(xiii) or, solely with respect to the foregoing clauses, Section 5.1(b)(xviii).

Section 3.9 Litigation. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) there is no suit, claim, action, proceeding, arbitration, mediation or investigation (each, an “Action”) pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries or any of their respective properties by or before any Governmental Entity and (b) neither the Company nor any of its Subsidiaries nor any of their respective properties is or are subject to any judgment, order, injunction, rule or decree of any Governmental Entity (each, an “Order”).

Section 3.10 Compliance with Laws. The Company and each of its Subsidiaries are and, since January 1, 2023, have been in compliance with all Laws applicable to them or by which any of their respective properties are bound, except where any non-compliance would not, individually or the aggregate, reasonably be expected to have a Material Adverse Effect. Since January 1, 2023, (i) the Company and its Subsidiaries has had in effect all permits, licenses, exemptions, authorizations, franchises, orders and approvals of all Governmental Entities (collectively, “Permits”) necessary for them to own, lease or operate their properties and to carry on their businesses as now conducted, except for any Permits the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Permits are in full force and effect and there have occurred no defaults (with or without notice or lapse of time or both) under, violations of, or events giving rise to any right of termination, amendment, suspension or cancelation of, any such Permits, except where such failure to be in full force and effect or such default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.11 Benefit Plans.

(a) Section 3.11(a) of the Company Disclosure Letter sets forth a true and complete list of each material Company Benefit Plan and separately identifies each such plan maintained outside the jurisdiction of the United States primarily in respect of any current or former service provider whose primary work location is or was outside of the United States (each, a “Foreign Plan”); provided, that, to the extent that there exist certain forms of agreement that would each individually constitute a Company Benefit Plan, such list includes only the forms of such agreement in lieu of all individual agreements that follow such forms in all material respects. With respect to each material Company Benefit Plan, the Company has furnished or made available to Parent a current, accurate, and complete copy thereof (including all amendments and attachments thereto) (or if unwritten, a written summary of the material terms thereof) and, to the extent applicable, (i) any related trust agreement or other funding instrument, (ii) the most recent determination or opinion letter from the Internal Revenue Service (the “IRS”), (iii) the most recent summary plan description and other equivalent written communications by the Company or its Subsidiaries to their employees concerning the extent of the benefits provided thereunder, and (iv) the two (2) most recent (A) Form 5500 and attached schedules, (B) audited financial statements, and (C) actuarial valuation reports.

(b) Except to the extent that the inaccuracy of any of the representations set forth in this Section 3.11(b) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(i) each Company Benefit Plan has been established and administered in all respects in accordance with its terms and in compliance with the provisions of applicable Law; to the knowledge of the Company, no non-exempt prohibited transaction, as described in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Company Benefit Plan; and all contributions required to be made under the terms of any Company Benefit Plan have been timely made in all respects (or accrued in accordance with past practice and GAAP);

(ii) each Company Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination, advisory, or opinion letter, as applicable, from the IRS that it is so qualified (or the deadline for obtaining such a letter has not expired as of the date of this Agreement), and to the knowledge of the Company, nothing has occurred since the date of such letter that would reasonably be expected to adversely affect the qualified status of such Company Benefit Plan;

(iii) there is no Action by any Governmental Entity or by any plan participant or beneficiary pending, or to the knowledge of the Company, threatened, relating to any Company Benefit Plan, any fiduciaries thereof with respect to their duties to a Company Benefit Plan, or the assets of any of the trusts under any of the Company Benefit Plans (other than routine claims for benefits); and

(iv) (A) each Foreign Plan that is intended to qualify for special Tax treatment meets all the requirements for such treatment; (B) all employer and employee contributions to each such Foreign Plan required by its terms or by applicable Law have been made or, if applicable, accrued in accordance with generally accepted accounting practices in the applicable jurisdiction and any other payments (including insurance premiums) otherwise due in respect of a Foreign Plan have been paid in full; (C) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Plan, and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and (D) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

(c) Neither the Company nor any of its Subsidiaries, nor, with respect to clauses (i) and (ii) below, any of their respective ERISA Affiliates, has in the past six (6) years, maintained, established, contributed to, or has been required to contribute to, or has or had any liability (contingent or otherwise) with respect to, any employee benefit plan that is or was (i) subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, (ii) a “multiemployer plan” as defined in Section 3(37) of ERISA, (iii) a “multiple employer plan” as defined in Section 413(c) of the Code, or (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(d) The execution and delivery of this Agreement and the consummation of the Merger will not, either alone or in combination with any other event, (i) entitle any current or former employee, officer, director, or consultant of the Company or any Subsidiary to any compensation or benefits (including severance) (whether in cash, property, or the vesting of property), (ii) accelerate the time of payment, funding, or vesting, or increase the amount of, or otherwise enhance, any compensation or benefit due to any current or former employee, officer, director, or consultant of the Company or any Subsidiary, (iii) result in the payment or provision of any amount or benefit (including accelerated vesting) that will not be deductible by reason of Section 280G of the Code or that will be subject to an excise tax under Section 4999 of the Code or (iv) limit or restrict the right of the Company or any of its Subsidiaries to merge, amend or terminate any Company Benefit Plan.

(e) Neither the Company nor any of its Subsidiaries has any obligation to indemnify any individual for any Tax incurred pursuant to Section 409A or 4999 of the Code or otherwise.

(f) No Company Benefit Plan provides benefits or coverage in the nature of health, life or disability insurance following termination of employment, other than benefits or coverage required to be provided under Part 6 of Title I of ERISA or Section 4980(B)(f) of the Code or applicable Law, the full cost of which is borne by the recipient (or any of their beneficiaries).

(g) Each Company Benefit Plan that constitutes a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) has been established and administered in all material respects in operational and documentary compliance with Section 409A of the Code and all IRS guidance promulgated thereunder.

Section 3.12 Labor Matters.

(a) Neither the Company nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement or other Contract with any labor union, works council or labor organization (each, a “Labor Agreement”). There is no and, since January 1, 2023, there has not been any pending labor dispute, strike, work stoppage, work slowdown, lockout, or to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its Subsidiaries (in their capacities as such), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries are and since January 1, 2023 have been in compliance with all applicable Laws relating to labor and employment, including those relating to wages, hours, collective bargaining and labor relations, unemployment compensation, workers compensation, employee leaves, equal employment opportunity, discrimination, harassment, retaliation, occupational safety and health standards, terms and conditions of employment, employee trainings and notices, automated employment decision tools whistleblowing, immigration, employee and independent contractor classification, information privacy and security, government contracting and subcontracting regulations, plant closures and layoffs, payment and withholding of taxes, and continuation coverage with respect to group health plans.

(c) To the knowledge of the Company, since January 1, 2023, no formal allegations of unlawful (i) sexual harassment, (ii) sexual misconduct, (iii) discrimination, (iv) retaliation, or (v) other material misconduct have been made pursuant to the Company’s established procedures for the reporting of such allegations against any current or former executive, officer or supervisory employee of the Company or any of its Subsidiaries, in each case that remain unresolved as of the date hereof. Neither the Company nor any of its Subsidiaries is party to any material Actions or settlements pursuant to which material obligations remain outstanding, in either case involving such matters and relating to any current or former executive, officer or supervisory employee of the Company or any of its Subsidiaries. The Company and its Subsidiaries have reasonably investigated all formal allegations of unlawful sexual harassment and material misconduct of, or against, any employee of the Company or any of its Subsidiaries, in each case in accordance with its established procedures for the reporting of such allegations, and the Company and its Subsidiaries have taken corrective action that is reasonably calculated to prevent further conduct of such type with respect to each such allegation that the Company deemed to have potential merit. To the knowledge of the Company, no allegations of material misconduct have been made relating to any current or former officer or executive of the Company or any of its Subsidiaries that, if known to the public, would bring the Company or its Subsidiaries into material disrepute.

(d) To the knowledge of the Company, no current or former employee or independent contractor of the Company or its Subsidiaries is in violation in any material respect of any material term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, nonsolicitation agreement, restrictive covenant or other similar obligation: (i) owed to the Company or its Subsidiaries or (ii) owed to any third party with respect to such person’s right to be employed or engaged by the Company or its Subsidiaries.

Section 3.13 Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Company and each of its Subsidiaries are in compliance with all applicable Environmental Laws, and possess and are in compliance with all applicable Environmental Permits required under such Environmental Laws to operate as they presently operate and are in compliance with the terms and conditions of such Environmental Permits; (ii) neither the Company nor any of its Subsidiaries has received any written notice, claim or complaint, or is presently subject to any Action, relating to noncompliance with Environmental Laws or any other liabilities pursuant to Environmental Laws, and to the knowledge of the Company, no such matter has been threatened in writing; and (iii) there has been no release or disposal of, contamination by, or exposure of any Person to any hazardous substance as a result of the operation of the business of the Company and its Subsidiaries.

Section 3.14 Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a) all Tax Returns required by applicable Law to be filed by the Company or any of its Subsidiaries have been timely filed in accordance with all applicable Laws (after giving effect to any extensions of time in which to make such filings), and all such Tax Returns are complete and accurate in all respects;

(b) the Company and each of its Subsidiaries have timely paid all Taxes that are required to be paid (whether or not shown as due on such Tax Returns), other than Taxes that are not yet due and owing or that are being contested in good faith by appropriate proceedings and for which adequate reserves in the financial statements have been established and provided for;

(c) no Liens for Taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for Permitted Encumbrances;

(d) as of the date of this Agreement, there are no Actions now pending or, to the knowledge of the Company, threatened in writing against or with respect to the Company or any of its Subsidiaries principally with respect to any Tax;

(e) neither the Company nor any of its Subsidiaries has been in the last two years a “controlled corporation” or a “distributing corporation” in a transaction that was purported or intended to be governed by Section 355 of the Code;

(f) neither the Company nor any of its Subsidiaries has been a party to a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2);

(g) neither the Company nor any of its Subsidiaries (i) is or has been a member of any affiliated, consolidated, combined, unitary or other group (other than a group of which the Company or any of its Subsidiaries is or was the common parent) or (ii) has any liability for the Taxes of any Person (other than Taxes of the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Law), as a transferee or successor or by Contract, other than pursuant to customary commercial agreements entered into in the ordinary course of business and the primary subject matter of which is not Taxes, other provision of applicable Law;

(h) other than as the result of extending the due date of a Tax Return in the ordinary course, neither the Company nor any of its Subsidiaries has executed any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any Taxes which waiver or extension is still in effect;

(i) all Taxes that the Company or any of its Subsidiaries is obligated to withhold from amounts paid or owing to any employee, former employee, independent contractor, creditor, equity holder or other Person have been withheld in compliance with applicable Law and the Company and each of its Subsidiaries has complied in all respects with all related reporting and record keeping requirements;

(j) neither the Company nor any of its Subsidiaries will be required for Tax purposes to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of: (i) Section 481(a) of the Code (or any corresponding or similar provision of state, local, or non-U.S. income

Tax law) as the result of any change in accounting method made by the Company or any of its Subsidiaries prior to the Closing; (ii) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. income Tax law) executed by the Company or any of its Subsidiaries prior to the Closing; (iii) any prepaid amount received or deferred revenue accrued by the Company or its Subsidiaries outside the ordinary course of business prior to the Closing; (iv) any installment sale or open transaction made or entered into by the Company or its Subsidiaries outside the outside the ordinary course of business prior to the Closing; or (v) an intercompany item under Treasury Regulations Section 1.1502-13 created between the Company and any of its Subsidiaries before the Closing or an excess loss account created between the Company and any of its Subsidiaries outside the ordinary course of business before the Closing under Treasury Regulations Section 1.1502-19;

(k) there are no existing Tax sharing or similar arrangements that may or will require that any payment be made by either the Company or any of its Subsidiaries, other than (i) any such agreements entered into solely by and among the Company and any of its Subsidiaries and (ii) any customary indemnification or gross up provision in a commercial agreement that was entered into in the ordinary course of business and the principal subject of which is not related to Taxes; and

(l) notwithstanding any other provision of this Agreement to the contrary, (i) the representations and warranties set forth in this Section 3.14, Section 3.11 and Section 3.12 shall constitute the sole and exclusive representations and warranties made by the Company with respect to Taxes, and no other representation or warranty contained in any other Section shall be deemed to be made with respect to Taxes, (ii) no representation or warranty set forth in this Section 3.14 shall otherwise relate to Taxes payable in any taxable period beginning on or after the Closing Date, and (iii) the Company makes no representations or warranties with respect to the existence, availability, amount, usability or limitations (or lack thereof) of any net operating loss, net operating loss carryforward, capital loss carryforward, basis amount, or other Tax attributes of the Company or any Subsidiary after the Closing Date.

Section 3.15 Material Contracts.

(a) Section 3.15(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of each Contract, including all amendments, supplements and side letters thereto that modify each such Contract, to which the Company or any of its Subsidiaries is a party or by which it is bound (other than any Contracts solely between the Company and any wholly-owned Subsidiaries of the Company or solely between any wholly-owned Subsidiaries of the Company), that:

(i) is a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(ii) imposes any material restriction on the right or ability of the Company or any of its Subsidiaries to compete in or conduct any line of business or grants a right of exclusivity to any Person that prevents the Company or any of its Subsidiaries from entering any territory, market or field or freely engaging in business anywhere in the world, other than Contracts that can be terminated (including such restrictive provisions) by the Company or any of its Subsidiaries on 90 days’ notice or less without payment by the Company or any of its Subsidiaries of any penalty;

(iii) provides for Indebtedness (other than intercompany Indebtedness owed by the Company or any wholly-owned Subsidiary of the Company to any other wholly-owned Subsidiary, or by any wholly-owned Subsidiary of the Company to the Company) of the Company or any of its Subsidiaries having an outstanding or committed principal amount in excess of $1,000,000, whether secured or unsecured;

(iv) mortgages, pledges or otherwise grants any Person a Lien on any portion of the material assets of the Company or any of its Subsidiaries (other than Permitted Encumbrances);

(v) is a limited liability company agreement, partnership agreement, joint venture agreement, strategic alliance or similar Contract or provides for the formation, creation, operation or management of the foregoing, other than such Contracts among the Company and any of its wholly-owned Subsidiaries or among any of the wholly-owned Subsidiaries of the Company;

(vi) is a customer Contract with any of the ten (10) largest customers (based on sales on a consolidation of each customer with each of its Affiliates) of the Company and its Subsidiaries, taken as a whole, for the twelve (12) months ended December 31, 2024;

(vii) is a Contract with any of the ten (10) largest vendors, suppliers or service providers (based on a consolidation of each vendor, supplier or service provider with each of its Affiliates) of the Company and its Subsidiaries, taken as a whole, based on the aggregate amount of expenditures made by the Company and its Subsidiaries to such vendor, supplier or service provider for the twelve (12) months ended December 31, 2024;

(viii) relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) (A) that was entered into after January 1, 2023 for aggregate consideration of more than $5,000,000 or (B) pursuant to which any potential earn-out, deferred or contingent payment obligations remain outstanding (excluding indemnification obligations in respect of representations and warranties) or otherwise survive as of the date hereof;

(ix) provides for indemnification of any officer, director or employee by the Company or any of its Subsidiaries entered into outside the ordinary course of business;

(x) provides for any settlement, conciliation or similar agreement to which the Company or any of its Subsidiaries will have any material outstanding obligation after the date of this Agreement;

(xi) is a Labor Agreement;

(xii) contains or provides for any license, covenant or other right under or with respect to any Intellectual Property that is material to the business of the Company and its Subsidiaries (on a consolidated basis), excluding: (A) licenses for open source software or off-the-shelf software commercially available on standard terms for a one-time or annual fee (whichever is higher) of no more than $500,000; (B) non-exclusive licenses granted by the Company or its Subsidiaries to customers in the ordinary course of business; (C) Contracts entered into with employees, contractors, and consultants in the ordinary course of business that do not provide for any assignment, transfer, exclusive licensing or similar grant under Intellectual Property by the Company to the applicable counterparty; and (D) non-disclosure and confidentiality agreements that do not provide for any assignment, transfer, exclusive licensing or similar grant under Intellectual Property by the Company to the applicable counterparty;

(xiii) is between the Company or any of its Subsidiaries, on the one hand, and any director or officer of the Company or any of its Subsidiaries (entered into outside the ordinary course of business) or any Person beneficially owning five (5) percent or more of the outstanding Shares, on the other hand;

(xiv) any stockholders’ agreement, voting trust agreement or registration rights agreement or similar agreements, arrangements or commitments relating to any equity securities of the Company or any if its Significant Subsidiaries or relating to the disposition, voting or dividends with respect to any equity securities of the Company or any of its Significant Subsidiaries; or

(xv) obligates the Company or any of its Subsidiaries to make any future capital investment or capital expenditure outside the ordinary course of business and in excess of $2,500,000 within the next twelve (12) months.

All contracts of the types referred to in clauses (i) through (xv) above are referred to herein as “Material Contracts”. The Company has made available to Parent true and complete copies of all Material Contracts as of the date hereof, including all amendments and supplements thereto.

(b) Each Material Contract is valid and binding on each of the Company’s Subsidiaries party thereto (and, if the Company is a party, on the Company) and, to the knowledge of the Company, any other party thereto and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no default under any Material Contract by the Company or any of its Subsidiaries party thereto or, to the knowledge of the Company, any other party thereto, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default thereunder by the Company or any of its Subsidiaries party thereto or, to the knowledge of the Company, any other party thereto. As of the date hereof, neither the Company nor any Subsidiary of the Company has received any written or, to the knowledge of the Company, oral notice from a counterparty to any Material Contract that any such counterparty intends to cancel, terminate or seek to materially amend the terms of any Material Contract (whether as a result of the Merger and the transactions contemplated hereby or otherwise).

Section 3.16 Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) all insurance policies of the Company and its Subsidiaries are in full force and effect, all premiums due and payable thereon have been paid and the Company and each of its Subsidiaries provide insurance in such amounts and against such risks as management has determined to be prudent in accordance with industry practices, (b) neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that, with the lapse of time or the giving of notice or both, would constitute such a breach of or default under, or permit termination or modification of, any of such insurance policies and (c) since January 1, 2023, the Company has not received any written notice of termination or cancelation or denial of coverage with respect to any insurance policy.

Section 3.17 Properties.

(a) Section 3.17(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all Leases. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company or Subsidiary of the Company, as applicable, has valid leasehold or license interests in each of its respective Leased Real Property, free and clear of all Liens (except Permitted Encumbrances), (ii) each Lease constitutes the legal, valid and binding obligation of the Company or Subsidiary of the Company, as applicable, and each Lease is in full force and effect and (iii) the Company or a Subsidiary of the Company owns and has good title to all of its respective tangible personal property necessary to conduct its respective businesses as currently conducted, free and clear of all Liens (except Permitted Encumbrances), assuming the timely discharge of all obligations owing under or related to the tangible personal property.

(b) With respect to each Leased Real Property, neither the Company nor any Subsidiary of the Company is in breach or default under the applicable Lease that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and to the knowledge of the Company, no event has occurred or and no circumstance exists that, with the lapse of time or the giving of notice or both, would constitute such a breach or default.

(c) Neither the Company nor any of its Subsidiaries owns any real property.

(d) No representation is made under this Section 3.17 with respect to any Intellectual Property, which is exclusively addressed in Section 3.18.

Section 3.18 Intellectual Property.

(a) Section 3.18(a) of the Company Disclosure Letter sets forth a true and complete list of all registered or applied for trademarks or service marks, patents, patent applications, registered copyrights, pending applications for registration of copyrights and domain names, in each case, that are owned or purported to be owned by the Company or any of its Subsidiaries on the date hereof, and that are material to the businesses of the Company and its Subsidiaries, taken as a whole (collectively, “Company Registered IP”). No Company Registered IP is involved in any interference, reissue, reexamination, opposition, cancelation or similar proceeding and, no such action is or has been threatened in writing (or, to the knowledge of the Company, verbally) with respect to any of the Company Registered IP. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) all Company Registered IP is subsisting and, to the knowledge of the Company, to the extent registered or issued, valid and enforceable, and (ii) the Company and its Subsidiaries solely and exclusively own all Company Registered IP and all other Intellectual Property owned or purported to be owned by the Company or one of its Subsidiaries, and have valid rights to use all other Intellectual Property used in connection with or necessary for the conduct of their respective businesses, in each case free and clear of all Liens (except Permitted Encumbrances). Neither the Company nor any of its Subsidiaries has received any written (or, to the knowledge of the Company, verbal) notice or claim since January 1, 2023 challenging the validity or enforceability of any Company Registered IP that remains pending or unresolved.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and its Subsidiaries has taken commercially reasonable steps to maintain the confidentiality and value of all information of or held by the Company or its Subsidiaries that constituted or contains a trade secret under applicable Law or that otherwise derives economic value (actual or potential) from not being generally known to other Persons who can obtain economic value from its disclosure or use, including taking commercially reasonable steps to safeguard any such information that is accessible through computer systems or networks.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its Subsidiaries are not infringing upon, misappropriating or otherwise violating, and have not, since January 1, 2023 infringed upon, misappropriated or otherwise violated, any rights under patents, copyrights, trademarks or trade secrets, any similar or equivalent rights, or any other intellectual property or proprietary rights, in each case, anywhere in the world whether registered or unregistered (“Intellectual Property”) of any third party in connection with the conduct of their respective businesses, and neither the Company nor any of its Subsidiaries has received since January 1, 2023 any written (or, to the knowledge of the Company, verbal) notice or claim asserting that any such infringement, misappropriation or other violation is occurring, which notice or claim remains pending or unresolved, (ii) to the knowledge of the Company, no third party is misappropriating, infringing or otherwise violating, or has since January 1, 2023 misappropriated, infringed or otherwise violated, any Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries and (iii) to the knowledge of the Company, no Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries is subject to any outstanding order, judgment, decree or stipulation in which the Company or any of its Subsidiaries is named as a party thereto restricting or limiting in any material respect the use or licensing of such Intellectual Property by the Company or any of its Subsidiaries.

Section 3.19 Data Privacy.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company, each of its Subsidiaries and, to the knowledge of the Company, any Person acting for or on behalf of the Company or any of its Subsidiaries, are, and since January 1, 2023 have been, in compliance with all (i) applicable Privacy Laws and (ii) the Company’s and its Subsidiaries’ policies, notices, and contractual obligations relating to the Processing of Personal Information (together, clauses (i) and (ii), “Privacy Requirements”).

(b) There are no actions, claims, charges, investigations or regulatory inquiries pending or threatened in writing, or, to the knowledge of the Company, otherwise threatened against the Company or any of its Subsidiaries concerning alleged violations of Privacy Requirements.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries have (i) implemented and, since January 1, 2023, maintained reasonable and appropriate security procedures and practices, including technical and organizational safeguards, to protect all Personal Information and other confidential data in the possession or under the control of the Company or any of its Subsidiaries against any loss, theft, misuse or unauthorized access, use, modification, alteration, destruction or disclosure; and (ii) taken reasonable steps, including by entering into contractual commitments to the extent required by Privacy Requirements or otherwise appropriate, to ensure that any third party with access to any Personal Information collected by or on behalf of the Company or any of its Subsidiaries has implemented and maintains the same.

(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries have (i) conducted privacy and data security testing, audits or assessments at reasonable and appropriate intervals and have resolved or remediated any privacy or data security issues or vulnerabilities identified and (ii) implemented reasonable disaster recovery and business continuity plans, and taken actions consistent with such plans, to the extent required, to safeguard all data and Personal Information in the possession or under the control of the Company and any of its Subsidiaries.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since January 1, 2023, (i) there have been no security breaches, unauthorized access to, use or disclosure of, or other adverse events or incidents related to any data or Personal Information Processed by or on behalf of the Company or any of its Subsidiaries, and (ii) none of the Company or any of its Subsidiaries have provided or been legally required to provide any notice to any Person in connection with any unauthorized disclosure of Personal Information.

(f) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the consummation of the transactions contemplated hereby will not cause any violation of any Privacy Requirements, as they currently exist or as they existed at any time during which any of the Personal Information was collected or obtained and (ii) none of the Company or any of its Subsidiaries are subject to any contractual requirement that, following the Effective Time, would prohibit the Surviving Corporation or any of its Subsidiaries from Processing any Personal Information in the manner in which the Company and its Subsidiaries Processed such Personal Information prior to the Closing Date.

Section 3.20 International Trade Laws.

(a) Neither the Company nor any of its Subsidiaries, or any of their respective directors, officers or employees, or to the knowledge of the Company, agents or any other Person acting for or on behalf of the Company or any of its Subsidiaries, is a Sanctions Target.

(b) The Company, its Subsidiaries and their respective directors and officers, and to the knowledge of the Company, employees and agents, are, and for the past five (5) years have been, in compliance with all International Trade Laws, except where any failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received written notice of any Action against it with respect to International Trade Laws by any relevant Governmental Entity at any time within the past five (5) years.

Section 3.21 Improper Payment Laws.

(a) None of the Company, any of its Subsidiaries, nor any of it or their respective officers, employees, directors, or, to the knowledge of the Company, any of their respective agents or any other Person acting for or on behalf of the Company Group, has taken any act in the past five (5) years that would cause the Company or any of its Subsidiaries to be in violation of applicable Improper Payment Laws in any material respect. The Company and its Subsidiaries comply with all applicable Improper Payment Laws in all material respects.

(b) The Company and each of the Significant Subsidiaries maintains compliance policies, procedures, and internal controls reasonably calculated to ensure compliance with applicable Improper Payment Laws in all material respects.

Section 3.22 State Takeover Statutes. Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.9, (i) no “fair price,” “moratorium,” “control share acquisition” or similar antitakeover Law (collectively, “Takeover Laws”) enacted under any state Laws in the United States apply to this Agreement or any of the transactions contemplated hereby, (ii) no antitakeover provision in the Company Charter or Company Bylaws is, and the Company has no rights plan, “poison pill” or similar agreement that is, applicable to this Agreement or any of the transactions contemplated hereby and (iii) the Company Board has taken all necessary actions to render the restrictions of Section 203 of the DGCL and any other similar applicable antitakeover Law inapplicable to the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.23 Affiliate Transactions. Except for directors’ and employment-related Material Contracts filed or incorporated by reference as an exhibit to a Company SEC Document filed by the Company prior to the date hereof, since January 1, 2023, no Executive Officer or director of the Company is a party to any Contract, with or binding upon the Company or any of its Subsidiaries or any of their respective properties or assets or has any material interest in any material property owned by the Company or any of its Subsidiaries, that would be required to be disclosed under Item 404 under Regulation S-K under the Securities Act, other than employment agreements and similar employee arrangements made in the ordinary course of business.

Section 3.24 Brokers. No broker, investment banker, financial advisor or other Person, other than BofA Securities, Inc., is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has provided Parent with a copy of the engagement letter between the Company and BofA Securities, Inc.

Section 3.25 Opinion of Financial Advisor. BofA Securities, Inc. has delivered to the Company Board its written opinion (or oral opinion to be confirmed in writing), dated on or before of the date of this Agreement, to the effect that, as of such date and based upon and subject to the limitations, qualifications, assumptions and other matters set forth therein, the Merger Consideration to be received in the Merger by holders of Shares (other than Excluded Shares (as defined therein)) is fair, from a financial point of view, to such holders. A signed copy of such opinion will be made available to Parent, for informational purposes only on a non-reliance basis, by Parent or Merger Sub, promptly after the execution and delivery of this Agreement by each of the parties hereto (it being understood and agreed that such opinion is for the benefit of the Company Board only).

Section 3.26 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, each of Parent and Merger Sub acknowledges that neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries with respect to any other information provided to Parent or Merger Sub in connection with the transactions contemplated by this Agreement, and Parent and Merger Sub are not relying on any representation or warranty, whether made by the Company, any of its Affiliates or their respective Representatives, except for the representations and warranties contained in this Article III. Neither the Company nor any other Person will have or be subject to any liability to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub, or Parent’s or Merger Sub’s use of, any such information, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub in certain “data rooms” or management presentations in expectation of, or in connection with, the transactions contemplated by this Agreement; except to the extent and as expressly covered by a representation and warranty made in this Article III.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the disclosure letter delivered by Parent to the Company prior to the execution of this Agreement (the “Parent Disclosure Letter”) (it being agreed that disclosure of any information in a particular section or subsection of the Parent Disclosure Letter shall be deemed disclosure with respect to any other section or subsection of this Article IV to which the relevance of such information is reasonably apparent), Parent and the Merger Sub, jointly and severally, represent and warrant to the Company as follows:

Section 4.1 Organization, Standing and Power.

(a) Each of Parent and Merger Sub (i) is a corporation or limited liability company (as applicable) duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction of its incorporation or formation, (ii) has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except, with respect to clauses (ii) and (iii), for any such failures to have such power and authority or to be so qualified, licensed or in good standing as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b) The Company has been previously furnished with a (i) a true and complete copy of the certificate of formation and the limited liability company agreement of Parent and (ii) a true and complete copy of the certificate of incorporation and bylaws of Merger Sub, in each case, as amended to the date of this Agreement, and each as so delivered is in full force and effect. Neither Parent nor Merger Sub is in violation of any provision of its governing documents in any material respect.

Section 4.2 Authority. Each of Parent and Merger Sub has all necessary corporate or other power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger, subject to the approval of this Agreement by Parent in its capacity as the sole stockholder of Merger Sub. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by the boards of directors of Parent and Merger Sub, and no other corporate or other proceedings on the part of Parent or Merger Sub are necessary to approve this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger, to the approval of this Agreement by Parent in its capacity as the sole stockholder of Merger Sub and the filing of the Certificate of Merger with the Delaware Secretary of State as required by the DGCL. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity). The sole member of Parent has authorized and approved the execution and delivery of this Agreement and performance of its covenants and obligations herein and declared this Agreement and the transactions contemplated hereby, including the Merger, to be advisable, fair to and in the best interests of Parent and its sole member, on the terms and subject to the conditions set forth in this Agreement. The Board of Directors of Merger Sub has (a) determined that this Agreement, the Merger and the other transactions contemplated hereby are advisable, fair to and in the best interests of Merger Sub and Parent, as its sole stockholder, (b) authorized and approved the execution and delivery of this Agreement and performance by Merger Sub of its covenants and obligations contained herein and the consummation by Merger Sub of the transactions contemplated hereby, (c) approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby, and (d) recommended that Parent, as Merger Sub’s sole stockholder, vote in favor of the adoption of this Agreement in accordance with the DGCL, in each case, on the terms and subject to the conditions set forth in this Agreement.

Section 4.3 No Conflict; Consents and Approvals.

(a) The execution, delivery and performance of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the transactions contemplated hereby, do not and will not (with or without notice or lapse of time, or both) (i) conflict with or violate the certificate of formation or limited liability company agreement of Parent, (ii) conflict with or violate the certificate of incorporation or bylaws of Merger Sub, (iii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any of their respective properties are bound or (iv) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or give rise to any right of termination, cancelation, amendment or acceleration of, any Contract to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties are bound, except, in the case of clauses (iii) and (iv), for any such conflict, breach, violation, default, loss, right or other occurrence that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b) The execution, delivery and performance of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the transactions contemplated hereby, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) such filings as may be required under applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, and under state securities, takeover and “blue sky” laws, (ii) the filings required under the HSR Act and any filings required under Foreign Antitrust Laws, (iii) such filings as are necessary to comply with the applicable requirements of Nasdaq, (iv) the filing with the Delaware Secretary of State of the Certificate of Merger as required by the DGCL and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.4 Certain Information. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of the Company and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any statements made in the Proxy Statement based on information supplied by the Company or any of its Representatives for inclusion or incorporation by reference in the Proxy Statement.

Section 4.5 Litigation. Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (a) there is no Action pending or, to the knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries by or before any Governmental Entity and (b) neither Parent nor any of its Subsidiaries is subject to any Order of any Governmental Entity.

Section 4.6 Ownership and Operations of Merger Sub. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated herein or otherwise incurred in connection with its formation or the transactions contemplated herein. The authorized capital stock of Merger Sub consists of 5,000 shares of common stock, par value $0.01 per share, all of which are duly authorized, validly issued, fully paid, non-assessable and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned directly by Parent.

Section 4.7 Financing.

(a) The Equity Financing, when funded in accordance with the Equity Commitment Letter and upon satisfaction of the conditions contained in Article VI, will provide Parent and Merger Sub at and as of the Closing Date with sufficient immediately available cash funds to consummate the Merger and to make all cash payments required to be made hereunder on the Closing Date (such amounts, collectively, the “Required Amount”).

(b) Concurrently with the execution of this Agreement, Parent has delivered to the Company the Limited Guarantee in favor of the Company and its stockholders, pursuant to which the Guarantors are guaranteeing, subject to the terms thereunder, certain of the obligations of Parent and Merger Sub arising under, or in connection with, this Agreement, dated as of the date hereof and duly executed by the Guarantors. The Limited Guarantee is in full force and effect and constitutes the legal, valid and binding obligation of the Guarantors, enforceable in accordance with its terms, and has not been amended, withdrawn or rescinded in any respect. No event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default on the part of the Guarantors under the Limited Guarantee.

(c) Concurrently with the execution of this Agreement, Parent has delivered to the Company a true, correct and complete copy of the fully executed Equity Commitment Letter from the Equity Investors pursuant to which the Equity Investors have agreed to provide the Equity Financing, subject to the terms and conditions therein. The Equity Commitment Letter provides that the Company is an express third-party beneficiary of, and is entitled to specifically enforce performance of the Equity Investors’ obligations to fund the Equity Financing in accordance with and subject to the terms of the Equity Commitment Letter, and Parent and the Equity Investors will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that there is adequate remedy at law in connection with the exercise of such third-party beneficiary rights.

(d) As of the date hereof, the Equity Commitment Letter (in the executed form delivered by Parent to the Company) is in full force and effect and constitutes the valid, binding and enforceable obligation of Parent and the Equity Investors, enforceable in accordance with its terms. As of the date hereof, there are no conditions precedent or other contingencies related to the funding, investing or use of the full amount of the Equity Financing contemplated by the Equity Commitment Letter, other than the conditions precedent set forth in the Equity Commitment Letter (such conditions precedent, the “Financing Conditions”). As of the date hereof and assuming satisfaction of the conditions set forth in Section 6.1 and Section 6.2, Parent has no reason to believe that (i) any of the Financing Conditions will not be satisfied on or prior to the Closing Date or (ii) the Equity Financing will not be available to Parent on the Closing Date. As of the date hereof, Parent and the Equity Investors are not in material default or breach under the terms and conditions of the Equity Commitment Letter and, to the knowledge of Parent, no event has occurred or circumstance exists that, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a material default or breach or a failure to satisfy a Financing Condition, in each case on the part of the Parent or the Equity Investors.

(e) As of the date hereof, (i) the Equity Commitment Letter in the form delivered to the Company has not been amended or modified in any manner and no such amendment or modification is contemplated, and (ii) the commitment contained therein has not been terminated, reduced, withdrawn or rescinded in any respect by Parent or the Equity Investors, and no such termination, reduction, withdrawal or rescission is contemplated by Parent or the Equity Investors. As of the date hereof, there are no Contracts relating to the funding or use of the Equity Financing to which the Equity Investors, Parent, Merger Sub or any of their respective Affiliates is a party that would permit the parties to the Equity Commitment Letter to reduce the amount of the Equity Financing below the Required Amount, impose new or additional conditions precedent to the availability of the Equity Financing or that would otherwise adversely affect the availability of the Equity Financing on the Closing Date, other than as expressly contemplated by the Equity Commitment Letter.

(f) No transfer of property is being made by Parent or Merger Sub, and no obligation is being incurred by Parent or Merger Sub in connection with the transactions contemplated by this Agreement or any other document contemplated hereby or any document or instrument delivered in connection hereunder or thereunder, with the intent to hinder, delay or defraud either present or future creditors of Parent or Merger Sub or any of their respective Affiliates. Assuming (1) the satisfaction or waiver of each of the conditions contained in Section 6.1 and Section 6.3, and (2) the Company and its Subsidiaries, taken as a whole, are Solvent as of the date hereof and will be Solvent as of immediately prior to the Effective Time, then immediately after giving effect to the consummation of the transactions contemplated by this Agreement, including the payment of the aggregate Merger Consideration and the other amounts required to be paid pursuant to Article II and the funding of the Equity Financing pursuant to the Equity Commitment Letter, Parent and its Subsidiaries (including the Surviving Corporation) will be Solvent.

Section 4.8 Vote/Approval Required. No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve this Agreement, the Merger or the other transactions contemplated hereby. The vote or consent of Parent as the sole stockholder of Merger Sub (which shall have occurred prior to the Effective Time and immediately following the execution and delivery of this Agreement by the parties hereto) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement or the Merger or the other transactions contemplated hereby.

Section 4.9 Ownership of Shares. Neither Parent nor Merger Sub nor any of Parent’s other Affiliates owns (directly or indirectly, beneficially or of record) any Shares or holds any rights to acquire or vote any Shares except pursuant to this Agreement. Neither Parent nor Merger Sub nor any of their respective “Affiliates” or “Associates” (each as defined in Section 203 of the DGCL) is or has been an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company, in each case at any time during the three (3)-year period prior to the entry into this Agreement.

Section 4.10 Brokers. No broker, investment banker, financial advisor or other Person, other than as set forth on Section 4.10 of the Parent Disclosure Letter, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub, for which the Company or any of its Subsidiaries would be liable.

Section 4.11 Certain Arrangements. As of the date hereof, other than (i) this Agreement, (ii) the Equity Commitment Letter, (iii) the Limited Guarantee, (iv) the Confidentiality Agreements and (v) executive search engagements and similar Contracts entered into in the ordinary course, there are no Contracts or other arrangements or commitments to enter into Contracts or other arrangements between Parent, Merger Sub, the Equity Investors, the Guarantors or any of their Affiliates, on the one hand, and any member of the Company’s management or the Company Board or, to the knowledge of Parent, any beneficial owner of Shares, on the other hand, that relate in any material way to the Company or its Subsidiaries (including the Company and its Subsidiaries following the Closing) or the Merger and the other transactions contemplated hereby.

Section 4.12 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, the Company acknowledges that none of Parent, Merger Sub or any other Person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided to the Company in connection with the transactions contemplated by this Agreement, and the Company is not relying on any representation or warranty, whether made by Parent, Merger Sub or any of their Affiliates or respective Representatives, except for the representations and warranties contained in this Article IV.

Section 4.13 Access to Information. Each of Parent and Merger Sub acknowledges and agrees that it (a) has had an opportunity to discuss and ask questions regarding the business of the Company and its Subsidiaries with the management of the Company, (b) has had access to the books and records of the Company, the “data room” maintained by the Company for purposes of the transactions contemplated by this Agreement and such other information as it has desired or requested to review and (c) has conducted its own independent investigation of the Company and its Subsidiaries and the transactions contemplated hereby, and has not relied on any representation, warranty or statement by any Person or any matter regarding the Company and its Subsidiaries, except those representations and warranties expressly set forth in Article III. Without limiting the foregoing, except for the representations and warranties set forth in Article III or in any certificate delivered in connection with this Agreement, each of Parent and Merger Sub further acknowledges and agrees that none of the Company nor any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives has made any representation or warranty concerning any estimates, projections, forecasts, business plans or other forward-looking information regarding the Company, its Subsidiaries or their respective businesses and operations. Each of Parent and Merger Sub hereby acknowledges that there are uncertainties inherent in attempting to develop such estimates, projections, forecasts, business plans and other forward-looking information with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, business plans and other forward-looking information furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information), and that Parent and Merger Sub will have no claim against the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives with respect thereto.

Section 4.14 No Foreign Person. Neither Parent nor Merger Sub is a “foreign person” as defined in 31 C.F.R. § 800.224.

Section 4.15 Interests in Competitors. Neither Parent, Merger Sub nor their Affiliates own any equity interests in any Person that derives more than a de minimis portion of its revenue from any line of business similar to those of the Company or its Subsidiaries to an extent that would reasonably be expected to materially delay expiration or termination of the waiting period under the HSR Act.

ARTICLE V

COVENANTS

Section 5.1 Conduct of Business of the Company.

(a) The Company covenants and agrees that, during the period from the date hereof until the Effective Time or the valid termination of this Agreement pursuant to Section 7.1 (the “Applicable Period”), except (i) as expressly contemplated or permitted by this Agreement, (ii) as disclosed in Section 5.1 of the Company Disclosure Letter, (iii) as required by applicable Law, (iv) as Parent shall otherwise consent to in writing (which consent shall not be unreasonably withheld, conditioned or delayed), or (v) for actions otherwise taken (or not taken) by the Company or any of its Subsidiaries to respond to any exogenous event beyond the reasonable control of the Company or its Subsidiaries (provided that, with respect to any action to be taken (or not taken) under this clause (v), neither the Company nor any of its Subsidiaries shall take (or not take) any such action unless the Company shall have first delivered prior written notice to Parent and engaged in good faith consultation with Parent), the Company shall, and shall cause each of its Subsidiaries to, use its commercially reasonable efforts to (A) conduct its business in the ordinary course of business in all material respects and (B) preserve the Company’s existing relations with Persons with whom the Company and its Subsidiaries have significant business relationships; provided, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.1(b) shall be deemed a breach of this Section 5.1(a) unless such action constitutes a breach of such provision of Section 5.1(b).

(b) During the Applicable Period, except (v) as expressly contemplated or permitted by this Agreement, (w) as disclosed in Section 5.1 of the Company Disclosure Letter, (x) as required by applicable Law, (y) as Parent shall otherwise consent to in writing (which consent shall not be unreasonably withheld, conditioned or delayed, solely in the case of (A) clauses (vi) through (xvii) below and (B) clause (xviii) below to the extent related to clauses (vi) through (xvii)), or (z) for actions otherwise taken (or not taken) by the Company or any of its Subsidiaries to respond to any exogenous event beyond the reasonable control of the Company or its Subsidiaries (provided that that, with respect to any action to be taken (or not taken) under this clause (z), neither the Company nor any of its Subsidiaries shall take (or not take) any such action unless the Company shall have first delivered prior written notice to Parent and engaged in good faith consultation with Parent), neither the Company nor any of its Subsidiaries shall:

(i) amend or otherwise change its certificate of incorporation or bylaws or any similar governing instruments or organizational documents;

(ii) adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial merger or consolidation, liquidation, dissolution, restructuring or recapitalization of the Company or any of its Subsidiaries with any other Person, or liquidate the Company or any of its Subsidiaries;

(iii) issue, deliver, sell, pledge, grant, dispose of or encumber any shares of its capital stock, or grant to any Person any right to acquire any shares of its capital stock, except pursuant to the settlement of Company RSUs or Company PSUs outstanding as of the date hereof and in accordance with the terms of such instruments;

(iv) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for (A) regular quarterly cash dividends on the Shares in the ordinary course of business, including the crediting of “dividend equivalents” pursuant to outstanding Company RSUs and Company PSUs in connection with regular quarterly cash dividends; provided that each such dividend does not exceed an amount equal to $0.15 per Share or (B) any dividend or distribution by a Subsidiary of the Company to the Company or to another Subsidiary of the Company);

(v) (A) adjust, split, combine, redeem, repurchase or otherwise acquire any shares of its capital stock or reclassify, combine, split, subdivide or otherwise amend the terms of its capital stock, or (B) purchase, redeem or otherwise acquire shares of its capital stock, except, in each case, in connection with the net settlement of Company RSUs, Company PSUs or other awards or obligations outstanding as of the date hereof or permitted to be granted after the date hereof;

(vi) (A) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise), or make any investment in, any corporation, partnership or other business organization or division for a purchase price, individually or in the aggregate, in excess of $10,000,000, other than purchases of inventory in the ordinary course of business or pursuant to existing Contracts; (B) sell or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division for a purchase price, individually or in the aggregate, in excess of $10,000,000 other than sales or dispositions of inventory in the ordinary course of business or pursuant to existing Contracts;

(vii) (A) amend in any material respect, renew, extend or terminate any Material Contract, other than (x) the automatic renewal or extension of any such Material Contract pursuant to its terms or on terms that are not less favorable to the Company and its Subsidiaries, taken as a whole or (y) with respect to Contracts that are Material Contracts as a result of Section 3.15(a)(vi), in each case, in the ordinary course of business, or (B) enter into any Contract that would have been a Material Contract had it been entered into prior to the date of this Agreement, other than with respect to Contracts that would have been Material Contracts as a result of Section 3.15(a)(vi);

(viii) authorize any capital expenditures which are, in the aggregate, in excess of the Company’s capital expenditure budget set forth on Section 5.1(b)(viii) of the Company Disclosure Letter, except for capital expenditures of less than $1,500,000 individually or $7,500,000 in the aggregate;

(ix) (A) make any loans, advances or capital contributions to, or investments in, any other Person (other than a member of the Company Group), or (B) other than in connection with any revolving credit facility under the Credit Agreement, incur any Indebtedness (other than a guaranty by one or more members of the Company in favor of one or more other members of the Company Group) in excess of $2,000,000 individually or $10,000,000 in the aggregate;

(x) make any pledge of any of its material assets (or a material portion thereof) or permit any of its material assets (or a material portion thereof) to become subject to any Liens, other than Permitted Encumbrances;

(xi) except to the extent required by the terms of a Company Benefit Plan or as required by Section 5.9 (A) increase (or commit to increase) the compensation or benefits (including severance) of any current or former employee, officer, director, or consultant of the Company or any Subsidiary with an annual base salary in excess of $250,000, except for increases to base salary in the ordinary course of business of no more than 15% per employee, (B) materially amend, terminate or adopt any compensation or benefit plan (other than any such adoption or amendment to a health and welfare benefit plan applicable to a current employee that does not materially increase the cost to the Company or any of its Subsidiaries of maintaining the applicable benefit plan) with or for the benefit of any current or former employee, officer, director, or consultant of the Company or any Subsidiary, (C) accelerate the vesting of, or the lapsing of restrictions with respect to, any compensation or benefits, including any equity or equity-based compensation, (D) grant or pay (or commit to grant or pay) any cash payment or equity or equity-based awards, or amend or modify the terms of any outstanding equity or equity-based awards or (E) establish or fund (or provide any funding for) any rabbi trust or other funding arrangement in respect of any Company Benefit Plan;

(xii) implement or adopt any material change in its methods of accounting, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

(xiii) (A) make, revoke or change any material Tax election, except for elections made in the ordinary course of business; (B) surrender any claim for a refund of material Taxes, (C) enter into any closing agreement, Tax allocation agreement or Tax sharing agreement with respect to material Taxes (other than, in each case, an agreement entered into in the ordinary course of business and the principal purpose of which is not related to Taxes); (D) file any material amended Tax Return; (E) settle or compromise any material Tax liability; (F) request or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment in respect of material Taxes (other than in the ordinary course of business or, in the case of a request, pursuant to customary extensions of the due date to file a Tax Return); (G) make any request for a private letter ruling, administrative relief, technical advice or other similar request with any governmental authority, in each case, principally in relation to Tax; (H) file any Tax Return in a manner materially inconsistent with past practice (except as required by a change in Law) or (I) change any accounting method for Tax purposes;

(xiv) compromise, settle or agree to settle any Action, or consent to the same, other than compromises, settlements, or agreements (A) to settle any Action relating to employee claims or (B) made in the ordinary course of business that involve only the payment of money damages (1) not in excess of $100,000 individually or $1,000,000 in the aggregate or (2) consistent with the reserves reflected in the Company’s balance sheet as of June 30, 2025;

(xv) affirmatively waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other similar restrictive covenant obligation of any current or former employee or independent contractor, other than in the ordinary course of business;

(xvi) (A) sell, lease, license, sublicense, assign, transfer, abandon, allow to lapse or expire, or otherwise dispose of any Company Registered IP or other material Intellectual Property owned or purported to be owned by it (other than non-exclusive licenses granted in the ordinary course of business or with respect to immaterial or obsolete Intellectual Property) or (B) disclose any material trade secrets of or held by it to any third party (other than in the ordinary course of business to a third party bound by adequate confidentiality obligations);

(xvii) sell, transfer, assign, abandon, let lapse, lease, sublease or otherwise dispose of, in any respect, any Leased Real Property, except in the ordinary course of business; or

(xviii) agree to take any of the actions described in Section 5.1(b)(i) through Section 5.1(b)(xvii).

Section 5.2 Conduct of Business of Parent and Merger Sub Pending the Merger. From and after the date hereof and prior to the Effective Time, and except as may otherwise be required by applicable Law, each of Parent and Merger Sub agree that it shall not, directly or indirectly, take any action which is intended to or which would reasonably be expected to (a) materially adversely affect or materially delay the ability of Parent or Merger Sub to (i) obtain any necessary approvals of any Governmental Entity necessary for the consummation of the transactions contemplated hereby or (ii) perform its covenants or agreements, or (b) otherwise, individually or in the aggregate, have a Parent Material Adverse Effect.

Section 5.3 No Control of Other Party’s Business. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 5.4 Acquisition Proposals.

(a) Except as set forth in this Section 5.4, the Company shall not, and shall cause its Subsidiaries and its and its Subsidiaries’ respective directors and officers not to, and shall use reasonable best efforts to cause its other Representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage any inquiries, proposals or offers with respect to, or the making of, an Acquisition Proposal, (ii) engage, authorize, or participate in any negotiations or discussions (other than to refer the inquiring Person to this Section 5.4 or, following the receipt of an Acquisition Proposal that did not result from a material breach of Section 5.4(a), contacting any Person making such Acquisition Proposal to ascertain facts or clarify terms for the purpose of the Company Board and any committee thereof reasonably informing itself as to such Acquisition Proposal) concerning, or provide or cause to be provided any non-public information or data relating to the Company or any of its Subsidiaries in connection with, any inquiries, proposals or offers that constitute, or that would reasonably be expected to lead to, an Acquisition Proposal or (iii) enter into or agree to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, or other similar agreement (other than a confidentiality agreement referred to in Section 5.4(b) entered into in compliance with Section 5.4(b)) relating to any Acquisition Proposal (an “Alternative Acquisition Agreement”) or any agreement requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by this Agreement. The Company shall, and shall cause its Subsidiaries and its and its Subsidiaries’ respective directors and officers to, and shall use reasonable best efforts to cause its other Representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal, and the Company shall request that all non-public information previously provided by or on behalf of the Company or any of its Subsidiaries to any such Persons be returned or destroyed in accordance with the applicable confidentiality agreement with such Persons. The Company will not waive, terminate or modify any provision of any “standstill” or similar obligation that prohibits an Acquisition Proposal to the Company Board; provided, that nothing in this Agreement shall restrict the Company from permitting a Person to request the waiver of a “standstill” or similar obligation or from granting such a waiver, in each case, to the extent that the Company Board (or any committee thereof) has determined in good faith, after consultation with its outside legal counsel, the failure to do so would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law. The Company agrees that any material violations of the restrictions set forth in this Section 5.4 by any of its or and of its Subsidiaries’ Representatives (acting on behalf of the Company or any of its Subsidiaries) will be deemed to be a breach of this Agreement (including this Section 5.4) by the Company, but only to the extent the Company has knowingly authorized, directed or materially assisted such Representatives in committing such violation.

(b) Notwithstanding anything to the contrary in Section 5.4(a) or elsewhere in this Agreement, at any time prior to obtaining the Company Stockholder Approval, the Company may, in response to an unsolicited bona fide written Acquisition Proposal that did not result from a material breach of Section 5.4(a) and that the Company Board (or any committee thereof) determines in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or may reasonably be expected to lead to a Superior Proposal, (i) furnish information with respect to the Company and its Subsidiaries to the Person making such Acquisition Proposal pursuant to a customary confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreements (except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement and it being agreed that the Company may enter into a confidentiality agreement without a standstill provision), (ii) engage or participate in discussions or negotiations with such Person and its Representatives regarding such Acquisition Proposal, and (iii) otherwise facilitate and encourage such Acquisition Proposal or assist such Person with such Acquisition Proposal; provided, that the Company shall promptly (and in any event within twenty-four (24) hours after the time it is provided to such Person) provide or make available to Parent any material non-public information concerning the Company or any of its Subsidiaries that is provided to the Person making such Acquisition Proposal or its Representatives which was not previously provided or made available to Parent.

(c) Subject to the permitted actions contemplated by clauses (d) and (e) below, and Section 7.1(c)(ii), neither the Company Board nor any committee thereof shall (i) withdraw or modify in a manner adverse to Parent or Merger Sub, or publicly propose to withdraw or modify in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, (ii) adopt, approve, declare advisable or recommend, or publicly propose to adopt, approve, declare advisable or recommend, any Acquisition Proposal or cause or permit the Company or any of its Subsidiaries to enter into any Alternative Acquisition Agreement, (iii) fail to include the Company Board Recommendation in the Proxy Statement, (iv) fail to publicly recommend against acceptance of any tender offer or exchange offer for the Shares within ten (10) Business Days after commencement of such offer (or if the Company Stockholders Meeting is scheduled to be held within ten (10) Business Days from the date of such commencement, promptly, and in any event, no later than two (2) Business Days prior to the scheduled date of the Company Stockholders Meeting), (v) fail to publicly reaffirm the Company Board Recommendation within five (5) Business Days after Parent so requests in writing (or, if the Company Stockholders Meeting is scheduled to be held within five (5) Business Days of such request, within one (1) Business Day after such request and, in any event, no later than two (2) Business Days prior to the scheduled date of the Company Stockholders Meeting) if the Company receives an Acquisition Proposal that is publicly made or announced; provided that Parent may make such a request no more than one (1) time per Acquisition Proposal and the Company shall not be required to do so to the extent it would be inconsistent with applicable Law, including the fiduciary duties of the directors or (vi) resolve or publicly propose to take any action described in the foregoing clauses (i) through (v) (any of such actions, an “Adverse Recommendation Change”); provided further that delivery of a written notice to Parent as contemplated by clauses (d) or (e) below, or public disclosure that such notice has been delivered to Parent, shall not be deemed to constitute an Adverse Recommendation Change or otherwise a violation of this Section 5.4(c).

(d) Notwithstanding anything to the contrary set forth in this Section 5.4 or elsewhere in this Agreement, following receipt of a bona fide written Acquisition Proposal by the Company after the date of this Agreement, and prior to the Company Stockholder Approval, that did not result from a material breach of this Section 5.4, if the Company Board (or any committee thereof) determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, (i) such Acquisition Proposal constitutes a Superior Proposal and (ii) that the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable Law, the Company Board (or any committee thereof) may, at any time prior to the Company Stockholders Meeting, make an Adverse Recommendation Change or terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal in accordance with Section 7.1(c)(ii), or authorize, resolve, agree or propose publicly to take any such action, if all of the following conditions are met:

(i) (A) the Company shall have provided to Parent four (4) Business Days’ prior written notice, which notice shall (1) state expressly that the Company has received a written Acquisition Proposal that constitutes a Superior Proposal, (2) include as exhibits thereto an unredacted copy of the Alternative Acquisition Agreement and (3) state expressly that, subject to any revisions to the terms and conditions of this Agreement, the Company Board (or any committee thereof) has determined to make an Adverse Recommendation Change or to terminate this Agreement in accordance with Section 7.1(c)(ii) in order to enter into the Alternative Acquisition Agreement, as applicable (provided, that in the case of this clause (A), that the Company shall be required to provide Parent with a new notice and an additional two (2) Business Day period hereunder if the applicable alternative acquiror amends the financial terms or any other material term or condition of the applicable Superior Proposal before the Company Board (or any committee thereof) makes such Adverse Recommendation Change or terminates this Agreement), and (B) prior to making such Adverse Recommendation Change or terminating this Agreement in accordance with Section 7.1(c)(ii), as applicable, the Company shall, and shall use reasonable best efforts to cause its Representatives to, have used commercially reasonable efforts to engage in good faith with Parent (to the extent Parent wishes to engage) during such four (4) Business Day period (or two (2) Business Day period following an amended Superior Proposal) (subject to any applicable extensions), which may be on a non-exclusive basis, to permit Parent to propose adjustments to the terms and conditions of this Agreement or the Equity Commitment Letter such that the Acquisition Proposal ceases to constitute a Superior Proposal; and

(ii) following the four (4) Business Day period (or two (2) Business Day period) (subject to any applicable extensions), the Company Board (or any committee thereof) shall have determined, in good faith, after consultation with its financial advisors and outside legal counsel, that, in light of such Superior Proposal and taking into account any revised terms proposed in writing by Parent, such Superior Proposal continues to constitute a Superior Proposal and that the failure to make such Adverse Recommendation Change or to terminate this Agreement in accordance with Section 7.1(c)(ii), as applicable, would be inconsistent with the directors’ fiduciary duties under applicable Law.

(e) Notwithstanding anything to the contrary set forth in this Section 5.4 or elsewhere in this Agreement, upon the occurrence of any Intervening Event, if the Company Board (or any committee thereof) determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, that the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable Law, the Company Board (or any committee thereof), at any time prior to the Company Stockholder Approval, may make an Adverse Recommendation Change if all of the following conditions are met:

(i) the Company shall have (A) provided to Parent three (3) Business Days’ prior written notice, which shall (1) set forth in reasonable detail information describing the Intervening Event and (2) state expressly that, subject to clause (ii) below, the Company Board (or any committee thereof) has determined to make an Adverse Recommendation Change (provided, that in the case of this clause (A), that the Company shall be required to provide Parent with a new notice and an additional two (2) Business Day period hereunder in the event of any material modifications or developments with respect to such Intervening Event before the Company Board (or any committee thereof) makes such Adverse Recommendation Change) and (B) prior to making such an Adverse Recommendation Change, used (and shall have used reasonable best efforts to cause its Representatives to have used) commercially reasonable efforts to engage in good faith with Parent (to the extent Parent wishes to engage) during such three (3) Business Day period to consider any adjustments proposed by Parent to the terms and conditions of this Agreement or the Equity Commitment Letter such that the failure of the Company Board (or any committee thereof) to make an Adverse Recommendation Change in response to the Intervening Event in accordance with clause (ii) below would no longer be inconsistent with the directors’ fiduciary duties under applicable Law; and

(ii) following the three (3) Business Day period (or two (2) Business Day period), the Company Board (or any committee thereof) shall have determined in good faith, after consultation with its outside legal counsel, and financial advisors, that in light of such Intervening Event and taking into account any revised terms proposed in writing by Parent, the failure to make an Adverse Recommendation Change would be inconsistent with the directors’ fiduciary duties under applicable Law.

(f) The Company promptly (and in any event within twenty-four (24) hours) shall advise Parent orally and in writing of any written Acquisition Proposal received by the Company or any of its Representatives, which notice shall include a copy of the applicable written Acquisition Proposal (or, if oral, the material terms of any such Acquisition Proposal) and the identity of the Person making such Acquisition Proposal. The Company shall thereafter keep Parent informed, on a current basis (and in any event within 24 hours), of any material change in the terms of any such Acquisition Proposal and the status of any material developments, discussions or negotiations regarding any such Acquisition Proposal, and the material terms and conditions thereof, including by providing a copy of material documentation relating thereto that is exchanged between the Person (or its Representatives) making such Acquisition Proposal and the Company (or its Representatives) promptly after receipt thereof.

(g) Nothing set forth in this Agreement shall prevent the Company or the Company Board (or any committee thereof) from (i) taking and disclosing to Company stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communication to equity holders in connection with the making or amendment of a tender offer or exchange offer) or from (ii) making any required disclosure to the Company’s stockholders if, in the good faith judgment of the Company Board (or any committee thereof), after consultation with outside counsel, failure to disclose such information would reasonably be expected to violate its obligations under applicable Law or violate applicable Law, and in either case, such action taken pursuant to this Section 5.4(g) shall not constitute an Adverse Recommendation Change.

Section 5.5 Preparation of Proxy Statement; Stockholders’ Meeting.

(a) As promptly as reasonably practicable following the date of this Agreement (but no later than thirty (30) days from the date hereof), the Company shall, with the assistance of Parent, prepare the Proxy Statement and file the Proxy Statement with the SEC. Parent, Merger Sub and the Company shall cooperate with each other in the preparation of the Proxy Statement.

(b) Without limiting the generality of the foregoing, each of Parent and Merger Sub shall furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. The Company shall use its commercially reasonable efforts (in consultation with Parent) to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof. Each of Parent, Merger Sub and the Company agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading. The Company shall as soon as reasonably practicable notify Parent and Merger Sub of the receipt of any comments from the SEC with respect to the Proxy Statement and any request by the SEC for any amendment to the Proxy Statement or for additional information and shall provide Parent with copies of any correspondence with the SEC with respect to the Proxy Statement. Notwithstanding anything to the contrary in Section 5.5(a) or this Section 5.5(b), prior to filing the Proxy Statement (or any amendment or supplement thereto), or responding to any comments of the SEC with respect thereto, the Company shall provide Parent with a reasonable opportunity to review and comment on such document or response and shall consider Parent’s comments in good faith.

(c) As promptly as reasonably practicable following the clearance of the Proxy Statement by the SEC (whether by confirmation that the SEC has no further comments or expiration of the ten (10)-day waiting period contemplated by Rule 14a-6(a) promulgated under the Exchange Act without receipt of comments from the SEC) (the “SEC Clearance Date”), the Company, acting through the Company Board (or a committee thereof), shall (i) cause the definitive Proxy Statement to be mailed to the Company’s stockholders within five (5) Business Days following the SEC Clearance Date, (ii) take all action necessary to duly call, give notice of, set a record date for, convene and hold the Company Stockholders Meeting for the purpose of obtaining the Company Stockholder Approval within forty-five (45) days of the date of the first mailing of the definitive Proxy Statement and (iii) except to the extent that the Company Board (or any committee thereof) shall have effected an Adverse Recommendation Change in accordance with Section 5.4, (x) include in the Proxy Statement the recommendation of the Company Board that the stockholders of the Company vote in favor of the adoption of this Agreement, (y) submit this Agreement for adoption by the stockholders of the Company at the Company Stockholders Meeting and (z) use commercially reasonable efforts to solicit from stockholders of the Company proxies in favor of the adoption of this Agreement; provided, that the Company shall be permitted to adjourn, recess, delay or postpone convening the Company Stockholders Meeting (but not beyond the Termination Date) (A) if in the good faith judgment of the Company Board (or any committee thereof), after consultation with its outside legal counsel, failure to effect such adjournment, recess, delay or postponement would be inconsistent with the directors’ fiduciary duties under applicable Law, (B) for the absence of a quorum (either in person or by proxy) necessary to conduct the business of the Company Stockholders Meeting or obtain the Company Stockholder Approval, (C) to solicit additional proxies for the purpose of obtaining the Company Stockholder Approval or (D) if the Company Board (or any committee thereof) has determined in good faith, after consultation with its outside legal counsel, that it is required by applicable Law to postpone or adjourn the Company Stockholders Meeting in order to give the stockholders of the Company sufficient time to evaluate any supplement or amendment to the Proxy Statement. Without the prior written consent of Parent (which will not be unreasonably withheld, conditioned or delayed), the Company Stockholders Meeting will not be postponed or adjourned (aa) by more than ten (10) days at a time or (bb) on more than three (3) occasions. In no event will the record date of the Company Stockholders Meeting be changed without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), unless required by applicable Law.

Section 5.6 Access to Information; Confidentiality.

(a) From the date hereof to the Effective Time or the earlier termination of this Agreement, upon reasonable prior written notice, the Company shall, and shall use its reasonable best efforts to cause its Subsidiaries, officers, directors and representatives to afford to Parent reasonable access during normal business hours, consistent with applicable Law, to its properties, offices, other facilities and books and records, and shall furnish Parent with all financial, operating and other data and information as Parent shall reasonably request in writing (other than any of the foregoing that relates to the consideration, negotiation and execution of this Agreement, or, subject to the disclosure requirements set forth in Section 5.4, any Acquisition Proposal; and it being agreed that this Section 5.6 shall not permit Parent or its officers, employees or representatives to conduct any environmental testing or sampling, including but not limited to facility surface and subsurface soils and water, air or building materials); provided, that, except as required pursuant to Section 5.17, neither the Company nor any of its Subsidiaries shall be required to prepare, produce, compile or furnish any such data or information that is not already being prepared, produced or compiled by the Company or such Subsidiary, as the case may be, in the ordinary course of business, and any such data or information may be delivered in the form in which it is ordinarily maintained. Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or its Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by the employees of the Company or its Subsidiaries of their normal duties. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would (i) breach any agreement with any third party entered into prior to the date of this Agreement, (ii) in the good faith judgment of the Company based on the advice of outside legal counsel, constitute a waiver of or jeopardize the attorney-client or other privilege held by the Company or any of its Subsidiaries (it being agreed that, in the case of clauses (i) and (ii), the Company shall give notice to Parent of the fact that it is withholding such information and thereafter the Company and Parent shall use their respective commercially reasonable efforts to cause such information to be provided in a manner that would not reasonably be expected to violate such agreement or waive the applicable privilege), (iii) in the good faith judgment of the Company based on the advice of outside legal counsel, otherwise violate any applicable Law or (iv) include information reasonably pertinent to any adverse Action between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand.

(b) Except as otherwise permitted pursuant to Section 5.17, each of Parent and Merger Sub shall hold and treat, and shall direct its Representatives to hold and treat, in confidence all documents and information concerning the Company and its Subsidiaries furnished to Parent or Merger Sub in connection with the transactions contemplated by this Agreement in accordance with the (i) Confidentiality Agreement, dated as of June 11, 2025, by and between Advent International, L.P. and the Company and (ii) Confidentiality Agreement, dated as of June 11, 2025, by and between Corvex PE Advisors LP and the Company (collectively, the “Confidentiality Agreements”), which Confidentiality Agreements shall remain in full force and effect in accordance with their respective terms.

Section 5.7 General Efforts. Upon the terms and subject to the conditions set forth in this Agreement (including this Section 5.7) and subject to any different standard set forth herein with respect to any covenant or obligation (including Section 5.1 and Section 5.8), Parent and Merger Sub shall (and shall cause their respective Subsidiaries to, if applicable), on the one hand, and the Company shall (and shall cause its Subsidiaries to), on the other hand, use their respective commercially reasonable efforts to (i) take (or cause to be taken) all actions; (ii) do (or cause to be done) all things; and (iii) assist and cooperate with the other parties hereto in doing (or causing to be done) all things, in each case as are necessary, proper or advisable to consummate and make effective, as promptly as reasonably practicable, the Merger and the other transactions contemplated hereby, including by (A) causing the conditions to the Merger of the other party hereto set forth in Article VI to be satisfied (but not waived) and (B) (1) obtaining all consents, waivers, approvals, orders and authorizations from Governmental Entities; and (2) making all registrations, declarations and filings with Governmental Entities, in each case that are necessary or advisable to consummate the transactions contemplated hereby. In furtherance of the foregoing, the Company and Parent shall use commercially reasonable efforts to promptly notify each other of (x) any notice or other communication received by such party from any Governmental Entity in connection with the Merger or from any Person alleging in writing that the consent of such Person is or may be required in connection with the Merger, or (y) any Action commenced or, to such party’s knowledge, threatened in writing against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Merger. This Section 5.7 shall not apply to filings under Antitrust Laws, which shall be governed by the obligations set forth in Section 5.8.

Section 5.8 Antitrust.

(a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its respective best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and cooperate with each other in order to do, all things necessary, proper or advisable under Antitrust Law to consummate the transactions contemplated by this Agreement at the earliest practicable date, including: (i) causing the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger and the taking of such actions as are necessary to obtain any requisite consent or expiration of any applicable waiting period under the HSR Act or any other Antitrust Law; (ii) using best efforts to defend all Actions by or before any Governmental Entity challenging this Agreement or the consummation of the Merger; and (iii) using best efforts to resolve any objection asserted with respect to the transactions contemplated by this Agreement under any Antitrust Law raised by any Governmental Entity and to prevent the entry of any court order, and to have vacated, lifted, reversed or overturned any injunction, decree, ruling, order or other action of any Governmental Entity that would prevent, prohibit, restrict or delay the consummation of the transactions contemplated by this Agreement.

(b) In furtherance and not in limitation of the provisions of Section 5.8(a), each of the parties hereto, as applicable, agrees to prepare and file as promptly as practicable (and in any event no later than ten (10) Business Days from the date of this Agreement) an appropriate filing of a Notification and Report Form pursuant to the HSR Act and shall prepare and file as promptly as practicable (and in any event no later than ten (10) Business Days from the date of this Agreement) appropriate filings under the Antitrust Laws in the jurisdictions set forth in Section 3.4(b) of the Company Disclosure Letter. Parent shall pay all filing fees for the filings required under the Antitrust Laws by the Company and Parent.

(c) If a party hereto receives a request for additional information or documentary material from any Governmental Entity with respect to this Agreement or the transactions contemplated hereby, including but not limited to a “Second Request” under the HSR Act, then such party shall in good faith make, or cause to be made, as soon as reasonably practicable and advisable, and after consultation with the other parties, a response which is, at a minimum, and in the reasonable judgement of such party, in substantial compliance with such request.

(d) The parties hereto shall keep each other apprised of the status with respect to the matters set forth in this Section 5.8 and work cooperatively in connection with obtaining the approvals of or clearances under Antitrust Laws from each applicable Governmental Entity to consummate the transactions contemplated by this Agreement, including:

(i) cooperating with each other in connection with filings required to be made by any party under any Antitrust Law and liaising with each other in relation to each step of the procedure before the relevant Governmental Entities and as to the contents of all communications with such Governmental Entities. In particular, to the extent permitted by Law or Governmental Entity, no party will make any notification or other substantive filing in relation to the transactions contemplated hereunder with any Governmental Entity, including the initial filings under the HSR Act set forth in Section 5.8(b), without first providing the other party with a copy of such notification in draft form and giving such other party a reasonable opportunity to discuss its content before it is filed with the relevant Governmental Entities, and such first party shall consider and take account of all reasonable comments timely made by the other party in this respect;

(ii) furnishing to the other party all information within its possession that is reasonably required for any application or other filing to be made by the other party pursuant to applicable Law in connection with the transactions contemplated by this Agreement;

(iii) promptly notifying each other of any substantive communications from or with any Governmental Entity with respect to the matters set forth in this Section 5.8 and ensuring to the extent permitted by Law or Governmental Entity that each of the parties is entitled to attend any substantive meetings with or other substantive appearances before any Governmental Entity with respect thereto;

(iv) consulting and cooperating with one another in connection with all analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the Antitrust Laws; and

(v) without prejudice to any rights of the parties hereunder, consulting and cooperating in all respects with the other in defending all lawsuits and other proceedings by or before any Governmental Entity challenging this Agreement or the consummation of the transactions contemplated by this Agreement; provided, however, notwithstanding the foregoing, in the event of a disagreement, the final determination as to the appropriate course of action with respect to implementing the ultimate strategy for securing approvals, and expiration of relevant waiting periods under applicable Law, including Antitrust Laws, and resolving or defending against any Action brought or threatened to be brought by any Governmental Entity under any applicable Law, including Antitrust Laws, shall be made by Parent.

(e) In addition, Parent shall take, or cause to be taken, all other action and shall do, or cause to be done, all other things necessary, proper or advisable under all Antitrust Laws to consummate the transactions contemplated by this Agreement, including using its best efforts to obtain the expiration of all applicable waiting periods and obtain all other approvals and any other consents required to be obtained in order for the parties hereto to consummate the transactions contemplated by this Agreement.

(f) In furtherance of its obligations under Section 5.2, Parent shall not, and shall cause its Affiliates not to, acquire or agree to acquire (by merger, consolidation, purchase of equity interests or assets, joint venture or otherwise) any Person or any business, division or portion thereof, if such acquisition or agreement would reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any consent, approval, authorization, qualification or order from a Governmental Entity under Antitrust Law necessary for the consummation of the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period, (ii) materially increase the risk of any Governmental Entity entering an order prohibiting or delaying the consummation of the transactions contemplated by this Agreement under Antitrust Law or (iii) materially increase the risk of not being able to remove any such order on appeal or otherwise.

(g) Notwithstanding anything to the contrary set forth in this Agreement, the obligations of Parent under this Section 5.8 shall include Parent committing to: (i) selling, divesting, or otherwise conveying assets, categories, portions or parts of assets or businesses of Parent and its controlled Affiliates; (ii) agreeing to sell, divest, or otherwise convey any asset, category, portion or part of an asset or business of the Surviving Corporation and its Subsidiaries contemporaneously with or subsequent to the Effective Time; (iii) permitting the Company to sell, divest, or otherwise convey any of the particular assets, categories, portions or parts of assets or business of the Company or any of its Subsidiaries prior to the Effective Time; (iv) licensing, holding separate or entering into similar arrangements with respect to its respective assets or the assets of the Company or the conduct of business arrangements or terminating any existing relationships and contractual rights and obligations; provided that none of Parent’s non-controlled Affiliates, including any investment funds or investment vehicles affiliated with, or managed or advised by, any direct or indirect equity holder of Parent or any portfolio company (as such term is commonly understood in the private equity industry), are required to agree or commit to take, or not take, any actions relating to any of their respective assets, businesses or voting securities or part or interest thereof. No actions taken pursuant to this Section 5.8 shall be considered for purposes of determining whether a Material Adverse Effect has occurred.

(h) Notwithstanding anything to the contrary in this Section 5.8, a party’s commercially or competitively sensitive information and materials of a party will be provided to the other party on an outside counsel-only basis while, to the extent feasible, making a version in which the commercial or competitively sensitive information has been redacted available to the other party.

Section 5.9 Employee Matters.

(a) Without limiting any additional rights that any employee of the Company or any of its Subsidiaries who continues to be employed by the Surviving Corporation following the Effective Time (each, a “Company Employee”) may have under any Company Benefit Plan or applicable Law, and except as otherwise agreed in writing between Parent and a Company Employee, Parent will cause the Surviving Corporation and each of its Subsidiaries, as applicable, for a period commencing at the Effective Time and ending on the 18-month anniversary thereof, to maintain for each Company Employee (i) a base wage or base salary rate that is no less favorable than the base wage or base salary rate provided to such Company Employee immediately prior to the Effective Time, (ii) target short-term and long-term cash incentive opportunities that are no less favorable than those provided to such Company Employee immediately prior to the Effective Time, (iii) severance benefits upon a termination of employment that are no less favorable than the severance benefits to which such Company Employee would have been entitled upon a termination of employment under similar circumstances under the applicable Company Benefit Plan as in effect immediately prior to the Effective Time and listed on Section 3.11(a) of the Company Disclosure Letter, without taking into account any reduction, and taking into account all increases, in compensation paid or payable to such Company Employee on or after the Effective Time, (iv) retirement, health, and welfare benefits (excluding any post-employment health and welfare benefits and defined benefit pension plans) that are in the aggregate no less favorable than the retirement, health, and welfare benefits (excluding any post-employment health and welfare benefits and defined benefit pension plans) maintained for and provided to such Company Employee immediately prior to the Effective Time, and (v) without limiting the generality of clause (iv), for each Company Employee who actively participates in a nonqualified deferred compensation plan of the Company or one of its Subsidiaries immediately prior to the Effective Time, a continuing opportunity either to continue to participate in such plan, or to participate in an alternative nonqualified deferred compensation plan of Parent or one of its Subsidiaries on substantially no less favorable terms.

(b) The Company will cause each Company Employee to be paid such Company Employee’s annual, quarterly, or other periodic bonus(es) and commission(s) earned through the end of the 2025 calendar year in the ordinary course, based on actual performance, pursuant to the terms and conditions of the Company’s applicable bonus programs in effect as of the Effective Time and listed on Section 3.11(a) of the Company Disclosure Letter consistent with the Company’s past practice.

(c) As of and after the Effective Time, Parent will, or will cause the Surviving Corporation to, give each Company Employee full credit for purposes of eligibility, vesting, and benefit accruals (but not for purposes of benefit accruals under any defined benefit pension plans) under each employee compensation, incentive, and benefit (including vacation) plan, program, policy, and arrangement maintained as of and after the Effective Time by Parent, any of its Subsidiaries, or the Surviving Corporation in which the Company Employee participates (each, a “Parent Plan”) for the Company Employee’s service with the Company, its Subsidiaries, and their predecessor entities (i) to the same extent recognized by the Company and its Subsidiaries under the comparable Company Benefit Plan immediately prior to the Effective Time and (ii) to the extent that such credit will not result in a duplication of benefits with respect to the same period of service. With respect to each Parent Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA), Parent and its Subsidiaries will use commercially reasonable efforts to (i) cause there to be waived any pre-existing condition or eligibility limitations and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, Company Employees under similar Company Benefit Plans immediately prior to the Effective Time for the portion of the year in which the Effective Time occurs, in each case, to the same extent provided under the comparable Company Benefit Plan.

(d) Prior to making any written or broad-based oral communications to any current or former employee, officer, director or consultant of the Company or any of its Subsidiaries pertaining to compensation or benefit matters described in this Agreement or to compensation or benefits that will be provided by Parent or an Affiliate thereof following the Effective Time, the Company shall provide Parent with a copy of the intended communication, Parent shall have a reasonable period of time to review and comment on the communication, which comments the Company shall consider in good faith and incorporate to the extent reasonably practicable (if the Company does not adopt particular comments, the parties shall confer in good faith to reach compromise substitute language); provided, however, that the Company shall not be required to provide advance copies of communications that are consistent with prior communications that have been reviewed by Parent.

(e) Nothing contained in this Agreement will (i) be treated as an amendment to any Company Benefit Plan, (ii) obligate Parent or the Surviving Corporation to maintain any particular benefit plan or arrangement, (iii) prevent Parent or the Surviving Corporation from amending or terminating any benefit plan or arrangement or terminating any Company Employee or (iv) be deemed to guarantee employment for any period of time. Nothing herein is intended to provide any Company Employee or former employee any third-party beneficiary rights under this Agreement.

Section 5.10 Takeover Laws. If any Takeover Law is or becomes applicable (or is deemed to be applicable) to this Agreement, the Merger or any of the other transactions contemplated hereby, each of the Company, Parent, Merger Sub and their respective board of directors shall grant such approvals and take all action necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Law on this Agreement, the Merger and the other transactions contemplated hereby.

Section 5.11 Indemnification, Exculpation and Insurance.

(a) Without limiting any additional rights that any employee or director may have under any agreement or Company Benefit Plan, from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Parent shall cause the Surviving Corporation to indemnify and hold harmless each present (as of the Effective Time) and former officer and director of the Company and its Subsidiaries (the “Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, inquiries, fines, amounts paid in settlement and reasonable and documented out-of-pocket fees, costs and expenses, including attorneys’ fees and disbursements incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the Indemnified Party is or was an officer, director, employee, fiduciary or agent of the Company or any of its Subsidiaries or (ii) matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law and the Company Charter and Company Bylaws as at the date hereof. In the event of any such Action, (A) each Indemnified Party shall be entitled to advancement of expenses incurred in the defense of any Action from Parent or the Surviving Corporation to the fullest extent permitted under applicable Law and the Company Charter and

Company Bylaws as of the date hereof within ten (10) Business Days of receipt by Parent or the Surviving Corporation from the Indemnified Party of a request therefor; provided, that any Person to whom expenses are advanced provides an undertaking, if and only to the extent required by the DGCL or the Company Charter or Company Bylaws, to repay such advances if it is ultimately determined that such Person is not entitled to indemnification, (B) neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any proceeding or threatened Action (and in which indemnification could be sought by such Indemnified Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Action or such Indemnified Party otherwise consents, and (C) the Surviving Corporation shall cooperate in the defense of any such matter.

(b) Except as may be required by applicable Law, Parent and the Company agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the certificate of incorporation or bylaws (or comparable organizational documents) of the Company and its Subsidiaries or in any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries that is set forth on Section 5.11 of the Company Disclosure Letter shall survive the Merger and continue in full force and effect, and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party and shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time.

(c) For a period of six (6) years from the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries or cause the Surviving Corporation to provide substitute policies or cause the Surviving Corporation to purchase, a “tail policy,” in either case of at least the same coverage and amounts containing terms and conditions that are not less advantageous in the aggregate than such policy with respect to matters arising on or before the Effective Time; provided, that after the Effective Time, neither Parent nor the Surviving Corporation shall be required to pay with respect to such insurance policies in respect of any one policy year annual premiums in excess of 300% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such maximum amount; provided, further, that if the Surviving Corporation purchases a “tail policy” and the annual coverage thereunder costs more than 300% of such last annual premium, the Surviving Corporation shall purchase the maximum amount of annual coverage that can be obtained for 300% of such last annual premium. At the Company’s option, the Company may purchase, prior to the Effective Time, a six-year prepaid “tail policy” on terms and conditions (in both amount and scope) providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated hereby; provided that the premiums for such insurance purchased by the Company do not exceed 300% of the last annual premium paid by the Company prior to the date hereof in respect of such coverage. If such tail prepaid policy has been obtained by the Company prior to the Effective Time, Parent shall cause the Surviving Corporation to maintain such policy in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation.

(d) Notwithstanding anything herein to the contrary, if any Action (whether arising before, at or after the Effective Time) is instituted against any Indemnified Party on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 5.11 shall continue in effect until the final disposition of such Action.

(e) The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise. The provisions of this Section 5.11 shall survive the consummation of the Merger and, notwithstanding any other provision of this Agreement that may be to the contrary, expressly are intended to benefit, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives (and, unless required by applicable Law, may not be amended in a manner that would adversely affect the rights of any Indemnified Party without their prior written consent).

(f) In the event that the Surviving Corporation or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers, conveys or disposes all or a majority of its properties and assets to any Person or engages in any division transaction, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation or Parent, as the case may be, shall succeed to the obligations set forth in this Section 5.11.

Section 5.12 Rule 16b-3. Prior to the Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or Executive Officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.13 Public Announcements. Each of Parent and the Company, shall consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statement with respect to this Agreement, the Merger and the other transactions contemplated hereby and shall not issue any such press release or make any public announcement prior to such consultation and review, except (i) as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system, (ii) with respect to an Adverse Recommendation Change made in accordance with this Agreement or (iii) to enforce rights and remedies under this Agreement; provided, that the foregoing shall not apply to any public statement, disclosure, or communication so long as such statement, disclosure, or communication is substantially similar in tone and substance with previous public statements, disclosures, or communications made by the Company or Parent, as applicable, or to the extent that they have been reviewed and previously approved by both the Company and Parent. Parent and the Company agree that the press release announcing the execution and delivery of this Agreement shall be a joint release of Parent and the Company. Notwithstanding the foregoing, Parent, Merger Sub and their Affiliates shall not be required to consult with the Company prior to making any statements or disclosures with respect to this Agreement or the transactions contemplated by this Agreement (A) to existing or prospective general or limited partners, equity holders, members, managers and investors of such Person or any Affiliates of such Person, in each case who are subject to customary confidentiality restrictions, or (B) on such Person’s website or social media channels in the ordinary course of business (but with respect to such statements, only to the extent that such statements are consistent with the previous press releases, public disclosures or public statements made jointly by the Company and Parent (or individually if approved by the other party)).

Section 5.14 Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement, and Parent, in its capacity as the sole stockholder of Merger Sub, shall execute and deliver to Merger Sub and the Company a written consent approving the adoption of this Agreement in accordance with the DGCL immediately following the execution and delivery of this Agreement by the parties hereto.

Section 5.15 Stock Exchange De-Listing. Parent shall cause (and the Company shall reasonably cooperate with Parent to cause) the Company’s securities to be de-listed from Nasdaq and de-registered under the Exchange Act as promptly as practicable following the Effective Time.

Section 5.16 Treatment of Company Indebtedness. The Company shall, and shall cause its Subsidiaries to, deliver all notices and take all other actions reasonably requested by Parent that are required to terminate all commitments outstanding under and repay in full all obligations, if any, owing in respect of all Payoff Indebtedness, and facilitate the release of all Liens, if any, securing such obligations, and the release of all guarantees, if any, in connection therewith, in each case, on the Closing Date as of the Effective Time (such termination, repayment and releases, the “Payoff Indebtedness Terminations”); provided, that, for the avoidance of doubt, the Company may rescind any such notice in accordance with the terms of the agreement governing such Payoff Indebtedness if the Effective Time does not occur on the prepayment and termination date specified in such notice. In furtherance and not in limitation of the foregoing, the Company shall, and shall cause its Subsidiaries to, deliver to Parent at least two (2) Business Days prior to the Closing Date executed payoff letters with respect to all Payoff Indebtedness (each, a “Payoff Letter”) in form and substance customary for transactions of this type (and drafts reasonably in advance thereof), from the Persons to whom such Payoff Indebtedness is owed (or any agent on behalf of such Persons), which Payoff Letters, together with any related release documentation, shall be reasonably satisfactory to Parent and, among other things, include the payoff amount and provide that all Liens (and guarantees), if any, granted in connection therewith relating to the assets, rights and properties of the Company and its Subsidiaries securing such Payoff Indebtedness and any other obligations secured thereby, shall, upon the payment of the amount set forth in the applicable Payoff Letter on the Closing Date, be released and terminated. Parent and Merger Sub shall use reasonable best efforts to enter arrangements reasonably satisfactory to the Credit Agreement Agent and Parent in respect of any letters of credit issued under the Credit Agreement and set forth on Section 5.16 of the Company Disclosure Letter. Notwithstanding anything in this Agreement to the contrary (but subject to the requirement to deliver prepayment and termination notices by the time required by and otherwise in accordance with the terms of the agreements governing such Payoff Indebtedness), in no event shall this Section 5.16 require the Company or any of its Subsidiaries to cause the Payoff Indebtedness Terminations to be consummated unless and until the Effective Time has occurred.

Section 5.17 Financing Cooperation.

(a) Prior to the earlier of (i) the Closing and (ii) the termination of this Agreement in accordance with its terms, the Company shall, to the extent Parent may reasonably request, use its commercially reasonable efforts to, and shall cause its Subsidiaries and its and their respective officers and employees to, and shall instruct its and their respective Representatives to, use commercially reasonable efforts to provide, in each case, at Parent’s expense in accordance with Section 5.17(b), to Parent such cooperation as is reasonable and customary and reasonably requested in writing by Parent in connection with consummation of the debt financing consummated or anticipated to be consummated by Parent in connection with the transactions contemplated hereunder (any such debt financing, a “Debt Financing”), including, without limitation:

(i) cooperating in the preparation of any customary confidential information memorandum or similar customary marketing documents and the negotiation, execution and delivery of any definitive financing documents (including any loan agreement, pledge and security documents, and related deliverables (including any schedules and exhibits thereto)) as may be reasonably requested by Parent;

(ii) making senior management of the Company reasonably available at mutually agreeable reasonable times, with reasonable advance notice, for participation in conference calls and/or lender meetings (limited, in the case of lender meetings to no more than two (2) meetings) and a reasonable and limited number of due diligence sessions, drafting sessions and, to the extent required by the Debt Financing, sessions with ratings agencies;

(iii) solely with respect to financial information and data derived from the Company’s and its Subsidiaries’ books and records, cooperating and assisting Parent in connection with the preparation of customary pro forma financial statements reflecting the consummation of the relevant transactions contemplated hereby to the extent customary to be included in marketing materials in connection with the Debt Financing; provided, for the avoidance of doubt, that the Company and its Subsidiaries shall not be obligated to provide pro forma financial statements or any information regarding any post-Closing or pro forma cost savings, synergies, capitalization or ownership;

(iv) ensuring that the chief financial officer or similar officer of the Company executes, (A) prior to the Closing, customary “authorization” letters in connection with bank information memoranda authorizing the distribution of information to prospective lenders containing a customary “10b-5 representation” and identifying any portion of such information that constitutes material, nonpublic information regarding the Company; provided that any such information distributed in connection with the foregoing shall contain customary language which shall exculpate the Company and its Subsidiaries with respect to any liability related to the unauthorized use or misuse of the contents of such information or related marketing materials by the recipients thereof and (B) a customary solvency certificate in the form and substance reasonably satisfactory to Parent;

(v) facilitating the pledging of collateral and the perfection of the applicable security interests;

(vi) furnishing Parent and the Debt Financing Sources promptly, and in any event no later than three (3) Business Days prior to the Closing Date, with all documentation and other information required by regulatory authorities under applicable “know your customer” provisions of anti-money laundering rules and regulations, including the PATRIOT Act, that has been reasonably requested by Parent in writing at least nine (9) Business Days prior to the Closing Date;

(vii) causing the taking of corporate and other actions by the Company that are reasonably necessary to permit the consummation of the Debt Financing on the Closing Date and to permit the proceeds thereof to be made available to Parent as of the Closing; it being understood and agreed that (A) no such corporate or other action will take effect prior to the Closing and (B) any such corporate or other action will only be required of the directors, members, partners, managers or officers of the Company who retain their respective positions as of the Closing;

(viii) consenting to the reasonable use of the logos of the Company in connection with the Debt Financing in a manner that is customary for financing transactions of the type; it being understood that such logos will not be used in a manner that is intended to or reasonably likely to harm or disparage the Company or the reputation or goodwill of the Company;

(ix) to the extent the syndication efforts in respect of the Debt Financing would benefit from the existing lending relationships of the Company, provide such support reasonably requested by Parent to achieve such benefits; and

(x) at the reasonable request of Parent, and subject to the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed (and for clarity, any action by the Company acting in good faith and upon the advice of legal counsel shall not be deemed unreasonable)), using commercially reasonable efforts to (A) file with the SEC or any securities exchange and (B) post on Debtdomain, IntraLinks, SyndTrak Online or similar electronic means, disclosing information identified by Parent relating to the Company and its Subsidiaries for purposes of permitting such information to be included in any bank information memoranda or other customary marketing materials to be provided to potential debt investors who do not wish to receive material nonpublic information with respect to any of the Company, its Subsidiaries or any of their respective securities;

provided, that nothing in this Agreement shall require such cooperation to the extent it would, in the Company’s reasonable judgment, (i) materially interfere with the business or operations of the Company and its Subsidiaries (it being understood and agreed that the actions specified in clauses (i) through (x) of this Section 5.17(a), giving effect to all reasonable and customary qualifiers and other limitations expressly set forth therein, do not interfere with the business or operations of the Company and/or its Subsidiaries), (ii) cause any representation or warranty in this Agreement to be breached or (iii) cause any condition in this Agreement to be failed to be satisfied; provided, further, that notwithstanding anything in this Agreement to the contrary, neither the Company nor any of its Subsidiaries shall (1) be required to bear any cost or expense, pay any fee or incur any liability unless and until the Closing occurs, (2) other than with respect to the authorization letters contemplated in clause (iv) above, (a) have any liability or obligation under any loan agreement or any related document or any other agreement or document related to the Debt Financing, unless and until the Closing occurs or (b) execute or deliver any definitive financing documents, including any credit or other agreements, pledge or security documents or other certificates, legal opinions or documents, in connection with the Debt Financing that is not contingent upon the Closing or that would be effective prior to the Closing Date, (3) be required to take any corporate or similar actions prior to the Closing to permit the consummation of the Debt Financing that is not contingent upon the Closing or that would be effective prior to the Closing Date, (4) be required to provide or prepare any financial and operating data with respect to the Company and its Subsidiaries that is not prepared by the Company in the ordinary course of business and available to the Company or (5) be required to deliver or cause the delivery of (x) any legal opinions or accountants’ comfort letters or (y) reliance letters or any certificate as to solvency or any other certificate necessary for the Debt Financing that, in the case of this clause (y), is not contingent upon the Closing or that would be effective prior to the Closing Date. If Closing does not occur, Parent shall indemnify and hold harmless the Company and its Subsidiaries, and their respective officers, employees and other Affiliates, from and against any loss, liability, damages, cost or expense (including reasonable legal fees and expenses) (collectively, “Losses”) incurred by any of them in connection with the arrangement of the Debt Financing and the utilization of any information in connection therewith, except to the extent such Losses arise out of or result from (A) any material inaccuracy in any information provided by or on behalf of the Company and/or any of its Subsidiaries or (B) the gross negligence, fraud or willful misconduct or intentional misrepresentation or intentional breach of this Agreement by the Company and/or any of its Subsidiaries or any of it or their respective Affiliates. Notwithstanding anything to the contrary in this Agreement or the Confidentiality Agreement, Parent shall be permitted to share information related to the Company with rating agencies and prospective lenders and financing sources, subject to the entry thereof into customary confidentiality arrangements, including “click through” confidentiality agreements and confidentiality provisions contained in customary confidential information memorandum. Neither the Company nor any of its Subsidiaries or Representatives shall be required to take or permit the taking of any action pursuant to this Section 5.17 that would (i) reasonably be expected to cause any director, officer, employee or stockholder of the Company or any of its Subsidiaries to incur any personal liability, (ii) reasonably be expected to conflict with the organizational documents of the Company or any of its Subsidiaries or any Laws, (iii) reasonably be expected to result in a violation or breach of, or a default (with or without notice, lapse of time, or both) under, any Material Contract to which the Company or any of its Subsidiaries is a party, (iv) require the Company or any of its Subsidiaries or any of their Representatives to provide access to or disclose information that the Company or any of its Subsidiaries reasonably determines could jeopardize any attorney-client privilege or other applicable privilege or protection of the Company or any of its Subsidiaries or (v) require the delivery of any opinion of counsel representing the Company or any of its Subsidiaries; provided, that in the event that the Company or any of its Subsidiaries or any of their Representatives do not provide access or information in reliance on clause (iv), the Company will use commercially reasonable efforts to notify Parent that such information is being withheld on such basis (but solely if providing such notice would not violate any confidentiality obligation).

(b) If Closing does not occur, Parent shall reimburse the Company for all reasonable and documented expenses incurred by the Company in connection with its compliance with this Section 5.17, promptly upon receipt of the Company’s written request therefor.

(c) Notwithstanding anything to the contrary in this Agreement, any failure by the Company to comply with its obligations under this Section 5.17 shall be disregarded for purposes of determining whether the condition set forth in Section 6.3(b) has been satisfied, and no such failure shall be deemed to constitute a breach of this Agreement for purposes of such condition.

(d) Parent and Merger Sub acknowledge and agree that obtaining any Debt Financing (or any alternative financing), or the consummation of any transaction or issuance in connection therewith, is not a condition to the Closing, and Parent and Merger Sub each reaffirm their respective obligations to consummate the transactions contemplated hereby irrespective and independently of the availability of any Debt Financing (or any alternative financing), subject only to the satisfaction of the conditions set forth in Section 6.1 and Section 6.3.

Section 5.18 Transaction Litigation. Each of the Company, on the one hand, and Parent, on the other hand, shall as promptly as reasonably practicable notify the other party in writing of, and shall give the other party a reasonable opportunity to participate in the defense and settlement of, any Transaction Litigation. For purposes of this Section 5.18, “participate” means that the Company or Parent, as the case may be, shall keep the other party reasonably apprised of the proposed strategy and other significant decisions with respect to any Transaction Litigation (to the extent that the attorney-client privilege is not undermined or otherwise adversely affected), and the other party may offer comments or suggestions at its own expense with respect to such Transaction Litigation which the Company or Parent, as the case may be, shall consider in good faith, but the other party shall not be afforded decision-making power or authority. Notwithstanding the foregoing, the Company shall not compromise or settle, or agree to compromise or settle, any Transaction Litigation without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed).

Section 5.19 Equity Financing. Subject to, and in accordance with, the terms of the Equity Commitment Letter, Parent and Merger Sub will take (or cause to be taken) all actions, and do (or cause to be done) all things, necessary, proper or advisable to obtain the Equity Financing contemplated by the Equity Commitment Letter. Parent shall not amend, waive, supplement, consent to or otherwise modify the Equity Commitment Letter in any respect without the prior written consent of the Company. Parent shall give the Company prompt written notice (i) of any breach or default, cancellation, termination or repudiation (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to result in any breach or default) by any party to the Equity Commitment Letter, (ii) of the receipt of any notice from any Person with respect to any breach, default, termination or repudiation by any party to the Equity Commitment Letter and (iii) of any expiration or termination of the Equity Commitment Letter. Without limiting the foregoing, Parent shall not, and shall not permit any of its controlled Affiliates to, without the prior written consent of the Company, take any action or enter into any transaction that would reasonably be expected to impair, delay or prevent consummation of the Equity Financing contemplated by the Equity Commitment Letter (and subject to the terms and conditions thereof) or fail to take any action or enter into any transaction, if such failure would reasonably be expected to materially impair, delay or prevent consummation of the Equity Financing contemplated by the Equity Commitment Letter (and subject to the terms and conditions thereof). Parent and Merger Sub acknowledge and agree that neither obtaining the Equity Financing or any alternative financing, nor the consummation of any issuance of equity securities Equity Financing or any alternative financing, is a condition to the Closing, and Parent and Merger Sub each reaffirm their respective obligations to consummate the transactions contemplated hereby, irrespective and independently of the availability of the Equity Financing or any alternative financing or the consummation of any such issuance, subject to the satisfaction of the conditions set forth in this Agreement.

Section 5.20 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.1 Conditions to Each Party’s Obligation to Effect the Merger. The obligation of each party to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) No Injunctions or Legal Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity that, in any case, prohibits or makes illegal the consummation of the Merger.

(c) Antitrust Laws. (i) Any applicable waiting period (and any extension thereof) under the HSR Act (including any timing agreements, understandings, or commitments entered into with a Governmental Entity to extend any waiting period or not close the transactions) shall have expired or been terminated and (ii) the approvals by the Governmental Entities listed in Section 3.4(b) of the Company Disclosure Letter shall have been obtained.

Section 6.2 Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction, or waiver by the Company, at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations or warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality, “Parent Material Adverse Effect” and similar qualifiers set forth in such representations and warranties shall be disregarded).

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time.

(c) Officers’ Certificate. The Company shall have received a certificate signed by an executive officer of Parent certifying as to the matters set forth in Section 6.2(a) and 6.2(b).

Section 6.3 Conditions to the Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to effect the Merger is also subject to the satisfaction, or waiver by Parent, at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company:

(i) set forth in Section 3.1(a) (Organization, Standing and Power) and Section 3.24 (Brokers) of this Agreement (A) to the extent not qualified by “material,” “materiality,” “Material Adverse Effect” and words of similar import set forth therein, shall be true and correct in all material respects as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date) and (B) to the extent qualified by “material,” “materiality,” “Material Adverse Effect” and words of similar import set forth therein, shall be true and correct, as so qualified, in all respects as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date);

(ii) set forth in (A) Section 3.2(a) (Capital Stock) shall be true and correct as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for any inaccuracies in such representations and warranties that are de minimis relative to the total fully diluted equity capitalization of the Company, and (B) Section 3.8(b) (Absence of Certain Changes or Events) shall be true and correct in all respects as of the Closing Date as though made as of the Closing Date; and

(iii) all other representations and warranties of the Company set forth in this Agreement, other than those Sections specifically identified in clauses (i) and (ii) of this Section 6.3(a), shall be true and correct (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality, “Material Adverse Effect” and similar qualifiers set forth in such representations and warranties shall be disregarded) as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except, in the case of this clause (iii), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

(c) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Material Adverse Effect that is continuing as of the Effective Time.

(d) Officers’ Certificate. Parent shall have received a certificate signed by an Executive Officer of the Company certifying as to the matters set forth in Section 6.3(a), Section 6.3(b) and Section 6.3(c).

Section 6.4 Frustration of Closing Conditions. Neither Parent nor Merger Sub, on the one hand, nor the Company, on the other hand, may rely on the failure of any condition set forth in this Article VI to be satisfied (or to be able to be satisfied) to excuse it from its obligation to effect the Merger or the other transactions contemplated hereby to the extent that such failure was caused by such party’s breach of this Agreement.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Company Stockholder Approval has been obtained (with any termination by Parent also being an effective termination by Merger Sub):

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company:

(i) if the Merger shall not have been consummated on or before 11:59 p.m. (Eastern time) on July 5, 2026 (the “Termination Date”); provided, that neither party shall have the right to terminate this Agreement pursuant to this Section 7.1(b)(i) to the extent that any action of such party or Merger Sub (in the case of purported termination by Parent) or failure of such party or Merger Sub (in the case of purported termination by Parent) to perform or comply with the covenants and agreements of such party set forth in this Agreement shall have been the cause of, or resulted in, the failure of the Merger to be consummated by the Termination Date and such action or failure to perform constitutes a breach of this Agreement;

(ii) if any court or other Governmental Entity of competent jurisdiction shall have issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall have used its best efforts to contest, appeal and remove such judgment, order, injunction, rule, decree, ruling or other action in accordance with Section 5.8; provided, further, that neither party shall have the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) to the extent that any action of such party (or Merger Sub in the case of purported termination by Parent) or failure of such party (or Merger Sub in the case of purported termination by Parent) to perform or comply with the covenants and agreements of such party set forth in this Agreement shall have been the cause of, or resulted in, the issuance or continuing existence of such judgment, order, injunction, rule or decree or other action, and such action or failure to perform constitutes a breach of this Agreement; or

(iii) if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the adoption of this Agreement was taken; provided, that neither party shall have the right to terminate this Agreement pursuant to this Section 7.1(b)(iii) to the extent that any action of such party (or Merger Sub in the case of purported termination by Parent) or failure of such party (or Merger Sub in the case of purported termination by Parent) to perform or comply with the covenants and agreements of such party set forth in this Agreement shall have been the cause of, or resulted in, the failure to obtain the Company Stockholder Approval and such action or failure to perform constitutes a breach of this Agreement.

(c) by the Company:

(i) if Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 6.2 and (B) has not been cured by the earlier of the Termination Date and the thirtieth (30th) day following delivery of the Company’s written notice to Parent stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(c)(i) and the basis for such termination; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if it is then in breach of any of its covenants or agreements set forth in this Agreement (and such breach would result in the failure of any of the conditions set forth in Section 6.1 or Section 6.3); or

(ii) if prior to obtaining Company Stockholder Approval, (A) the Company Board (or any committee thereof) authorizes the Company, to the extent permitted by and subject to complying with the terms of Section 5.4, to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, (B) substantially concurrently with, and as a condition to, the termination of this Agreement, the Company, subject to complying with the terms of Section 5.4, enters into an Alternative Acquisition Agreement providing for a Superior Proposal and (C) prior to or substantially concurrently with, and as a condition to, such termination, the Company pays to Parent in immediately available funds any fees required to be paid pursuant to Section 7.3(b);

(d) by Parent:

(i) if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 6.3 and (B) has not been cured by the earlier of the Termination Date and the thirtieth (30th) day following delivery of the Parent’s written notice to the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(d)(i) and the basis for such termination; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if Parent or Merger Sub is then in breach of any of its covenants or agreements set forth in this Agreement (and such breach would result in the failure of any of the conditions set forth in Section 6.1 or Section 6.2); or

(ii) if the Company Board shall have effected an Adverse Recommendation Change.

The party desiring to terminate this Agreement pursuant to this Section 7.1 (other than pursuant to Section 7.1(a)) shall give written notice of such termination to the other party setting forth the basis on which such party is terminating this Agreement.

Section 7.2 Effect of Termination. In the event of termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the parties hereto or any Non-Recourse Party, except that the Confidentiality Agreements and the provisions of Section 3.24 and 4.10 (Brokers), Section 5.13 (Public Announcements), Section 5.6(b) (Confidentiality), Section 5.17(b) (Financing Cooperation - Reimbursement), this Section 7.2, Section 7.3 (Fees and Expenses), Section 8.2 (Notices), Section 8.3 (Certain Definitions), Section 8.5 (Entire Agreement), Section 8.6 (Parties in Interest), Section 8.7 (Governing Law), Section 8.8 (Submission to Jurisdiction), Section 8.9 (Assignment; Successors), Section 8.10 (Specific Performance), Section 8.12 (Severability), Section 8.13 (Waiver of Jury Trial), Section 8.15 (No Presumption Against Drafting Party), Section 8.18 (Non-Recourse) and Section 8.19 (Debt Financing Sources) of this Agreement shall survive the termination hereof; provided, that, subject to Section 7.3(e), none of the parties hereto shall be released from any liabilities or damages arising out of fraud or a Willful Breach.

Section 7.3 Fees and Expenses.

(a) Except as otherwise provided in this Agreement, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that the expenses incurred in connection with the filing, printing and mailing of the Proxy Statement (including applicable SEC filing fees) and the solicitation of the Company Stockholder Approval shall be shared equally by Parent and the Company.

(b) In the event that:

(i) this Agreement is terminated by either Parent or the Company pursuant to Section 7.1(b)(i) or Section 7.1(b)(iii) or by Parent pursuant to Section 7.1(d)(i) and (A) at any time after the date of this Agreement and prior to termination under Section 7.1(b)(i) or Section 7.1(d)(i) or the taking of a vote to adopt this Agreement at the Company Stockholders Meeting or any adjournment or postponement thereof (in the case of a termination pursuant to Section 7.1(b)(iii)), an Acquisition Proposal shall have been publicly announced or publicly made known to the stockholders of the Company, and it has been so announced or publicly made known but not withdrawn (x) prior to such termination in the case of such termination under Section 7.1(b)(i) or Section 7.1(d)(i) or, (y) prior to the Company Stockholders Meeting in the case of such termination under Section 7.1(b)(iii) and (B) within twelve (12) months after such termination, the Company shall have entered into a definitive agreement with respect to an Acquisition Proposal that is subsequently consummated (provided, that for purposes of this Section 7.3(b)(i), the references to “20% or more” in the definition of Acquisition Proposal shall be deemed to be references to “more than 50%”);

(ii) this Agreement is terminated by the Company pursuant to Section 7.1(c)(ii); or

(iii) this Agreement is terminated by Parent pursuant to Section 7.1(d)(ii);

then, in any such case, the Company shall pay to Parent a termination fee of $38,900,000 (the “Termination Fee”), it being agreed that in no event shall the Company be required to pay (or cause any of its Subsidiaries or Affiliates to pay) the Termination Fee on more than one occasion.

(c) Payment of the Termination Fee, if applicable, shall be made by wire transfer of same-day funds to the account or accounts designated by Parent (i) on the consummation of any transaction contemplated by an Acquisition Proposal in the case of a Termination Fee payable pursuant to Section 7.3(b)(i), (ii) concurrently with, and as a condition to, termination, in the case of a Termination Fee payable pursuant to Section 7.3(b)(ii) or (iii) within (2) Business Days after termination, in the case of a Termination Fee payable pursuant to Section 7.3(b)(iii).

(d) The Company acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails promptly to pay any amounts due pursuant to this Section 7.3, and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the amounts set forth in this Section 7.3, the Company shall pay to Parent its costs and expenses (including reasonable attorneys’ fees and expenses, provided that in no event shall attorneys’ fees that are based on a contingency fee, “success” fee or any other type of fee arrangement dependent on the outcome of the suit be deemed to be reasonable attorneys’ fees) in connection with such suit, together with interest (compounded annually) on the amounts due pursuant to this Section 7.3 from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made. The parties hereto acknowledge that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty, and that, without these agreements, the parties hereto would not enter into this Agreement.

(e) The parties hereto agree that, other than in the case of fraud or a Willful Breach by the Company, the payment of the Termination Fee and, if applicable, the costs and expenses of Parent pursuant to Section 7.3(d), shall be the sole and exclusive monetary remedy available to Parent, Merger Sub or any of their respective Affiliates under or related to this Agreement and the transactions contemplated hereby (including the failure thereof to be consummated) in the event any such payment becomes due and payable. Upon payment of the Termination Fee by the Company, other than in the case of fraud or a Willful Breach by the Company, neither Company, nor its Subsidiaries or Affiliates, nor any of their respective former, current or future stockholders, controlling Persons, managers, members, directors, officers, employees, partners, Affiliates, Representatives, agents nor any their respective assignees or successors nor any former, current or future stockholder, controlling Person, manager, member, director, officer, employee, partner, Affiliate, Representative, agent, assignee or successor of any of the foregoing shall have any further liability to Parent, Merger Sub or any other Person for any losses suffered under, arising out of or relating to this Agreement and the transactions contemplated hereby (including the termination hereof and the abandonment of the Merger), whether at Law, in Contract, in tort or otherwise.

Section 7.4 Amendment or Supplement. This Agreement may be amended, modified or supplemented by the parties hereto, prior to the Effective Time and whether before or after the Company Stockholder Approval has been obtained, by action taken or authorized by their respective boards of directors; provided, that after the Company Stockholder Approval has been obtained, no amendment may be made that pursuant to applicable Law requires further approval or adoption by the stockholders of the Company without such further approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties hereto at the time of the amendment.

Section 7.5 Extension of Time; Waiver. At any time prior to the Effective Time, the parties hereto may to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or acts of any of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties set forth in this Agreement or any document delivered pursuant hereto or (c) subject to applicable Law, waive compliance with any of the agreements or conditions of the other parties contained herein. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, other than those covenants or agreements of the parties hereto which by their terms apply, or are to be performed in whole or in part, after the Effective Time.

Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the date of transmittal if sent by email (provided, that (i) no automatic “bounce back” or similar automatic message of non-delivery is received with respect thereto and (ii) any communication sent by email on either (x) a non-Business Day or (y) any Business Day after 5:00 p.m. (recipient’s local time) shall in each case of (x) and (y) be deemed to have been sent at 9:00 a.m. (recipient’s local time) on the next Business Day), (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (d) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)	if to Parent, Merger Sub or the Surviving Corporation, to:

c/o Advent International, L.P.

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02215

Attention: Advent Legal

Email: [***]

and

Corvex PE Advisors LP

667 Madison Avenue

New York, NY 10065

Attention: [***]

E-mail: [***]

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Michael J. Aiello; Sachin Kohli

E-mail: [***]

(ii)	if to the Company, to:

Heidrick & Struggles International, Inc.

233 South Wacker Drive

Suite 4900

Chicago, IL 60606-6303

Attention: [***]

E-mail: [***]

with a copy (which shall not constitute notice) to:

Paul Hastings LLP

200 Park Avenue

New York, NY 10166

Attention: Eduardo Gallardo; Andrew Goodman

E-mail: [***]

Section 8.3 Certain Definitions. As used in this Agreement, the capitalized terms have the respective meanings ascribed to such terms in Exhibit A or as otherwise defined elsewhere in this Agreement.

Section 8.4 Interpretation.

(a) When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule, such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrase “date hereof” or “date of this Agreement” shall be deemed to refer to October 5, 2025. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning ascribed thereto in this Agreement. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Any reference to “days” in this agreement means calendar days unless Business Days are expressly specified. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall not be required to be done or taken on such day but on the first succeeding Business Day thereafter. All references herein to “parties” shall be to the parties hereto unless the context shall otherwise require.

(b) In this Agreement, except as the context may otherwise require, references to: (i) any agreement (including this Agreement), contract, statute or regulation are to the agreement, contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of an agreement or contract, to the extent permitted by the terms thereof and, if applicable, by the terms of this Agreement); (ii) any Governmental Entity includes any successor to that Governmental Entity; (iii) any applicable Law refers to such applicable Law as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under such statute) and references to any section of any applicable Law or other law include any successor to such section (provided, that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date); (iv) when calculating the period of time within which, or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day; and (v) “made available” means, with respect to any document, that such document was previously made available (A) in the electronic dataroom relating to the transactions contemplated by this Agreement maintained by the Company or in the Company SEC Documents on or prior to one (1) calendar day prior to the date of execution of this Agreement or (B) via email delivery to the other party or its authorized representatives before execution of this Agreement.

Section 8.5 Entire Agreement. This Agreement (including the Exhibits hereto), the Company Disclosure Letter, the Equity Commitment Letter, the Limited Guarantee and the Confidentiality Agreements constitute the entire agreement among the parties with respect to the subject matter thereof, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof. Notwithstanding anything in this Agreement to the contrary, the parties hereto acknowledge and agree that the Company Disclosure Letter is not incorporated by reference into, and shall not be deemed to constitute a part of, this Agreement or the “agreement of merger” for purposes of Section 251 of the DGCL, but shall have the effects provided in this Agreement.

Section 8.6 Parties in Interest. This Agreement is not intended to, and shall not, confer upon any other Person other than the parties hereto and their respective successors and permitted assigns any rights or remedies hereunder, except (a) with respect to Section 5.11 which shall inure to the benefit of the Indemnified Parties benefiting therefrom who are intended third party beneficiaries thereof, (b) with respect to Section 8.19, which shall inure to the benefit of the Debt Financing Sources who are intended third party beneficiaries thereof, (c) if and only if the Effective Time occurs, (i) the right of the Company’s stockholders to receive the Merger Consideration in accordance with the terms of this Agreement and applicable Law and (ii) the rights of holders of Company RSUs or Company PSUs to receive the payments contemplated by the applicable provisions of Section 2.2 in accordance with the terms and conditions of this Agreement, (d) the rights of the Non-Recourse Parties set forth in Section 8.18, (e) the right of the Company, on its own behalf and as representative of its stockholders and other applicable Persons, to pursue damages (including claims for damages based on the loss of economic benefits of the Merger, including the loss of premium, suffered by holders of Shares, Company RSUs and Company PSUs) and other relief (including equitable relief) for the benefit of the Company and its Affiliates, holders of Shares, Company RSUs and Company PSUs or other applicable Persons in the event of Parent’s or Merger Sub’s failure to effect the Merger as required by this Agreement or otherwise breaches this Agreement. Parent and Merger Sub expressly acknowledge and agree that they shall be jointly and severally liable to the Company for any such damages or relief for which Parent or Merger Sub is found liable, including claims based on lost stockholder premium and other economic harm, whether or not this Agreement has been validly terminated pursuant to Article VII. The representations and warranties in this Agreement are the product of negotiations among the parties hereto. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon, or seek enforcement of, the representations and warranties in this Agreement or the characterization of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 8.7 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

Section 8.8 Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware; provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction and venue of the aforesaid courts (and any proper appellate courts therefrom) for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties hereto agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties hereto further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 8.9 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

Section 8.10 Specific Performance. The parties hereto agree that irreparable damage, for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the Company (on behalf of itself and on behalf of the holders of Shares as third party beneficiaries under Section 8.6), Parent and Merger Sub acknowledge and agree that, at any time prior to the valid termination of this Agreement pursuant to Article VII, the parties hereto shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the courts chosen under Section 8.8, this being in addition to any other remedy to which such party is entitled at law or in equity. Without limiting the foregoing, the Company shall also be entitled to seek specific performance of Parent’s rights and obligations under the Equity Commitment Letter, including Parent’s obligation to enforce each Equity Investor’s obligations thereunder, in accordance with and subject to the terms and conditions of the Equity Commitment Letter. Each of the parties hereto hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 8.11 Currency. All references to “dollars” or “$” or “US$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

Section 8.12 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and the parties hereof will negotiate in good faith in order to substitute a suitable and equitable provision therefor in order to carry out as closely as possible, so far as may be valid and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

Section 8.13 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PROVIDED BY LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING (WHETHER IN CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE EQUITY COMMITMENT LETTER, THE LIMITED GUARANTEE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER, (III) IT MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.13.

Section 8.14 Counterparts. This Agreement may be executed in one or more textually identical counterparts (including by electronic or digital signature, .pdf, .tif, .gif, .jpg or similar attachment to email or by electronic signature service (any such delivery, an “Electronic Delivery”)), all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties hereto and delivered to the other parties. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

Section 8.15 No Presumption Against Drafting Party. Each of Parent, Merger Sub and the Company acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 8.16 Attorney-Client Privilege. (a) All attorney-client privilege and attorney work-product protection of the Company or any of its Subsidiaries as a result of legal counsel representing the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement, (b) all documents subject to the attorney-client privilege or work-product protection described in Section 8.16(a) and (c) all documents maintained by the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement shall, from and after the Closing, be held by the persons serving as directors of the Company immediately prior to the Closing, and their respective successors.

Section 8.17 Parent Guarantee. Parent agrees to take all action necessary to cause Merger Sub or the Surviving Corporation, as applicable, to perform all of its respective agreements, covenants and obligations under this Agreement. Parent unconditionally guarantees to the Company the full and complete performance by Merger Sub or the Surviving Corporation, as applicable, of its respective obligations under this Agreement and shall be liable for any breach of any representation, warranty, covenant or obligation of Merger Sub or the Surviving Corporation, as applicable, under this Agreement. This is a guarantee of payment and performance and not of collectability. Parent hereby waives diligence, presentment, demand of performance, filing of any claim, any right to require any proceeding first against Merger Sub or the Surviving Corporation, as applicable, protest, notice and all demands whatsoever in connection with the performance of its obligations set forth in this Section 8.17.

Section 8.18 Non-Recourse. This Agreement may only be enforced against, and any Action based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party, except for claims that the Company or any of its Subsidiaries may assert in accordance with the Equity Commitment Letter, the Limited Guarantee or the Confidentiality Agreements. Except as expressly set forth in this Agreement, the Equity Commitment Letter, the Limited Guarantee or the Confidentiality Agreements, no former, current or future officers, employees, directors, partners, direct or indirect equity holders, managers, members or other Representatives or Affiliates of any party hereto (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim or proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the transactions contemplated by this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith. In furtherance and not in limitation of the foregoing, each party hereto covenants, agrees and acknowledges that no recourse under this Agreement or any other agreement referenced herein or in connection with any transactions contemplated by this Agreement shall be sought or had against any Non-Recourse Party, except for claims that any party may assert (a) against another party solely in accordance with, and pursuant to the terms and conditions of, this Agreement or (b) pursuant to the express terms of the Equity Commitment Letter, the Limited Guarantee or the Confidentiality Agreements.

Section 8.19 Debt Financing Sources. Notwithstanding anything in this Agreement to the contrary, the Company, on behalf of itself, its Subsidiaries and each of their Affiliates hereby:

(a) agrees that any proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Source Related Parties, arising out of or relating to, this Agreement or any of the transactions contemplated hereby, shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such proceeding to the exclusive jurisdiction of such court;

(b) AGREES THAT ANY SUCH PROCEEDING SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS OTHERWISE PROVIDED IN THE APPLICABLE DOCUMENTATION RELATING TO THE DEBT FINANCING;

(c) agrees not to bring or support or permit any of its Affiliates to bring or support any proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Source Related Parties in any way arising out of or relating to, this Agreement or any of the transactions contemplated hereby in any forum other than any federal or state court in the Borough of Manhattan, New York, New York;

(d) agrees that service of process in any such legal proceeding shall be effective if notice is given in accordance with Section 8.2;

(e) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such proceeding in any such court;

(f) agrees that a final judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law;

(g) KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY PROCEEDING BROUGHT AGAINST ANY DEBT FINANCING SOURCE RELATED PARTY IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY;

(h) agrees that none of the Debt Financing Source Related Parties shall have any liability to the Company, any of its Subsidiaries and/or any of their respective Affiliates relating to or arising out of this Agreement or any of the transactions contemplated hereby, whether in law or in equity, whether in contract or in tort or otherwise (the Company, on behalf of itself and its Subsidiaries and each of their respective Affiliates, hereby acknowledges that they have no recourse against, and hereby waive any rights or claims against, the Debt Financing Source Related Parties in connection therewith); provided, that nothing in this Agreement shall limit the liability of the Debt Financing Source Related Parties pursuant to the documentation related to the Debt Financing; and

(i) agrees that the Debt Financing Source Related Parties are express third party beneficiaries of, and may enforce, any of the provisions of this Section 8.19 and that such provisions and the definitions of “Debt Financing Sources” or “Debt Financing Source Related Parties”, shall not be amended in any way that is materially adverse to any Debt Financing Source Related Party without the prior written consent of the Debt Financing Sources party to the documentation relating to the Debt Financing.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

HERON BIDCO, LLC

By:	/s/ Ben Scotto
Name: Ben Scotto
Title: President

HERON MERGER SUB, INC.

By:	/s/ Ben Scotto
Name: Ben Scotto
Title: President

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

By:	/s/ Thomas L. Monahan, III
Name: Thomas L. Monahan, III
Title: Chief Executive Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

Exhibit A

Certain Definitions

(a) “Acquisition Proposal” means any inquiry, proposal or offer from any Person or group of Persons other than Parent or one of its Affiliates for (A) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, share sale, disposition or similar transaction involving an acquisition of the Company (or any Subsidiary or Subsidiaries of the Company), in each case where the business acquired constitutes 20% or more of (i) the net revenues, (ii) the net income or (iii) the assets of the Company and its Subsidiaries, taken as a whole (in the case of items (i) and (ii), based on the consolidated financial statements of the Company most recently filed prior to such time as part of the Company SEC Documents and, in the case of item (iii), measured by the fair market value thereof as determined in good faith by the Company Board)) or (B) the acquisition by (including by way of merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, share sale, disposition or similar transaction), or issuance to, any Person in any manner, directly or indirectly, or any tender offer or exchange offer that, if consummated, would result in any Person beneficially owning 20% or more of any class of outstanding voting or equity securities of the Company or (C) any combination of the foregoing, in each case other than the Merger and the other transactions contemplated by this Agreement;

(b) “Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; provided, that, for purposes of Section 4.15 and Section 5.8(f), the term “Affiliate” as used therein (i) shall not include any portfolio company of Parent, its Affiliates or its Affiliates’ investment funds and (ii) shall only include those Affiliates of Parent who, directly or indirectly, have executed a written commitment to make an investment in Parent in connection with the transactions contemplated by this Agreement.

(c) “Antitrust Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, Foreign Antitrust Laws and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition;

(d) “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York or Governmental Entities in the State of Delaware are authorized or required by applicable Law to be closed;

(e) “Company Benefit Plan” means an “employee benefit plan” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA), and each pension, retirement, supplemental retirement, profit-sharing, deferred compensation, stock option, change in control, retention, Tax gross-up, employee loan, employment, equity or equity-based compensation (including stock purchase), severance, termination, vacation, bonus or other cash incentive, health or welfare, post-retirement welfare, consulting, compensation or employee benefit plan, agreement, program, policy, or arrangement, in each case, whether written or unwritten, funded or unfunded, that is maintained, administered, contributed to, or sponsored by

EXHIBIT A

the Company or any of its Subsidiaries, or under which the Company or any of its Subsidiaries has or may have any present or future liability, other than any “multiemployer plan” (within the meaning of Section 3(37) of ERISA) or any plan, agreement, program, policy, or arrangement maintained or sponsored solely by a Governmental Entity to which the Company or any Subsidiary is required to contribute pursuant to applicable Law;

(f) “Company Group” means the Company and its wholly-owned Subsidiaries, taken as a whole;

(g) “Company Stock Plan” means the Fifth Amended and Restated Heidrick & Struggles 2012 Globalshare Program, as in effect from time and time (and any predecessor plans);

(h) “Contract” means any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties are bound, other than any Company Benefit Plan;

(i) “control” (including the terms “controlled,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise;

(j) “Credit Agreement” means that certain Credit Agreement, dated October 26, 2018, by and among the Company, Bank of America, N.A., as administrative agent (the “Credit Agreement Agent”), and the lenders party thereto, as amended by that certain First Amendment to Credit Agreement, dated July 13, 2021, and as further amended by that certain Second Amendment to the Credit Agreement, dated February 24, 2023 and as further amended by that certain Third Amendment to the Credit Agreement, dated March 17, 2025;

(k) “Debt Financing Source Related Parties” means Debt Financing Sources, their Affiliates and their Affiliates’ respective former and current directors, officers, managers, members, stockholders, partners, employees, advisors, agents and representatives and their successors and assigns;

(l) “Debt Financing Sources” means solely in its capacity as such, any lender, agent, arranger or similar debt financing source that has committed to provide, arrange or act as administrative agent or collateral agent or has otherwise entered into agreements (including any joinder agreements) in connection with all or any part of the Debt Financing;

(m) “Environmental Laws” means all foreign, federal, state, or local statutes, regulations, ordinances, codes, or decrees protecting the quality of the ambient air, soil, surface water or groundwater, in effect as of the date of this Agreement;

(n) “Environmental Permits” means all permits, licenses, registrations, and other authorizations required under applicable Environmental Laws;

EXHIBIT A

(o) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended;

(p) “ERISA Affiliates” means any entity, trade, or business (whether or not incorporated) that is, or has at the relevant time been, under common control, or treated as a single employer, with the Company or any of its Subsidiaries under Section 414(b), (c), (m) or (o) of the Code;

(q) “Executive Officer” means, with respect to any Person, each officer who, as of the date hereof, files reports with the SEC pursuant to Section 16(a) of the Exchange Act;

(r) “Improper Payment Laws” means the United States Foreign Corrupt Practices Act of 1977 and any rules or regulations thereunder, the United Kingdom Bribery Act of 2010, any legislation implementing the Organization for Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and any other applicable Law regarding anti-bribery, anti-corruption, or illegal payments or gratuities;

(s) “Indebtedness” means, with respect to any Person, without duplication, as of the date of determination: (i) all obligations of such Person for borrowed money (including the aggregate principal amount thereof and the aggregate amount of any accrued but unpaid interest thereon), (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all letters of credit, banker’s acceptances, surety or performance bonds or similar facilities issued for the account of such Person, to the extent drawn upon, (iv) all guarantees of such Person of any Indebtedness of any other Person, (v) obligations of such Person under leases classified as capital or finance leases in accordance with GAAP, (vi) obligations of such Person in respect of interest rate and currency obligation swaps and hedging arrangements, in each case, calculated as if the applicable swap or hedging arrangement was terminated at the Effective Time and (vii) liabilities related to the deferred purchase price of property or services (including any earn-outs, contingent payments, seller notes or other similar obligations);

(t) “International Trade Laws” means any applicable (i) Sanctions; (ii) U.S. export control Laws (including the International Traffic in Arms Regulations (22 CFR §§ 120-130, as amended), the Export Administration Regulations (15 CFR §§ 730-774, as amended) and any regulation, order or directive promulgated, issued or enforced pursuant to such Laws); (iii) Laws pertaining to imports and customs, including those administered by the Bureau of Customs and Border Protection in the United State Department of Homeland Security (and any successor thereof) and any regulation, order or directive promulgated, issued or enforced pursuant to such laws; (iv) anti-boycott laws administered by the U.S. Department of Commerce and the U.S. Department of the Treasury; and (v) export, import and customs laws of other countries in which the Company or any of its Subsidiaries has conducted or is currently conducting business;

(u) “Intervening Event” means an event or effect that (A) was not known to, or reasonably foreseeable by, the Company Board prior to the execution of this Agreement (or if known or reasonably foreseeable, the consequences of which were not known or reasonably foreseeable by the Company Board prior to the execution of this Agreement), which event or effect, or any consequence thereof, becomes known to, or reasonably foreseeable by, the Company

EXHIBIT A

Board prior to the Company Stockholder Approval and (B) does not relate to (i) an Acquisition Proposal or any inquiries, proposals or offers that would reasonably be expected to lead to an Acquisition Proposal (ii) changes in the Share price, in and of itself (however, the underlying reasons for such changes may constitute an Intervening Event) or (iii) the fact that, in and of itself, the Company exceeds any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period (however, the underlying reasons for such events may constitute an Intervening Event);

(v) “knowledge” of the Company means the actual knowledge of the individuals listed on Section 8.3(v) of the Company Disclosure Letter;

(w) “Leased Real Property” means all leasehold or sub-leasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property which is used or intended to be used in the business currently conducted by the Company or any Subsidiary of the Company;

(x) “Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral) pursuant to which the Company or any Subsidiary of the Company holds, or grants the right to hold, any Leased Real Property;

(y) “Liens” means any security interest, lien, claim, pledge, mortgage, condemnation or expropriation award, lease, sublease, preferential purchase right, option, conditional sales contract, limitation in voting rights, charge, license or other encumbrance of any nature whatsoever;

(z) “Material Adverse Effect” means any event, change, occurrence or effect that, individually or in the aggregate, has had, or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, that no event, change, occurrence or effect directly or indirectly arising out of, attributable to or resulting from any of the following, alone or in combination, shall be deemed to constitute, or be taken into account in determining whether there has been or would or could be, a Material Adverse Effect: (1) any changes in general economic, business or social conditions or in the financial, debt, banking, capital, credit or securities markets, or in interest or exchange rates, in each case, in the United States or elsewhere in the world, (2) any changes or developments generally affecting any of the industries in which the Company or its Subsidiaries operate, including due to the issuance of any executive orders or other proposed or binding directives issued by any Governmental Entity or other governmental activity, (3) any actions required under this Agreement to obtain any approval or authorization under applicable antitrust or competition Laws for the consummation of the Merger or any of the other transactions contemplated hereby, (4) any adoption, implementation, modification, repeal, interpretation, proposal of or other changes in any applicable Laws (including actions taken by any Governmental Entities in connection with any of the events set forth in clauses (7), (8), (9) or (10) of this definition) or any changes in applicable accounting regulations or principles, or in interpretations of any of the foregoing; provided, that notwithstanding anything to the contrary set forth herein, any imposition of new tariffs, duties, trade restrictions, or import/export regulations by the U.S. government (or any retaliatory measures enacted by foreign governments in response thereto) shall not constitute, and shall not be taken into account in determining the occurrence of, a Material

EXHIBIT A

Adverse Effect, regardless of the magnitude or whether such measures have a disproportionate impact on the Company and its Subsidiaries, (5) any change in the price or trading volume of the Company’s stock, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect), (6) any failure by the Company to meet internal or published projections, forecasts or revenue or earnings predictions, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect), (7) political, geopolitical, social or regulatory conditions, including any outbreak, continuation or escalation of any military conflict, declared or undeclared war, armed hostilities, civil unrest, public demonstrations or acts of foreign or domestic terrorism or sabotage, or any escalation or worsening of any such conditions, (8) any natural or manmade disasters or calamities, weather conditions including hurricanes, floods, tornados, tsunamis, earthquakes and wild fires, cyber outages, or other force majeure events, or any escalation or worsening of such conditions, (9) any epidemic, pandemic or outbreak of disease, or any escalation or worsening of such conditions, (10) any other regional, national or international calamity, crisis or emergency, including any government shutdown, default or other similar event or occurrence by or involving any Governmental Entity, whether or not caused by any Person, (11) the announcement of this Agreement and the transactions contemplated hereby, including the initiation of litigation by any Person with respect to this Agreement, and including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees (including actual or threatened departures thereof) of the Company and its Subsidiaries due to the announcement and performance of this Agreement or the identity of the parties to this Agreement, or the performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants set forth herein, (12) any action taken by the Company, or which the Company causes to be taken by any of its Subsidiaries, in each case which is required or permitted by this Agreement, (13) any matter set forth in the Company Disclosure Letter or (14) any actions taken (or omitted to be taken) at the written request of Parent; provided, that in the case of clauses (1), (2), (4), (7), (8), (9) and (10), to the extent the impact of such event, change, occurrence or effect is not disproportionately adverse to the Company and its Subsidiaries, taken as a whole, as compared to other companies operating in the industries in which the Company and its Subsidiaries conduct business (and provided further, that in such event, only the incremental disproportionate adverse impact shall be taken into account when determining whether there has been a “Material Adverse Effect”);

(aa) “Nasdaq” means the Nasdaq Stock Market;

(bb) “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control;

(cc) “Parent Material Adverse Effect” means any event, change, occurrence or effect that would prevent, materially delay or materially impede the performance by Parent or Merger Sub of its obligations under this Agreement or the consummation of the Merger or any of the other transactions contemplated hereby;

EXHIBIT A

(dd) “Payoff Indebtedness” means any liabilities of the type described in clauses (i) and (ii) of the definition of “Indebtedness”;

(ee) “Permitted Encumbrances” means: (A) real estate taxes, assessments and other governmental levies, fees or charges imposed with respect to real property which are not due and payable as of the Closing Date or which are being contested by appropriate proceedings and for which adequate reserves have been established on the applicable financial statement in accordance with GAAP; (B) mechanics liens and similar liens for labor, materials or supplies provided with respect to real property incurred in the ordinary course of business for amounts which are not delinquent and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or which are being contested by appropriate proceedings; (C) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property which are not violated by the current use or occupancy of such real property or the operation of the business of the Company or any Subsidiary of the Company or any violation of which would not have a Material Adverse Effect; (D) Liens that will be terminated at or prior to the Closing Date; (E) easements, covenants, conditions, restrictions and other similar matters affecting title to real property and other title defects which (i) are matters of record, (ii) would be shown by a current accurate survey, or (iii) do not materially impair the use or occupancy of such real property; and (F) non-exclusive licenses under Intellectual Property;

(ff) “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Entity;

(gg) “Personal Information” means a natural Person’s name, street address, telephone number, email address, photograph, social security number, driver’s license number, passport number or customer or account number or any other piece of information that identifies or locates a natural Person or that is related to a natural Person or, in combination with other reasonably available data, can be used to identify or locate a natural Person, in addition to any definition for “personal information” or any similar term provided by applicable Law or the Company’s or any of its Subsidiaries’ privacy policies, notices or contracts;

(hh) “Privacy Laws” means all applicable Laws, legal requirements and binding guidelines and standards relating to the Processing of any Personal Information and any and all applicable Laws relating to breach notification, the use of biometric identifiers or the use of Personal Information for marketing purposes.

(ii) “Processing” means any operation or set of operations performed on any data, whether or not by automated means, including but not limited to receipt, collection, compilation, use, storage, combination, sharing, safeguarding, disposal, erasure, destruction, disclosure or transfer (including cross-border transfer).

(jj) “PSU Performance Level” means, (i) 100% of all Company PSUs that vest on the achievement of specified stock prices and (ii) 200% of target with respect to all other Company PSUs.

EXHIBIT A

(kk) “Representative” means, with respect to any Person, such Person’s directors, officers, managers, employees, investment bankers, attorneys, consultants, accountants and other advisors;

(ll) “Retained Claim” means the “Retained Claim” as set forth in the Equity Commitment Letter.

(mm) “Sanctioned Country” means any country or region that itself is the subject or target of a comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, and the Crimea, so-called Donetsk People’s Republic, and Luhansk People’s Republic regions of Ukraine, and prior to July 1, 2025, Syria);

(nn) “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by U.S. Governmental Entities (including, but not limited to, OFAC, the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other Governmental Entity with jurisdiction over the Company and its Subsidiaries;

(oo) “Sanctions Target” means any Person that is the subject or target of any Sanctions, including any Person: (a) named in any Sanctions-related list maintained by the U.S. Department of State, the U.S. Department of Commerce or OFAC, including the OFAC “Specially Designated Nationals and Blocked Persons List” or any similar list maintained by the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other Governmental Entity with jurisdiction over the Company or its Subsidiaries; (b) located, organized, or resident in a Sanctioned Country, or (c) owned 50% or more or controlled by any such Person or Persons described in the foregoing clauses (a)-(b);

(pp) “Significant Subsidiary” means each Subsidiary of the Company listed on Section 8.3(pp) of the Company Disclosure Letter;

(qq) “Solvent” means, as of any time of determination, with respect to any Person, that: (i) the fair value of the assets of such Person and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of such Person and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such Person and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) such Person and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date;

(rr) “Subsidiary” means, with respect to any Person, any other Person of which stock or other equity interests having ordinary voting power to elect more than 50% of the board of directors or other governing body are owned, directly or indirectly, by such first Person;

EXHIBIT A

(ss) “Superior Proposal” means any bona fide written Acquisition Proposal that did not result from a material breach of Section 5.4 which the Company Board (or a committee thereof) determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, would, if consummated, result in a transaction that is more favorable from a financial point of view to the holders of Shares than the Merger and the other transactions contemplated by this Agreement, taking into account all the terms and conditions of such proposal (including the certainty of closing and, if applicable, any revisions to the terms of this Agreement or the Equity Commitment Letter proposed by Parent in writing prior to the time of such determination), and this Agreement; provided, that for purposes of the definition of “Superior Proposal,” the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “50%”;

(tt) “Tax Returns” means all U.S. or non-U.S. (whether national, federal, state, provincial, local or otherwise) returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes, including any amended tax return;

(uu) “Taxes” means U.S. federal, state, provincial, local or non-U.S. taxes, levies, imposts, duties, fees, assessments or other charges in the nature of a tax imposed by a Governmental Entity, including any income, profits, gross or net receipts, property, ad valorem, sales, use, capital gain, transfer, estimated, excise, license, production, franchise, employment, social security, national insurance contributions, unemployment, occupation, payroll, registration, capital, severance, stamp, documentary, value added, goods and services, and add-on minimum taxes (in each case, whether payable directly or imposed by way of withholding or deduction), together with all interest, penalties and additions imposed with respect to such amounts;

(vv) “Transaction Litigation” means any Action (including any class action or derivative litigation) asserted, commenced or threatened by, on behalf of or in the name of, against or otherwise involving Parent, Merger Sub, the Company, the Company Board, any committee thereof and/or any of Parent’s or the Company’s directors or officers relating directly or indirectly to this Agreement, the Merger or any related transaction (including any Action based on allegations that the Company’s entry into this Agreement or the terms and conditions of this Agreement or any related transaction constituted a breach of the fiduciary duties of any member of the Company Board, any member of the board of directors of any of the Company’s Subsidiaries or any officer of the Company or any of its Subsidiaries), in each case other than any Action solely among the parties hereto or their respective Affiliates.

(ww) “United States” or “U.S.” means the United States of America; and

(xx) “Willful Breach” means, with respect to any agreement or covenant in this Agreement, an intentional act or omission (including a failure to cure circumstances) where the breaching party knows such action or omission is or would reasonably be expected to result in a material breach of this Agreement, it being understood that such term shall include, in any event, the failure to consummate the Closing when required to do so by this Agreement or the failure to take actions required by this Agreement the failure of which to be taken would reasonably be expected to result in a failure of the Closing to occur.

EXHIBIT A

Exhibit 3.1

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

AMENDMENT TO AMENDED AND RESTATED BY-LAWS

Effective Date: October 5, 2025

This Amendment (the “Amendment”) to the Amended and Restated By-laws (the “By-laws”) of Heidrick & Struggles International, Inc., a Delaware corporation, (the “Company”) is made effective as of the date first above written in accordance with Article X of the By-laws, and hereby amends the By-laws by inserting the following new Article XI, at the end thereof:

ARTICLE XI.

FORUM

Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action, suit or proceeding brought on behalf of the Company, (b) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder, employee or agent of the Company to the Company or the Company’s stockholders, (c) any action, suit or proceeding arising pursuant to any provision of the Delaware General Corporation Law or the Amended and Restated Certificate of Incorporation or these By-Laws (as each may be amended from time to time), (d) any claim as to which the Delaware General Corporation Law confers jurisdiction upon the Court of Chancery of the State of Delaware, or (e) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine of the State of Delaware. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company shall be deemed to have notice of to the provisions of this Article XI.

Except as amended or modified by this Amendment, the provisions of the By-laws shall remain in full force and effect.

Exhibit 10.1

Execution Version

Amended and Restated Heidrick & Struggles International, Inc.

Management Severance Pay Plan

and

Summary Plan Description

Effective October 5, 2025

AMENDED AND RESTATED

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

MANAGEMENT SEVERANCE PAY PLAN

AND

SUMMARY PLAN DESCRIPTION

i

Amended and Restated Heidrick & Struggles International, Inc.

Management Severance Pay Plan

ARTICLE 1.

ESTABLISHMENT AND PURPOSE.

1.1 Establishment of the Plan. Heidrick & Struggles International, Inc. (the “Company”) initially established the Heidrick & Struggles, Inc. Severance Pay Plan (the “Plan”), effective June 14, 2001. The Company has amended and restated the Plan effective as of July 31, 2003, December 31, 2008, December 31, 2010, December 31, 2017, December 31, 2020, and April 12, 2022, and hereby further amends and restates the Plan effective as of October 5, 2025. This document also constitutes the summary plan description of the Plan.

1.2 Purpose of the Plan. The purpose of the Plan is to provide severance benefits to eligible Executives of the Company and its Subsidiaries upon certain terminations of employment, as described below. Benefits under the Plan are intended to be supplemental unemployment benefits. The Plan is intended to constitute a “severance pay plan” within the meaning of regulations published by the Secretary of Labor at Title 29, Code of Federal Regulations, §2510.3-2(b). No employee or other person shall have a vested right to any benefits under the Plan.

The Plan supersedes any existing severance pay plan, practice or policy of the Company. No severance benefits, other than those provided by the Plan and described below, will be paid by the Company to an eligible Executive other than as may be provided under collective bargaining agreements or written agreements individually negotiated between the Company and the Executive.

ARTICLE 2.

DEFINITIONS.

When used herein, the following terms shall have the following meanings:

2.1 “Affiliate” means any entity in which the Company, directly or indirectly, has at least a five percent ownership interest.

2.2 “Base Salary” means the Executive’s annual base salary rate, including any amounts deferred by the Executive, in effect as of the Executive’s Termination Date, but excluding bonuses, awards and any other form of additional compensation.

2.3 “Bonus Amount” means the annual target bonus for the Executive under the Company’s Management Incentive Plan or any successor management plan as of the Executive’s Termination Date (but not the Fee/SOB Bonus Plan or any successor plan thereto).

2.4 “Cause” means any of the following: (a) the Executive’s engagement, during the performance of his or her duties for the Company or a Subsidiary, in acts or omissions constituting dishonesty, fraud, intentional breach of fiduciary obligation or intentional wrongdoing or malfeasance; (b) the Executive’s conviction for a felony; (c) the Executive’s material violation of the Company’s Code of Ethics or other material written policies of the Company, including without limitation policies relating to anti-harassment and hostile work environment, insider

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trading, conflicts of interest, or the treatment and/or disclosure of confidential information; (d) the Executive’s conduct causing demonstrable injury to the Company or a Subsidiary or its reputation; (e) the Executive’s failure or refusal to perform his or her duties as the Company or Subsidiary reasonably requires, to meet goals reasonably established by the Company or Subsidiary, or to abide by the Company’s or Subsidiary’s policies for the operation of its business, and the continuation thereof after the receipt by the Executive of written notice from the Company or Subsidiary; or (f) the Executive’s illegal use of drugs or use of alcohol or intoxication on work premises, during working time, or which interferes with the performance of his or her duties and obligations on behalf of the Company. The determination of whether the Executive has been terminated for “Cause” will be made at the sole discretion of the Committee.

2.5 “Committee” means the Human Resources and Compensation Committee of the Board of Directors of the Company.

2.6 “Company” means Heidrick & Struggles International, Inc., organized under the laws of the state of Delaware, including any successor or successors thereto.

2.7 “ERISA” means the Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended.

2.8 “Executive” means an employee of the Company whom the Committee designates, and notifies in writing as being designated, as an Executive. Notwithstanding the foregoing, the term “Executive” does not include any individual who receives benefits under the Amended and Restated Heidrick & Struggles International, Inc. Change in Control Severance Plan.

2.9 “Globalshare Program” means the Fifth Amended and Restated Heidrick & Struggles 2012 Globalshare Program.

2.10 “Health Benefits” means the health, dental and/or vision benefits provided under a benefit plan maintained by the Company or a Subsidiary in which the Executive was participating immediately prior to his or her Termination Date.

2.11 “Health Benefits Continuation Period” means the earlier of one year following the Termination Date or the end of the Severance Period.

2.12 “Severance Factor” means a number equal to (a) two, for an Executive with the title of Chief Executive Officer of the Company (“CEO”) immediately prior to his or her Termination Date; (b) one and one-half, for an Executive in a Tier I position immediately prior to his or her Termination Date; (c) one, for an Executive in a Tier II position immediately prior to his or her Termination Date; (d) one-half, for an Executive in a Tier III position immediately prior to his or her Termination Date; and (e) one-third, for an Executive in a Tier IV position immediately prior to his or her Termination Date.

2.13 “Severance Period” means the period of time beginning on the Executive’s Termination Date and continuing for a number of years (or portion thereof) equal to the Executive’s Severance Factor.

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2.14 “Subsidiary” means an entity of which the Company is the direct or indirect beneficial owner of not less than 50% of an issued and outstanding equity interest of such entity.

2.15 “Termination Date” means the effective date of an Executive’s termination of employment with the Company and all Subsidiaries and Affiliates.

2.16 “Tier” means an Executive’s the tier of participation in the Plan that the Committee designates, and notifies such Executive in writing as being designated.

ARTICLE 3.

ELIGIBILITY AND BENEFITS.

3.1 Termination of Employment By the Company Without Cause. Subject to the satisfaction of the conditions set forth in Section 3.3 and Article 4, and the limitations of Section 3.4, if an Executive’s employment with the Company and its Subsidiaries is terminated by the Company or Subsidiary without Cause, the Company shall provide severance benefits to the Executive as follows:

(a) The Company shall pay to the Executive an amount equal to the Executive’s Severance Factor multiplied by the sum of the Executive’s Base Salary and Bonus Amount. Such amount will be paid to the Executive in equal installments over the Severance Period, in accordance with payroll procedures applicable to similarly situated employees of the Company, commencing no later than 30 days after the Executive delivers to the Company an executed Release as described in Section 3.3.

(b) In addition to the benefits payable pursuant to Section 3.1(a), the Company may, in its discretion, pay to the Executive an amount equal to the Executive’s Bonus Amount for the performance period in which the Termination Date occurs, subject to any ordinary course adjustments applicable to all participants in the incentive program from which such bonus is derived. Such Bonus Amount shall be paid to the Executive in one installment in accordance with the Company’s normal payroll schedule, but no later than 30 days after the Executive delivers to the Company an executed Release as described in Section 3.3.

(c) Through the Health Benefits Continuation Period, the Company shall maintain in full force and pay the full cost of continuation of the Health Benefits, with the same terms in effect immediately prior to the Termination Date, provided that the Executive’s continued participation is possible under the terms of the benefit plans. In the event that continued participation in the health benefits plans is not available, the Company shall arrange to provide the Executive (and to the extent applicable, his or her spouse or dependents) with benefits that are comparable to the coverage previously in force. Continuation of Health Benefits coverage shall cease on the date the Executive becomes employed and covered under another employer’s benefit plan.

For US Executives, a reduction of hours resulting from termination is a “qualifying event” as defined in Section 601 et seq. of ERISA (“COBRA”). If on such date the Executive or his spouse or dependents are covered under the group health benefit plan, they will be eligible to continue benefits pursuant to COBRA. During the Health Benefits Continuation

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Period, the Company will subsidize the full cost of COBRA health benefits coverage. Receipt of the subsidy is contingent upon the Executive enrolling in COBRA in a timely manner. Following the expiration of the Health Benefits Continuation Period, the Executive will be responsible for paying the full cost of continued coverage for the remainder of the applicable COBRA period.

(d) Only for the CEO and Tier I Executives, a number of outstanding and unvested Restricted Stock Units issued under the Company’s GlobalShare Program or its successor (“RSUs”) (which for clarity do not include performance units or any other type of equity or equity-based awards, nor any RSUs that have already been forfeited in full pursuant to their terms prior to the Termination Date) will be accelerated, determined as follows. With respect to any RSU award (an “Award”) that is less than fully vested as of the Termination Date, in addition to the number of RSUs that have previously vested as of the beginning of the then-current vesting period, a number of additional RSUs (rounded to the nearest whole share) will vest, determined as the number of RSUs that would have vested as of the Termination Date during the then-current vesting period in which the Termination Date occurs if the Award had been issued with a continuous vesting schedule over such vesting period, rather than an annual (or other incremental) vesting schedule, based on a percentage (to four decimal places) equal to the number of days completed during such vesting period as of the Termination Date, divided by the total number of days in such vesting period. Any accelerated RSUs will be subject to the same terms, conditions and limitations as the remainder of the Award.

3.2 Events Not Constituting Termination of Employment Without Cause. Severance benefits shall not be provided under the Plan for any Executive in the following instances:

(a) the Executive’s voluntary resignation for any reason (with or without notice), including retirement;

(b) the Executive’s death;

(c) the Executive’s commencement of a leave of absence (including military service leave);

(d) a physical or mental condition entitling the Executive to benefits under any sick pay or disability income policy or program of the Company or a Subsidiary or to which the Company or Subsidiary contributes;

(e) the transfer of the Executive from employment with the Company or a Subsidiary to employment with an Affiliate who is not a Subsidiary;

(f) the sale of the stock of the Company or a Subsidiary employing the Executive, if the Executive’s employment continues thereafter;

(g) the sale of all or part of the assets of the Company or a Subsidiary employing the Executive, if the Executive has been offered employment by the buyer of such assets (regardless of whether the Executive accepts such offer of employment); or

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(h) the outsourcing of a division, department, business unit or function if the Executive has been offered employment by the entity to which the division, department, business unit or function has been outsourced (regardless of whether the Executive accepts such offer of employment).

3.3 Benefits Conditioned on Release.

(a) Receipt of the severance benefits described in Section 3.1 is conditioned upon the Executive’s execution of a written release and separation agreement in form and substance satisfactory to the Company in its sole discretion (the “Release”), and the Release becoming effective in accordance with its terms and applicable law. The Release also shall contain the Executive’s agreement to the restrictive covenants as described in Article 4 of the Plan. The severance benefits described in Section 3.1 shall not be paid or provided to the Executive until the Release is executed and becomes effective, and any severance benefits described in Section 3.1(a) that are suspended as a result of the Release not being effective until after the Termination Date shall be included in the next regularly scheduled payroll date applicable to the Executive. The failure or refusal of an Executive to timely sign the Release, or the Executive’s revocation of the Release, will disqualify the Executive from receiving the severance benefits described in Section 3.1. The Company shall provide the Release to the Executive not later than the Executive’s Termination Date.

(b) An Executive who is otherwise entitled to severance benefits described in Section 3.1, but within 60 days of his Termination Date does not execute, or revokes, the Release described in 3.3(a) above shall not be eligible to receive such benefits but shall be eligible to receive a severance benefit under the Plan in an amount equal to two weeks of the Executive’s Base Salary. Such amount will be paid within 10 days after it is determined that the Executive has failed to timely execute the Release or has revoked the Release.

3.4 Offset of Severance Benefits. To the extent not otherwise prohibited by applicable law:

(a) If any federal, state, or local law, including, without limitation, “plant closing” and “anti-takeover” laws, as well as the Worker Adjustment and Retraining Notification Act, 29 U.S.C. §2101 et seq. or any otherwise applicable statute, requires the Company or a Subsidiary to give advance notice or make a payment of any kind to an Executive because of that individual’s involuntary termination due to a layoff, reduction in force, plant or facility closing, sale of business, or similar event, the benefits provided under the Plan will either be reduced or eliminated, as the case may be, by an amount equal to the payment due thereunder.

(b) Severance benefits payable hereunder will be reduced by any and all severance or other similar post-termination payments that are required to be made by the Company or a Subsidiary pursuant to any applicable law, under any collective bargaining agreement, or pursuant to any employment agreement or severance arrangement between the Company or a Subsidiary and the Executive.

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3.5 Withholding Taxes. The Company or Subsidiary may withhold from all payments due to an Executive (or his or her beneficiary, representative or estate) hereunder all taxes which, by applicable federal, state, local or other law, the Company or a Subsidiary is required to withhold therefrom.

3.6 Other Benefits. The Executive’s entitlement to benefits under any other plan or arrangement maintained or provided by the Company or Subsidiary shall be determined in accordance with the terms thereof; provided that no Executive shall accrue or be entitled to any additional employee benefits under any plans, programs or arrangements, vacation days, paid holidays, paid sick days or other similar benefits, all of which will terminate as of the date of the Executive’s Termination Date, and no severance benefits shall be taken into account in determining benefits under any retirement or pension plan.

3.7 Death. If the Executive dies before receiving the severance benefits described herein:

(a) the severance pay to which the Executive is entitled pursuant to Section 3.1(a) or 3.3(b) shall be distributed to the Executive’s designated beneficiary, or if none, then to his representative or estate;

(b) the Executive’s eligible spouse and dependents shall continue to be eligible for continued Health Benefits during the Severance Period and for continued Health Benefits pursuant to COBRA at the end of the Severance Period, in accordance with Section 3.1(b); and

(c) any RSUs described in Section 3.1(d) will be settled to the Executive’s beneficiary in accordance with the terms of the Award.

ARTICLE 4.

RESTRICTIVE COVENANTS.

4.1 Acknowledgement and Agreement. As a condition to receiving the severance benefits described in the Plan, the Executive must, as part of the Release described in Section 3.3, either (a) expressly acknowledge and agree that the Executive will continue to remain subject to any confidentiality, non- solicitation and/or non-competition provisions entered into in connection with any other agreement or compensation award with the Company or (b) in the absence of such provisions in any such agreement or award, expressly agree that the Executive will be subject to the restrictive covenants described in Section 4.2 below.

4.2 Covenant Not to Compete; Covenant Not to Solicit. An Executive to which Section 4.1(b) applies shall agree that for (i) twelve months after the Executive’s Termination Date for the CEO or any Tier I Executive, or (ii) six months after the Executive’s Termination Date for all other Executives:

(a) the Executive shall not work on the account of any client of the Company with whom such Executive had a direct relationship or as to which the Executive had a significant supervisory responsibility or otherwise was significantly involved at any time during the two years prior to such Termination Date;

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(b) the Executive shall not hire, solicit for hire, or assist any other person in soliciting or hiring any employment candidate with whom the Executive has had contact while at the Company during the two years prior to such Termination Date;

(c) with respect to an Executive whose principal responsibilities are of a corporate nature or for a corporate department (e.g., finance, tax, treasury, legal, business affairs, etc.) and do not principally involve client service related functions, such Executive shall not work for or provide services to a principal competitor of the Company in a substantially similar corporate function as such Executive held with the Company during the two-year period prior to the Executive’s Termination Date, or with respect to an Executive whose principal responsibilities are of a client service related nature (e.g., executive recruiting or search, etc.), such Executive shall not work for or provide services to a competitor of the Company on the account of any substantial competitor of any client of the Company for which such Executive had substantial responsibility during the two-year period prior to the Termination Date and shall not work directly for such a competitor of such a client; and

(d) the Executive may not (i) directly or indirectly solicit or hire, or assist any other person in soliciting or hiring, any person who, as of the Executive’s Termination Date, was employed by the Company or was in the process of being recruited for employment by the Company, or (ii) induce any such person to terminate his or her employment with or recruitment by the Company.

4.3 Remedies.

(a) If the Company in good faith determines that the Executive has breached any of the restrictive covenants described in Section 4.1 or 4.2 as applicable, the Company shall cease providing any of the severance benefits described in Section 3.1 and the Executive shall promptly repay to the Company any amount equal to the aggregate of the severance payments described in Section 3.1 previously received from the Company.

(b) These restrictive covenants are in addition to any other rights the Company may have in law or at equity or under any other agreement.

(c) The Executive shall further agree that it is impossible to measure in money the damages which will accrue to the Company in the event the Executive breaches the restrictive covenants. Therefore, if the Company shall institute any action or proceeding to enforce the provisions hereof, the Executive shall agree to waive the claim or defense that the Company has an adequate remedy at law and the Executive shall agree not to assert in any such action or proceeding the claim or defense that the Company has an adequate remedy at law. The foregoing shall not prejudice the Company’s right to require the Executive to account for and pay over to the Company any profit obtained by the Executive as a result of any transaction constituting a breach of the restrictive covenants.

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ARTICLE 5.

ADMINISTRATION.

5.1 Committee. The Plan shall be administered by the Committee. The Committee shall have full authority, consistent with the Plan, to administer the Plan, including the authority to make participation decisions and the authority to interpret and construe any provisions of the Plan. The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. The decisions of the Committee shall be final and binding on all parties.

5.2 Indemnification. No member of the Board of the Directors of the Company or the Committee shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee shall constitute service as a member of the Board so that the members of the Committee shall be entitled to indemnification and reimbursement as directors of the Company pursuant to the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws.

ARTICLE 6.

CLAIMS PROCEDURE.

6.1 Claims Procedures.

(a) An Executive claiming a benefit under the Plan that has been denied for any reason may file a written claim with the Committee. The Executive will be notified in writing within 90 days after the claim is filed (or the Executive will receive a written notice within such 90 days stating an additional 90 days is needed to rule upon the claim, in which case the Executive will receive a written notice within 180 days). If the claim is denied, the notification will (i) indicate the reasons for the denial and cite the specific Plan provisions on which the denial is based; (ii) describe any additional information that may be needed for approval of the Executive’s claim; and (iii) explain the review procedure.

(b) If this claim is denied, the Executive may request a review of the claim denial within 60 days after receipt of the denial notice. The Executive may request in writing the opportunity to review pertinent documents prior to submission of a written appeal. Within 60 days after receiving the written appeal, the Committee will notify the Executive in writing of its final decision (or the Executive will receive a written notice within such 60 days stating an additional 60 days is needed to rule upon the claim, in which case the Executive will receive a written notice within 120 days). This decision will contain specific reasons and cite the Plan provisions on which the denial is based.

6.2 Arbitration of Disputes.

(a) Any disagreement, dispute, controversy or claim arising out of or relating to the Plan or the interpretation or validity hereof not settled under the claims procedure in Section 6.1 shall be settled exclusively and finally by binding arbitration. It is specifically understood and agreed that any disagreement, dispute or controversy which cannot be resolved between the parties, including without limitation any matter relating to the interpretation of the Plan, shall be submitted to arbitration irrespective of the magnitude thereof, the amount in controversy or whether such disagreement, dispute or controversy would otherwise be considered justifiable or ripe for resolution by a court or arbitral tribunal.

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(b) The arbitration shall be conducted in accordance with the Employment Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association, except as otherwise provided below.

(c) The arbitral tribunal shall consist of one arbitrator. The parties to the arbitration jointly shall directly appoint such arbitrator within 30 days of initiation of the arbitration. If the parties shall fail to appoint such arbitrator as provided above, such arbitrator shall be appointed in accordance with the Arbitration Rules and shall be a person who (i) maintains his or her or her principal place of business within 30 miles of the location of the arbitration as set forth in Section (d) of this Section 6.2 and (ii) has had substantial experience in employment and/or executive compensation matters. The party who does not prevail in the arbitration shall pay all of the fees and expenses of such arbitrator and any related costs.

(d) The arbitration shall be conducted within 30 miles of the Executive’s principal work location, or in such other city in the United States of America as the parties to the dispute may designate by mutual written consent.

(e) At any oral hearing of evidence in connection with the arbitration, each party thereto or its legal counsel shall have the right to examine its witnesses and to cross-examine the witnesses of any opposing party. No evidence of any witness shall be presented unless the opposing party or parties shall have the opportunity to cross-examine such witness, except as the parties to the dispute otherwise agree in writing.

(f) Any decision or award of the arbitral tribunal shall be final and binding upon the parties to the arbitration proceeding. The parties hereto hereby waive to the extent permitted by law any rights to appeal or to seek review of such award by any court or tribunal. The parties hereto agree that the arbitral award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in any court having jurisdiction.

(g) Nothing herein contained shall be deemed to give the arbitral tribunal any authority, power, or right to alter, change, amend, modify, add to, or subtract from any of the provisions of the Plan.

6.3 Limitations on Claims. The claims procedure described in Section 6.1 herein must be exhausted before the Executive or his representative can pursue the claim further. All claims, including claims not subject to the claims procedures, must be commenced within three years after the cause of action accrues; provided, however, that all claims for penalties for failure of the Committee to provide documents the Executive has requested must be commenced within one year after the first time the Executive requested the documents.

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ARTICLE 7.

AMENDMENT AND TERMINATION OF THE PLAN.

The Board of Directors of the Company has the right in its sole discretion to amend, reduce, suspend, modify and/or terminate the Plan in whole or in part at any time by formal written action, without either the consent of, or prior notification to, any Executive. Executives have no vested rights to any benefits under the Plan. Notwithstanding the foregoing, during the one-year period following a Change in Control (as defined in the Globalshare Program), the Plan may not be amended, reduced, suspended, modified, or terminated in a manner adverse to any employee of the Company who is an Executive as of immediately prior to the consummation of such Change in Control.

ARTICLE 8.

UNFUNDED STATUS OF PLAN.

The Plan is intended to constitute an “unfunded” plan and Executives shall have no claim against the Company or its assets other than as unsecured general creditors.

Notwithstanding the foregoing, the Company may establish a trust or purchase other property to assist it in meeting its obligations hereunder; provided, however, that in no event shall any Executive have any interest in such trust or property other than as an unsecured general creditor, and this provision shall not apply to the extent funding would result in noncompliance with Section 409A(b) of the Code.

ARTICLE 9.

MISCELLANEOUS.

9.1 Nonalienation of Benefits. No Executive shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he or she has not yet actually received under this Plan.

9.2 Employment Status. The employment of the Executive by the Company or Subsidiary is “at will.” The Plan does not constitute a contract of employment or impose on the Company or a Subsidiary any obligation to retain the Executive as an employee, to change the status of the Executive’s employment, or to change the policies of the Company or Subsidiary regarding termination of employment.

9.3 Payment Limitations. It is intended that all or most of the severance benefits payable under the Plan will be exempt from Section 409A of the Internal Revenue Code (“Section 409A”) pursuant to Treas. Reg. §1.409A-1(b)(4) or §1.409A-1(b)(9)(iii) and (iv), and the Plan will be construed and interpreted accordingly. If, however, on the Executive’s Termination Date he or she is a “Specified Employee” as determined in accordance with the procedures set forth in Treas. Reg. §1.409A-1(i), any amounts payable to the Executive that are subject to Section 409A shall not be paid until six months following the Executive’s Termination Date, or if earlier, the Executive’s subsequent death. For purposes of Treas. Reg. §1.409A-2(b)(2), each installment payment shall be treated as a separate payment. Under no circumstances, however, shall the Company or any Subsidiary be responsible for any taxes or tax consequences of any Executive, whether under Section 409A or otherwise.

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9.4 Beneficiaries. Each Executive may designate one or more persons or entities as the primary and/or contingent beneficiaries of any amounts owing to the Executive under the Plan. Such designation must be in the form of a signed writing acceptable to the Committee. Executives may make or change such designations at any time.

9.5 Number. Except where otherwise indicated by the context, the plural shall include the singular, and the singular shall include the plural.

9.6 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included. Further, the captions of the Plan are not part of the provisions hereof and shall have no force and effect.

9.7 Applicable Law. To the extent not preempted by the laws of the United States, the laws of the State of Illinois, without regard to its conflicts of laws principles, shall be the controlling law in all matters relating to the Plan.

9.8 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or five days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed as follows:

If to the Company:

Heidrick & Struggles International, Inc.

233 South Wacker Drive, Suite 4900

Chicago, Illinois 60606

Attention: General Counsel

If to an Executive, the Executive’s last known address as indicated in the Company’s personnel records, or to such other address as either party may have provided to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

9.9 Effective Date. The effective date of this Plan as amended and restated is October 5, 2025. The Plan shall apply with respect to any Executive’s termination of employment occurring on and after such date.

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ARTICLE 10.

GENERAL INFORMATION.

Plan Name:	Heidrick & Struggles International, Inc. Management Severance Pay Plan

Type of Plan:	Welfare

Name and Address Plan Sponsor:	Heidrick & Struggles International, Inc. 233 S. Wacker Drive, Suite 4900 Chicago, IL 60606

Plan Sponsor EIN:	36-2681268 (Heidrick & Struggles International, Inc.)

Plan Administrator:	Human Resources & Compensation Committee Heidrick & Struggles International, Inc. 233 S. Wacker Drive, Suite 4900 Chicago, IL 60606 Attn: General Counsel

Plan Number:	506

Plan Year:	The 12-month period ending each December 31.

Agent for Service of Legal Process:	Service of legal process may be made upon the Company at the above address.

Plan Costs:	Costs of the Plan are paid by the Company out of its general assets

Insurance:	Benefits provided by the Plan are not insured by the Pension Benefit Guaranty Corporation under Title IV of ERISA, because the insurance provisions under ERISA are not applicable to the Plan.

ARTICLE 11.

STATEMENT OF ERISA RIGHTS.

As a participant in the Plan, an Executive is entitled to certain rights and protections under ERISA. ERISA provides that all Plan participants will be entitled to:

(1)

examine, without charge, at the Committee’s office and at other specified locations, all Plan documents, including a copy of the latest annual report (Form 5500 Series), if any, filed by the Plan with the U. S. Department of Labor; and

(2)

obtain, upon written request, copies of all Plan documents and other Plan information, including a copy of the latest annual report (Form 5500 Series). The Committee may make a reasonable charge for the copies.

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of Executives and their beneficiaries. No one, including an employer, union, or any other person, may fire an Executive or otherwise discriminate against an Executive in any way to prevent him or her from obtaining a benefit or from exercising their rights under ERISA.

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If a claim for a benefit is denied or ignored in whole or in part, the Executive must receive a written explanation of the reason for the denial. In addition, the Executive has a right to obtain copies of documents relating to the decision without charge. An Executive has the right to have the Committee review and reconsider the claim.

Under ERISA, there are steps the Executive can take to enforce the above rights. For instance, if the Executive requests a copy of Plan documents or the latest annual report for the Plan from the Committee and does not receive them within 30 days, he or she may file suit in a federal court. In such a case, the court may require the Committee to provide the materials and pay the Executive up to $110 a day until he or she receives the materials, unless the materials were not sent because of reasons beyond the control of the Committee.

If the Executive has a claim for benefits which is denied or ignored, in whole or in part, the Executive may file suit in a state or federal court, subject to the Plan’s claims procedures, including any arbitration requirements. If it should happen that Plan fiduciaries misuse the Plan’s money (if any), or if the Executive is discriminated against for asserting his or her rights, the Executive may seek assistance from the U.S. Department of Labor, or the Executive may file suit in a federal court, subject to the Plan’s claims procedures, including any arbitration requirements.

If an Executive has any questions about the Plan, he or she should contact the Committee. If an Executive has any questions about this statement, or about his or her rights under ERISA, or if the Executive needs assistance in obtaining documents from the Committee, the Executive should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in the telephone directory or at 200 Constitution Avenue N.W., Washington, D.C. 20210. The Executive may also obtain certain publications about his or her rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

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Exhibit 10.02

Execution Version

Amended and Restated

Heidrick & Struggles International, Inc.

Change in Control Severance Plan

(Effective October 5, 2025)

ARTICLE 1.

ESTABLISHMENT AND PURPOSE

1.1 Establishment of the Plan. Heidrick & Struggles International, Inc. (the “Company”) initially established the Heidrick & Struggles International, Inc. Change in Control Severance Plan effective as of December 12, 2001. The Company amended and restated the Plan (as defined herein) effective as of May 24, 2007, and December 29, 2011. The Company hereby amends and restates the Plan effective as of October 5, 2025.

1.2 Purpose of the Plan. The Board (as defined herein) has determined that it is in the best interests of the Company and its stockholders to continue to secure the services, dedication and objectivity of certain key employees of the Company in the event of any threat or occurrence of a Change in Control, without concern as to whether such employees might be hindered or distracted by personal uncertainties and risks created by any such actual or threatened Change in Control.

ARTICLE 2.

DEFINITIONS

Whenever used in the Plan, the following terms shall have the following meanings:

2.1 “Base Salary” means a Participant’s highest annual rate of salary, including any amounts deferred at the election of the Participant, in effect at any time during the 12 months immediately preceding such Participant’s Termination Date.

2.2 “Benefit Plans” means (a) any benefit plan or arrangement providing the benefits described in Section 3(1) of the Employee Retirement Income Security Act of 1974 and (b) any plan or arrangement providing for perquisites, such as car allowance, annual physical examination, club memberships and similar benefits, in each case in which the Participant was participating immediately prior to his or her Termination Date, or if more favorable to the Participant, immediately prior to the Change in Control.

2.3 “Board” means the Board of Directors of the Company or its successor.

2.4 “Bonus Amount” means the annual target bonus for the Participant under the Company’s Management Incentive Plan or any successor management plan for the Participant as of the date immediately prior to the Change in Control (but not the Fee/SOB bonus plan or any successor plan thereto).

2.5 “Cause” means (a) the willful and continued failure by the Participant to substantially to perform his or her duties and obligations to the Company (other than any such failure resulting from any physical or mental condition, whether or not such condition constitutes a Disability) or (b) the willful engaging by the Participant in misconduct that is materially injurious to the Company, monetarily or otherwise. For purposes of this definition, no act, or failure to act, on a Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that his or her action or omission was in the best interests of the Company.

2.6 “Change in Control” means the occurrence of any one of the following events:

(a) any Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then-outstanding securities;

(b) during any period of 24 months, individuals who, at the beginning of such period, constitute the Board, and any new director (other than (i) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2.6(a), (c) or (d) hereof, (ii) a director nominated or proposed by any Person who has publicly announced or advised the Company of an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which, if consummated, would constitute a Change in Control, or (iii) a director nominated by any Person who is the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s securities) whose election by the Board or nomination for election by the Company’s stockholders was approved in advance by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(c) the consummation of any transaction or series of transactions under which the Company is merged or consolidated with any other company (other than a merger or consolidation (i) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent corporation) more than 66-2/3% of the combined voting power of the voting securities of the Company or such surviving entity or its parent corporation outstanding immediately after such merger or consolidation, and (ii) after which no Person holds 30% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity or its parent corporation); or

(d) the consummation of a plan of complete liquidation of the Company or a sale or disposition by the Company of all or substantially all of the Company’s assets.

For purposes of this Section 2.6, “Person” shall have the meaning ascribed to such term in Section 3 of the Exchange Act or as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act. Notwithstanding the foregoing, a Change in Control shall not occur with respect to the Participant by reason of any event which would otherwise constitute a Change in Control if, immediately after the occurrence of such event, (A) the Company ceases to be subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act and no more than 50% of the then outstanding shares of common stock of the Company or any acquiror or successor to substantially all of the business of the Company is owned, directly or indirectly, by any entity subject to such requirements and (B) individuals (which may or may not include the Participant) who were executive officers of the Company immediately prior to the occurrence of such event, own, directly or indirectly, on a fully diluted basis, (I) 25% or more of the then outstanding shares of common stock of the Company or any acquiror or successor to substantially all of the business of the Company or (II) 25% or more of the combined voting power of the then outstanding voting securities of the Company or any acquiror or successor to substantially all of the business of the Company entitled to vote generally in the election of directors.

2.7 “Committee” means the Human Resources and Compensation Committee of the Board.

2.8 “Company” means Heidrick & Struggles International, Inc., organized under the laws of the state of Delaware, including any successor or successors thereto.

2.9 “Disability” means (a) a physical or mental condition entitling the Company to terminate the Participant’s employment pursuant to an employment agreement between the Participant and the Company or (b) in the absence of such a provision, a physical or mental incapacity of a Participant which would entitle the Participant to benefits under the long term disability plan maintained by the Company for its U.S. employees as in effect immediately prior to a Change in Control (regardless of whether the Participant is actually covered by such plan).

2.10 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder.

2.11 “Good Reason,” means, without a Participant’s express written consent, the occurrence of any of the following events during the Protected Period:

(a) the assignment to the Participant of any duties materially inconsistent with, or the material reduction of powers, responsibilities or functions associated with, the Participant’s positions and status with the Company immediately prior to a Change in Control, or any removal of the Participant from, or any failure to reelect the Participant to, any positions or offices with the Company that the Participant held immediately prior to a Change in Control;

(b) a material reduction by the Company of the Participant’s base salary as in effect immediately prior to a Change in Control or of such higher base salary as may have been in effect during the Protected Period;

(c) the failure by the Company to pay the Participant his or her current compensation, or any compensation deferred under any plan, agreement or arrangement of or with the Company when such compensation is due;

(d) a change in the Participant’s principal work location more than 50 miles from the Participant’s principal work location immediately prior to a Change in Control;

(e) a change in the Participant’s required travel on the Company’s business to the extent such travel obligations are substantially inconsistent with the Participant’s business travel obligations immediately prior to a Change in Control;

(f) (i) the Company’s failure to continue in effect benefits provided under the Benefit Plans, (ii) any act or omission by the Company that adversely affects the Participant’s participation in, or materially reduces the Participant’s benefits under, such Benefit Plans or (iii) the material reduction by the Company of the number of paid vacation days to which the Participant is entitled immediately prior to a Change in Control;

(g) a material reduction in the Participant’s annual bonus and long-term incentive compensation opportunities from the level of annual bonus and long-term incentive compensation opportunities made available to the Participant immediately prior to the Change in Control;

(h) a material increase in the required working hours of the Participant from that required prior to the Change in Control; or

(i) the Company’s failure to obtain pursuant to Section 10.1 an assumption of the Company’s obligations under the Plan by any successor to the Company.

Notwithstanding the foregoing, an isolated and inadvertent action taken in good faith and remedied by the Company within 10 days after receipt of notice thereof from the Participant shall not constitute Good Reason.

2.12 “Health Benefits” means the health, dental and/or vision benefits provided under a Benefit Plan in which the Participant was participating immediately prior to his or her Termination Date, or if more favorable to the Participant, immediately prior to the Change in Control.

2.13 Participant” means an employee of the Company who fulfills the eligibility requirements as provided in Article 4 of the Plan.

2.14 “Plan” means this Heidrick & Struggles International, Inc. Change in Control Severance Plan.

2.15 “Protected Period” means the period beginning on the date on which a Change in Control occurs and ending two years after that date. Anything in the Plan to the contrary notwithstanding, if a Participant’s employment with the Company is terminated or the terms and conditions of the Participant’s employment are adversely changed in a manner which would constitute grounds for a termination of employment by the Participant for Good Reason prior to the date on which a Change in Control occurs, and it is reasonably demonstrated that such termination of employment or adverse change (a) was at the request of a third party who has taken steps reasonably calculated to effect the Change in Control or (b) otherwise arose within six months prior to and in connection with or in anticipation of the Change in Control, then for all purposes of the Plan the “Protected Period” for such Participant shall begin on the date immediately prior to the date of such termination of employment or adverse change and end two years after the date of such Change in Control.

2.16 “Severance Factor” means: (a) for the Participant with the title of Chief Executive Officer, two and one-half and (b) for all other Participants, two.

2.17 “Severance Period” means the period of time beginning on the Participant’s Termination Date and continuing for a number of years equal to the Participant’s Severance Factor.

2.18 “Termination Date” means the effective date of a Participant’s termination of employment as provided in Article 5.

ARTICLE 3.

ADMINISTRATION

3.1 Committee. The Plan shall be administered by the Committee. The Committee shall have full authority, consistent with the Plan, to administer the Plan, including the authority to make participation decisions as described in Article 4 and the authority to interpret and construe any provisions of the Plan. The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. The decisions of the Committee shall be final and binding on all parties.

3.2 Indemnification. No member of the Board or the Committee shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee shall constitute service as a member of the Board so that the members of the Committee shall be entitled to indemnification and reimbursement as directors of the Company pursuant to the Company’s Restated Certificate of Incorporation and By-Laws.

ARTICLE 4.

PARTICIPATION

4.1 Section 16 of the Exchange Act. Each employee of the Company who the Committee determines is an officer subject to Section 16 of the Exchange Act shall become a Participant in the Plan as of the date of such Committee determination.

4.2 Continued Participation. An employee of the Company who is a Participant and who the Committee determines is no longer subject to Section 16 of the Exchange Act shall cease to be a Participant as of the date of such Committee determination; provided, that if an employee of the Company is a Participant immediately prior to the consummation of a Change in Control, such employee shall remain a Participant for the entirety of the Protected Period, even if such Participant ceases to be an officer subject to Section 16 of the Exchange Act.

ARTICLE 5.

TERMINATION OF EMPLOYMENT DURING THE PROTECTED PERIOD

5.1 Termination of Employment by the Company. During the Protected Period, the Company shall have the right to terminate a Participant’s employment hereunder for Cause, without Cause or on account of the Participant’s Disability or death, by following the procedures hereinafter specified.

(a) The Company may terminate a Participant’s employment for Cause by vote of a majority of the Board, but not unless and until the Board gives the Participant written notice of intent to terminate the Participant’s employment for Cause, specifying the particulars of the conduct of the Participant forming the basis for such termination and setting forth specific corrective action required of the Participant and, subsequently, a majority of the Board finds, after at least 15 days from the date of the notice, that termination of the Participant’s employment for Cause is justified. Termination of the Participant’s employment for Cause shall become effective after such finding has been made by the Board and five business days after the Board gives the Participant notice thereof, specifying in detail the particulars of the conduct of the Participant found by the Board to justify such termination for Cause.

(b) The Company may terminate a Participant’s employment without Cause by vote of a majority of the Board. Termination of the Participant’s employment without Cause shall be effective five business days after the Board gives the Participant notice thereof, specifying that such termination is without Cause.

(c) The Company may terminate a Participant’s employment for Disability by vote of a majority of the Board. Such Termination shall become effective 30 days after a notice of intent to terminate the Participant’s employment, specifying Disability as the basis for such termination, is given to the Participant by the Board. Termination of a Participant’s employment on account of his or her death shall become effective as of the date of such death.

5.2 Termination of Employment by a Participant. During the Protected Period, a Participant shall be entitled to terminate his or her employment with the Company for any reason, or for Good Reason. The Participant shall give the Company written notice of such termination of employment, and if such termination is for Good Reason, set forth in reasonable detail the facts and circumstances claimed by the Participant to constitute Good Reason. Termination of Participant’s employment by the Participant pursuant to this Section 5.2 shall be effective as of the date of such notice, or if such termination is for Good Reason, five business days after the Participant gives such notice.

ARTICLE 6.

PAYMENTS UPON TERMINATION OF EMPLOYMENT

6.1 Termination of Employment Without Cause or For Good Reason. If during the Protected Period the Participant’s employment is terminated by the Company without Cause, or by the Participant for Good Reason, then the Company shall provide to such Participant the following benefits:

(a) The Company shall pay to the Participant, within 45 days following the Termination Date, a lump sum cash amount equal to the Participant’s Severance Factor multiplied by the sum of the Participant’s Base Salary and Bonus Amount.

(b) The Company shall pay to the Participant, within 45 days following the Termination Date, a lump sum cash amount equal to the sum of (i) the full Base Salary earned by the Participant through the Termination Date and unpaid at the Termination Date (without any regard to any reduction constituting Good Reason), (ii) any bonus earned by the Participant but not yet paid or credited as a deferral at the Termination Date, (iii) the amount of any Base Salary attributable to vacation earned by the Participant but not taken before the Termination Date, and (iv) one- twelfth of the Participant’s Bonus Amount multiplied by the number of months and parts thereof from the beginning of the calendar year including the Termination Date through the Termination Date.

(c) The Company shall maintain in full force and effect with respect to the Participant (and, to the extent applicable, his or her spouse or dependents) the Health Benefits, upon the same terms in effect immediately prior to the Termination Date (or, if more favorable to the Participant, immediately prior to the Change in Control), for one year following the Termination Date, provided that the Participant’s continued participation is possible under the terms of the Benefit Plans providing such Health Benefits. The Company and the Participant shall share the costs of the continuation of such Health Benefits in the same proportion as such costs were shared immediately prior to the Termination Date (or, if more favorable to the Participant, immediately prior to the Change in Control). In the event that such continued participation in the Benefits Plans providing the Health Benefits is prohibited at any time during the one-year period, the Company shall arrange to provide the Participant (and to the extent applicable, his or her spouse or dependents) with benefits substantially similar to those which the Participant is entitled to receive under such Benefit Plans. Continued Health Benefits shall cease on the date the Participant becomes employed and covered under another employer’s benefit plan providing the same type and level of benefits. In the event that the Participant becomes employed and covered under another employer’s benefit plan that does not provide the same level of benefits, the Health Benefits received by the Participant (and his or her spouse or dependents) shall be offset by any benefits received from the new employer. The one year anniversary of the Participant’s Termination Date shall be considered a “qualifying event” as defined in Section 601 et seq. of the Employee Retirement Income Security Act of 1974, as amended (“COBRA”), and if on such date the Participant or his spouse or dependents are covered by the Benefit Plan providing Health Benefits, they shall be eligible for continued benefits pursuant to COBRA (to the extent such Benefit Plan is subject to COBRA), in which case the Participant shall be responsible for paying the full cost of such coverage during the applicable COBRA period. If on the one year anniversary of the Participant’s Termination Date the Participant or his or her spouse or dependents are receiving substantially similar Health Benefits outside of the Benefit Plans due to the inability of the Benefit Plans to provide such Health Benefits, and such Benefit Plans are subject to COBRA, the Company shall continue to make such Health Benefits available, at the Participant’s full cost, for a period of time equal to the COBRA period that would have applied had the Participant been eligible for COBRA as described in the preceding sentence.

(d) All outstanding stock awards or stock-based awards granted to the Participant pursuant to the 2007 Heidrick & Struggles GlobalShare Program (the “Program”), or any successor program, plan, or agreement (the “Stock Awards”), shall become fully vested, exercisable, and non-forfeitable pursuant to the terms of the agreement under which such Stock Awards were granted, the terms of which are hereby incorporated into this Plan; provided, however, that if (x) the Termination Date during the Protected Period is prior to the date on which a Change in Control occurs (to the extent permitted under Section 2.15), and (y) a Change in Control actually occurs within six months following the Termination Date, then the following shall occur:

(i) With respect to Stock Awards that vest based on the passage of time, such awards shall become fully vested, exercisable, and non-forfeitable as of the date on which the Change in Control occurs.

(ii) With respect to Stock Awards that vest based on the attainment of performance objectives, a number of such awards equal to the greater of the target number of such awards granted or the number of such awards that would have vested if the date of the Change in Control was the last day of the period during which the attainment of performance objectives is measured shall become fully vested, exercisable, and non-forfeitable as of the date on which the Change in Control occurs.

If there is any conflict between the provisions of this Section 6.1(d) and the terms of the Program, or any successor program, plan, or agreement, or any agreement under which Stock Awards were granted, the terms of this Section 6.1(d), as interpreted by the Committee, shall govern.

6.2 Other Termination of Employment. If during the Protected Period the employment of a Participant is terminated by the Company for Cause, by the Participant for other than Good Reason or as a result of the Participant’s death or Disability, the Company shall pay to the Participant, or to the Participant’s beneficiary if a Participant dies while any amount would still be payable to the Participant hereunder had the Participant continued to live, within 45 days following the Termination Date, a lump sum cash amount equal to the sum of (a) the full Base Salary earned by the Participant through the Termination Date and unpaid at the Termination Date, (b) any bonus earned by the Participant but not yet paid or credited as a deferral at the Termination Date, and (c) the amount of any Base Salary attributable to vacation earned by the Participant but not taken before the Termination Date.

6.3 Other Agreements. The payments and the other benefits described in Section 6.1(a), (b)(iv), (c), and (d) shall be in addition to, and not in lieu of, all other accrued, vested or deferred compensation, rights, options or other benefits which may be owed to a Participant following termination of employment or upon a Change in Control, including but not limited to amounts or benefits payable under any incentive plan, stock option plan, stock ownership plan, stock purchase plan, life insurance plan, health plan, disability plan or similar or successor plan; provided, however, that in the event the Participant is entitled to any benefits or payments upon his or her termination of employment under an employment agreement with, a Stock Award agreement with, or other severance plan maintained by, the Company (“Other Severance Agreements”), the Participant shall not be entitled to the payments and benefits hereunder upon such termination unless the Participant then waives any rights that the Participant may then have under such Other Severance Agreements in respect of such termination of employment. If the Participant does not waive his or her rights under such Other Severance Agreements in accordance with this Section 6.3, the Participant shall not be entitled to any payments or benefits hereunder and shall not be bound by the restrictive covenants contained in Article 11 of the Plan. In the event that the Participant is entitled to receive from the Company benefits in the nature of severance under applicable law, then the amounts of benefits provided hereunder shall, to the extent lawful, be reduced by the amount of such legally mandated benefits.

ARTICLE 7.

REDUCTION TO PAYMENTS

(a) This Article 7 shall apply to a Participant described in Section 4.1(a) who as of his or her Termination Date is in a Tier I position or Tier II position (as defined in the Company’s Management Incentive Plan).

(b) Anything in the Plan to the contrary notwithstanding, in the event it is determined that any payment or benefit by the Company to or for the benefit of the Participant, whether pursuant to the terms of the Plan or otherwise (the “Payment”), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), or any interest or penalties are incurred by the Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, referred to as the “Excise Tax”), the Payment shall be reduced to the least extent necessary, if any, so that the Payment is $1.00 less than three times the “base amount” as defined in Section 280G(b)(3) of the Code (the “Parachute Threshold”), but only if, by reason of such reduction (the “Reduction”), the Net After-Tax Benefit received by the Participant as a result of such Reduction will exceed the Net After-Tax Benefit that would have been received by the Participant if no such Reduction was made.

(c) The Company shall cause all determinations required to be made under this Article 7, including whether the Payment would be subject to the Excise Tax, whether a Reduction is required and the amount of such Reduction, and the assumptions not specified herein to be used in arriving at such determinations, to be made by the Company’s independent auditors immediately prior to the Change in Control (the “Accounting Firm”). The Company shall cause the Accounting Firm to make such determination within 15 business days after request therefor by notice from the Participant or the Company to such Accounting Firm. For purposes of making the calculations required herein, the Accounting Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on interpretations of the Code for which there is a “substantial authority” tax reporting position. The Company shall cause the Accounting Firm to provide detailed supporting calculations with respect to its determination both to the Company and the Participant within such 15 business day period. The Company shall pay all fees and expenses of the Accounting Firm.

(d) If the Accounting Firm determines, pursuant to Article 7(b), that a Reduction is required, the Payment shall be reduced so that the Payment is $1.00 less than the Participant’s Parachute Threshold. The Company shall reduce the Payment as specified by the Participant to the extent necessary.

(e) For purposes of this Article 7, “Net After-Tax Benefit” means (i) the Payment that the Participant becomes entitled to receive from the Company which would constitute “parachute payments” within the meaning of Section 280G of the Code, less (ii) the amount of all federal, state, and local income and employment taxes payable with respect to the Payment, calculated at the maximum applicable marginal income tax rate, less (iii) the amount of the Excise Tax imposed with respect to the Payment.

(f) This Article 7 shall not apply to a Participant unless such Participant elects to have this Article 7 apply to him or her. Such election must be made no later than 10 business days after the Participant is informed of the Accounting Firm’s determination that any Payment would be subject to the Excise Tax. Such election must be made using a reasonable and customary form as shall be prepared by the Company and shall be substantially similar to the sample attached hereto as Exhibit A.

ARTICLE 8.

WITHHOLDING TAXES

The Company may withhold from all payments due to a Participant (or his or her beneficiary or estate) hereunder all taxes which, by applicable federal, state, local or other law, the Company is required to withhold therefrom.

ARTICLE 9.

THE COMPANY’S PAYMENT OBLIGATION; NO MITIGATION

9.1 Payment Obligations Absolute. The Company’s obligation to a Participant to make the payments and the arrangements provided for herein shall be absolute and unconditional, and shall not be affected by any circumstances, including, without limitation, any offset, counterclaim, recoupment, defense, or other right which the Company may have against the Participant or anyone else, except to the extent so provided in Section 6.1(c) and Article 7, if applicable. All amounts payable by the Company hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Company shall be final, and the Company shall not seek to recover all or any part of such payment from Participants or from whomsoever may be entitled thereto.

9.2 No Mitigation. Participants shall not be obligated to seek other employment or take other action by way of mitigation of the amounts payable or arrangements made under any provision of the Plan, and the obtaining of any such other employment shall in no event effect any reduction of the Company’s obligations to make the payments and arrangements required to be made under the Plan, except to the extent provided in Section 6.1(c).

ARTICLE 10.

SUCCESSORS AND ASSIGNMENT

10.1 Successors to the Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform the Company’s obligations under the Plan. Failure of the Company to obtain such assumption and agreement prior to the effective date of any such succession shall be a breach of the Plan and shall entitle the Participants to terminate his or her employment for Good Reason.

10.2 Assignment by the Participant. The Plan shall inure to the benefit of and be enforceable by the Participant and each Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If a Participant dies while any amount would still be payable to the Participant hereunder had the Participant continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of the Plan, to the Participant’s beneficiary. If the Participant has not named a beneficiary, then such amounts shall be paid to the Participant’s devisee, legatee, or other designee, or if there is no such designee, to the Participant’s estate.

ARTICLE 11.

COVENANT NOT TO COMPETE; COVENANT NOT TO SOLICIT.

(a) As a condition to receive the benefits described herein, a Participant whose employment is terminated for reasons other than death, shall agree that:

(i) for one year after the Participant’s Termination Date, the Participant shall not work on the account of any client of the Company with whom such Participant had a direct relationship or as to which the Participant had a significant supervisory responsibility or otherwise was significantly involved at any time during the two years prior to such Termination Date;

(ii) for one year after the Participant’s Termination Date, the Participant shall not hire, solicit for hire, or assist any other person in soliciting or hiring any employment candidate with whom the Participant has had contact while at the Company during the two years prior to such Termination Date;

(iii) for six months after the Participant’s Termination Date, with respect to a Participant whose principal responsibilities are of a corporate nature or for a corporate department (e.g., finance, tax, treasury, legal, business affairs, etc.) and do not principally involve client service related functions, such Participant shall not work for or provide services to a principal competitor of the Company in a substantially similar corporate function as such Participant held with the Company during the two-year period prior to the Participant’s Termination Date, or with respect to the Participant whose principal responsibilities are of a client service related nature (e.g., executive recruiting or search, etc.), such Participant shall not work for or provide services to a competitor of the Company on the account of any substantial competitor of any client of the Company for which such Participant had substantial responsibility during the two-year period prior to the Termination Date and shall not work directly for such a competitor of such a client; and

(iv) for one year after the Participant’s Termination Date, the Participant may not (A) directly or indirectly solicit or hire, or assist any other person in soliciting or hiring, any person who, as of the Participant’s Termination Date, was employed by the Company or was in the process of being recruited for employment by the Company, or (B) induce any such person to terminate his or her or her employment with or recruitment by the Company.

(b) These restrictive covenants are in addition to any rights the Company may have in law or at equity or under any other agreement.

(c) A Participant shall further agree that it is impossible to measure in money the damages which will accrue to the Company in the event the Participant breaches the restrictive covenants. Therefore, if the Company shall institute any action or proceeding to enforce the provisions hereof, the Participant shall agree to waive the claim or defense that the Company has an adequate remedy at law and the Participant shall agree not to assert in any such action or proceeding the claim or defense that the Company has an adequate remedy at law. The foregoing shall not prejudice the Company’s right to require the Participant to account for and pay over to the Company any profit obtained by the Participant as a result of any transaction constituting a breach of the restrictive covenants.

(d) If the Participant does not execute and return to the Company a written agreement containing the restrictive covenants described in this Article 11 within 30 days of receipt of such agreement from the Company, no benefits shall be paid or provided to the Participant.

ARTICLE 12.

ARBITRATION OF DISPUTES

(a) Any disagreement, dispute, controversy or claim arising out of or relating to the Plan or the interpretation or validity hereof shall be settled exclusively and finally by binding arbitration. It is specifically understood and agreed that any disagreement, dispute or controversy which cannot be resolved between the parties, including without limitation any matter relating to the interpretation of the Plan, shall be submitted to arbitration irrespective of the magnitude thereof, the amount in controversy or whether such disagreement, dispute or controversy would otherwise be considered justifiable or ripe for resolution by a court or arbitral tribunal.

(b) The arbitration shall be conducted in accordance with the Commercial Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association (the “AAA”), except as otherwise provided below.

(c) The arbitral tribunal shall consist of one arbitrator. The parties to the arbitration jointly shall directly appoint such arbitrator within 30 days of initiation of the arbitration. If the parties shall fail to appoint such arbitrator as provided above, such arbitrator shall be appointed in accordance with the Arbitration Rules of the AAA and shall be a person who (i) maintains his or her or her principal place of business within 30 miles of the location of the arbitration as set forth in Section (d) of this Article 12 and (ii) has had substantial experience in mergers and acquisitions. The Company shall pay all of the fees, if any, and expenses of such arbitrator.

(d) The arbitration shall be conducted within 30 miles of the Participant’s principal work location, or in such other city in the United States of America as the parties to the dispute may designate by mutual written consent.

(e) At any oral hearing of evidence in connection with the arbitration, each party thereto or its legal counsel shall have the right to examine its witnesses and to cross-examine the witnesses of any opposing party. No evidence of any witness shall be presented unless the opposing party or parties shall have the opportunity to cross-examine such witness, except as the parties to the dispute otherwise agree in writing.

(f) Any decision or award of the arbitral tribunal shall be final and binding upon the parties to the arbitration proceeding. The parties hereto hereby waive to the extent permitted by law any rights to appeal or to seek review of such award by any court or tribunal. The parties hereto agree that the arbitral award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in any court having jurisdiction.

(g) Nothing herein contained shall be deemed to give the arbitral tribunal any authority, power, or right to alter, change, amend, modify, add to, or subtract from any of the provisions of the Plan.

ARTICLE 13.

LEGAL FEES

The Company shall pay, to the full extent permitted by law, on a quarterly basis, all legal fees and expenses which a Participant may reasonably incur as a result of any contest in which there is a reasonable basis for the claims or defenses asserted by the Participant and such claims and defenses are asserted by the Participant in good faith (regardless of the outcome thereof) regarding the validity or enforceability of, or liability under, any provision of the Plan (including as a result of any contest by the Participant about the amount of any payment pursuant to Article 6); provided, however, that the Company shall not be obligated to pay any such fees and expenses, and the Participant shall be obligated to return any such fees and expenses that were advanced, plus simple interest on such amount from the date of advancement at the 90-day U.S. Treasury Bill rate as in effect from time to time, compounded annually, if the arbitrator (as provided in Article 12) determines that the Participant was terminated for Cause or that the Participant did not have a good faith basis to assert the claim in question.

ARTICLE 14.

UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an “unfunded” plan and Participants shall have no claim against the Company or its assets other than as unsecured general creditors. Notwithstanding the foregoing, the Company may establish a trust or purchase other property to assist it in meeting its obligations hereunder; provided, however, that in no event shall any Participant have any interest in such trust or property other than as an unsecured general creditor, and this provision shall not apply to the extent funding would result in noncompliance with Section 409A(b) of the Code.

ARTICLE 15.

MISCELLANEOUS

15.1 Employment Status. Except as may be provided under any other agreement between a Participant and the Company, the employment of the Participant by the Company is “at will.” The Plan does not constitute a contract of employment or impose on the Company any obligation to retain the Participant as an employee, to change the status of the Participant’s employment, or to change the policies of the Company regarding termination of employment.

15.2 Indemnification. The Company shall indemnify the Participant and hold the Participant harmless from and against any claim, loss or cause of action arising from or out of the Participant’s performance as an officer, director or employee of the Company or any of its subsidiaries or in any other capacity, including any fiduciary capacity, in which the Participant serves at the request of the Company to the maximum extent permitted by applicable law and the Company’s Certificate of Incorporation and By-Laws, provided that in no event shall the protection afforded to the Participant hereunder be less than that afforded under the Company’s Certificate of Incorporation and By-Laws.

15.3 Beneficiaries. Each Participant may designate one or more persons or entities as the primary and/or contingent beneficiaries of any amounts owing to the Participant under the Plan. Such designation must be in the form of a signed writing acceptable to the Board. Participants may make or change such designations at any time.

15.4 Number. Except where otherwise indicated by the context, the plural shall include the singular, and the singular shall include the plural.

15.5 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included. Further, the captions of the Plan are not part of the provisions hereof and shall have no force and effect.

15.6 Modification. The Board may amend or modify the Plan; provided, however, than no provision of the Plan may be amended or modified in a manner adverse to a Participant unless such amendment or modification is agreed to in writing by such affected Participant.

15.7 Applicable Law. To the extent not preempted by the laws of the United States, the laws of the State of Illinois shall be the controlling law in all matters relating to the Plan.

15.8 Notice. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or five days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed as follows:

If to the Company:

Heidrick & Struggles International, Inc.

233 South Wacker Drive, Suite 4200

Chicago, Illinois 60606

Attention: General Counsel

If to a Participant, the Participant’s last known address as indicated in the Company’s personnel records, or to such other address as either party may have provided to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

15.9 Joint and Several Obligation. If the Participant is employed during the Protected Period by one or more entities that form part of the Company, whether or not such Participant is also employed by the Company during the Protected Period, then (a) employment or termination of employment as described under this Plan shall mean employment or termination of employment of the Participant with the Company and such entity, or with such entity, as applicable, and related references to the Company shall also include such entity, as applicable and (b) each such entity shall be jointly and severally liable together with the Company for the obligations of the Company to the Participant hereunder.

15.10 Effective Date. The Plan originally became effective as of December 12, 2001, and has been most recently amended and restated effective as of October 5, 2025.

Exhibit A

Article 7 Consent to Modification under the Heidrick & Struggles International, Inc.

Change in Control Severance Plan

Instructions: Complete, sign, and date this form and return it to the Change in Control Severance Plan Committee c/o [    ] to consent to the modification of Article 7 of the Heidrick & Struggles International, Inc. Change in Control Severance Plan (the “Plan”) as set forth in the Amended and Restated Plan document dated as of [    ].

Part 1: Consent

By signing this Consent below, I am indicating that, in accordance with Section 15.6 of the Plan, I have read Article 7 of the Plan as amended and restated as of October 5, 2025, and I hereby consent and agree to have the modifications set forth in Article 7 apply to me.

Part 2: Signature

Printed Name	Signature	Date

****************

For Company Use Only

Date Received	Signature of Person Who Received Election Form for the Company

Exhibit 99.1

Heidrick & Struggles Enters into Definitive Agreement with Investor Consortium

Led by Advent International and Corvex to Become a Private Company

$1.3 Billion All-Cash Transaction

Heidrick Stockholders to Receive $59.00 per Share in Cash

CHICAGO, Oct. 6, 2025 /PRNewswire/ – Heidrick & Struggles International, Inc. (Nasdaq: HSII) (“Heidrick” or the “Company”), a premier global leadership advisor, today announced that it has entered into a definitive agreement whereby a consortium of investors led by Advent International (“Advent”) and Corvex Private Equity (“Corvex”), and including several leading family offices, will acquire all of the Company’s outstanding public shares. This new investor consortium will include significant investment from many Heidrick leaders. The all-cash transaction values the Company’s equity at approximately $1.3 billion and will enable the Company to return to private ownership, with significantly more equity participation by current and future partners and leaders, enabling faster growth and greater client impact.

Under the terms of the agreement, Heidrick stockholders will receive $59.00 per share in cash, representing a premium of approximately 26% to Heidrick’s 90-day volume-weighted average price per share.

Upon completion, Heidrick will become a private company and focus on rapidly advancing its global leadership positions in executive search, interim talent solutions, leadership assessment and development, as well as purpose, culture, and performance consulting. As Heidrick’s partners, the consortium will enable the Company to invest in the people, technologies, and innovative solutions needed to create unrivaled value for current and future clients. As an immediate example, the Company will implement a new equity plan for current and future partners and leaders. This plan, fully incremental to current Heidrick compensation programs, will allow the Company to retain, attract, and develop the industry’s top talent.

Heidrick will continue to be led by Chief Executive Officer Tom Monahan, President Tom Murray, and the Company’s current leadership team following the conclusion of the transaction.

“This pivotal moment represents an exciting new chapter in Heidrick’s growth story, and a tremendous opportunity for us to join forces with an investment consortium led by two highly regarded and successful partners. Advent and Corvex know Heidrick well and bring a unique set of financial and strategic resources that will allow us to create even more value for clients and colleagues,” said Tom Monahan, Chief Executive Officer, Heidrick & Struggles. “We know the collective expertise and resources of the consortium will further accelerate our ability to develop differentiated, deep and durable global client relationships by ensuring Heidrick is the company where the best people do their best work.”

“This transaction is the culmination of a comprehensive and strategic process led by the Heidrick Board of Directors, including engagement with multiple parties,” said Chairman of the Board, Adam Warby. “We are pleased to have reached this agreement with the consortium, which provides significant and immediate cash value to our stockholders while positioning the company to attract, retain, and develop exceptional talent to deliver unrivaled client impact.”

“Heidrick & Struggles has long been trusted by boards and C-suites because of its history of strong leadership advisory and management services, as well as its ability to attract and engage the best talent,” said John DiCola, Managing Director at Advent. “Along with the Company’s partners and Corvex, we see significant opportunities to help strengthen the firm’s market position by growing its product offerings and expanding further globally.”

1

“We are excited to partner with Advent, management, and the entire Heidrick team, to return the Company to private ownership and build on Heidrick’s exceptional foundation to accelerate growth and continue driving superior value for clients,” said Joe Costa, Managing Partner of Corvex Private Equity.

“Heidrick & Struggles has a strong brand and reputation for acting as a trusted advisor to high performing organizations as they make their most important leadership and talent decisions,” said Carmine Di Sibio, former Chairman and CEO of EY and Advent Operating Partner who advised the consortium on the transaction. “As a private company the team will continue to build on that legacy, expand the firm’s capabilities, and deliver for their clients worldwide.”

Transaction Details

The transaction, which was unanimously approved by the Heidrick Board of Directors, is expected to close by the first quarter of 2026, subject to the approval of the Company’s stockholders and the satisfaction of required regulatory approvals and other customary closing conditions.

Upon closing of the transaction, Heidrick will be a private company, and its common stock will no longer be listed nor traded on the Nasdaq stock market or any public exchange. Following the close of the transaction, the Company will continue to maintain its headquarters in Chicago, Illinois, and will continue to operate under the Heidrick & Struggles name and brand.

Advent and Corvex have secured committed debt financing for the transaction from Deutsche Bank, UBS Investment Bank, and Santander. In addition to Advent and Corvex, the consortium of investors acquiring Heidrick will include a significant investment from many Heidrick leaders and several prominent family offices.

Advisors

BofA Securities is serving as exclusive financial advisor to Heidrick, and Paul Hastings LLP is serving as legal counsel to Heidrick. William Blair & Company, L.L.C., Deutsche Bank, and UBS Investment Bank are serving as financial advisor and Weil, Gotshal & Manges LLP as legal counsel to the investor consortium. Ropes & Gray LLP is additionally serving as legal counsel to Advent.

About Heidrick & Struggles

Heidrick & Struggles (Nasdaq: HSII) is a premier provider of global leadership advisory and on-demand talent solutions, serving the senior-level talent and consulting needs of the world’s top organizations. In our role as trusted leadership advisors, we partner with our clients to develop future-ready leaders and organizations, bringing together our services and offerings in executive search, inclusion, leadership assessment and development, organization and team acceleration, culture shaping, and on-demand, independent talent solutions. Heidrick & Struggles pioneered the profession of executive search more than 70 years ago. Today, the firm provides integrated talent and human capital solutions to help our clients change the world, one leadership team at a time. ® www.heidrick.com

About Advent International

Advent is a leading global private equity investor committed to working in partnership with management teams, entrepreneurs, and founders to help transform businesses. With 16 offices across five continents, we oversee more than USD $100 billion in assets under management* and have made 435 investments across 44 countries.

Since our founding in 1984, we have developed specialist market expertise across our five core sectors: business & financial services, consumer, healthcare, industrial, and technology. This approach is bolstered by our deep sub-sector knowledge, which informs every aspect of our investment strategy, from sourcing opportunities to working in partnership with management to execute value creation plans. We bring hands-on operational expertise to enhance and accelerate businesses.

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As one of the largest privately-owned partnerships, our 675+ colleagues leverage the full ecosystem of Advent’s global resources, including our Portfolio Support Group, insights provided by industry expert Operating Partners and Operations Advisors, as well as bespoke tools to support and guide our portfolio companies as they seek to achieve their strategic goals.

To learn more, visit our website or connect with us on LinkedIn.

*	Assets under management (AUM) as of June 30, 2025. AUM includes assets attributable to Advent advisory clients as well as employee and third-party co-investment vehicles.

About Corvex Private Equity

Founded in 2010 by Keith Meister, Corvex Management LP invests in high-quality businesses with positive secular tailwinds, partnering with management and boards to support long-term shareholder value. Corvex takes an owner-operator mindset, engaging collaboratively with key stakeholders and brings deep corporate governance expertise from experience serving on dozens of public boards, including MGM Resorts, Illumina, Yum! Brands, and Motorola Solutions, among others. Corvex Private Equity (“Corvex PE”) was co-founded in 2024 by Joe Costa to make concentrated investments in small to medium-sized companies. Corvex PE seeks to invest in durable franchises with deep customer relationships, partnering with management teams and aligned investors to drive long-term value.

Forward-Looking Statements

This communication contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, including the timing of the proposed transactions contemplated by that certain Agreement and Plan of Merger, dated October 5, 2025 (the “Merger Agreement”), by and among Heidrick & Struggles International, Inc. (the “Company”), Heron BidCo, LLC (“Parent”) and Heron Merger Sub, Inc. (“Merger Sub”) and other information relating to the proposed transactions contemplated by the Merger Agreement (the “Transaction”). Forward-looking statements include information concerning possible or assumed future results of operations of the Company, the expected completion and timing of the proposed Transaction and other information relating to the proposed Transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future performance and involve certain risks, uncertainties and other factors beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements. Those following important factors and uncertainties, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) the risk that the Transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company, (ii) the failure to satisfy the conditions to the consummation of the Transaction, including the adoption of the Merger Agreement by the stockholders of the Company and the receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the risk that the Merger Agreement may be terminated in circumstances that require the Company to pay a termination fee; (v) the effect of the announcement or pendency of the Transaction on the Company’s business relationships, operating results and business

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generally, including the Company’s ability to attract, integrate, develop, manage, retain and motivate qualified consultants and senior leaders as a result of such effects, (vi) risks that the proposed Transaction disrupts current plans and operations, (vii) risks related to diverting management’s attention from the Company’s ongoing business operations, (viii) the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the Transaction, (ix) the Company’s ability to fill or obtain new executive search assignments, which could impact demand for services and affect results of operations or financial conditions, (x) unexpected costs, charges or expenses resulting from the proposed Transaction; (xi) the ability to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the proposed Transaction; (xi) the impact of adverse macroeconomic or labor market conditions, including the impacts of inflation and effects of geopolitical instability, on demand for services, (xii) risks caused by delays in upturns or downturns being reflected in the Company’s financial position and results of operations, (xiii) risks that the benefits of the Transaction are not realized when and as expected, (xiv) uncertainty as to timing of completion of the proposed Transaction, and (xv) other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s subsequent Quarterly Reports on Form 10-Q, and in other reports and filings with the SEC. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. The Company cautions you that the important factors referenced above may not contain all of the factors that are important to you. In addition, the Company cannot assure you that the Company will realize the results or developments expected or anticipated or, even if substantially realized, that they will result in the consequences or affect the Company or the Company’s operations in the way the Company expects. The forward-looking statements included in this communication are made only as of the date hereof. Except as required by applicable law or regulation, the Company does not undertake to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information About the Acquisition and Where to Find It

This communication is being made in respect of the proposed Transaction involving the Company, Parent, and Merger Sub. The Company expects to seek, and intends to file with the SEC a proxy statement and other relevant documents in connection with a special meeting of the Company’s stockholders for purposes of obtaining, stockholder approval of the proposed Transaction. The Company may also file other relevant documents with the SEC regarding the proposed Transaction. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC. The definitive proxy statement (when available) will be sent or given to the stockholders of the Company and will contain important information about the proposed Transaction and related matters. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC BY THE COMPANY, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors will be able to obtain a free copy of the proxy statement and other documents containing important information about the Company and the proposed Transaction, once such documents are filed by the Company with the SEC at the SEC’s website at www.sec.gov or from the Company at its website at https://investors.heidrick.com/.

Participants in the Solicitation

The Company, and certain of its directors and executive officers, may be deemed to be participants in the solicitation of proxies in connection with the proposed Transaction. Information about the Company’s directors and executive officers is set forth in (i) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including under the headings “Item 10. Directors, Executive Officers and Corporate Governance”, “Item 11. Executive Compensation”, “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Item 13. Certain Relationships and Related Transactions, and Director Independence”, which was filed with the SEC on March 3, 2025, (ii) the Company’s Definitive Proxy Statement for its 2025 annual meeting of stockholders, which was filed with the SEC on April 11, 2025, under the headings “Directors”, “Non-Employee Director Compensation”,

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“Executive Officers”, “Compensation Discussion and Analysis”, “Executive Compensation”, “Stock Ownership Information”, and “Certain Relationships and Related Party Transactions”, (iii) to the extent holdings of Company securities by its directors or executive officers have changed since the amounts set forth in the Company’s proxy statement for its 2025 annual meeting of stockholders, such changes have been or will be reflected on Forms 3, 4 and 5, filed with the SEC, (iv) the Company’s Current Report on Form 8-K, which was filed on May 22, 2025, and (v) in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the Company’s definitive proxy statement and other relevant materials to be filed with the SEC regarding the proposed Transaction when such materials become available. Investors should read the proxy statement carefully when it becomes available. Copies of the documents filed with the SEC by the Company will be available free of charge through the website maintained by the SEC at sec.gov and the Company’s website at https://investors.heidrick.com/.

No Offer

No person has commenced soliciting proxies in connection with the proposed Transaction referenced in this communication, and this communication is neither an offer to purchase nor a solicitation of an offer to sell securities.

Contact

Bianca Wilson, Global Director, Public Relations

Bwilson@heidrick.com

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